UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

THE ESTÉE LAUDER COMPANIES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

THE ESTĒE LAUDER COMPANIES INC.

The Global House of Prestige Beauty

The Estée Lauder Companies Inc. 767 Fifth Avenue New York, New York 10153
William P. Lauder Executive Chairman
September 28, 2023
Dear Fellow Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders. It will be held on Friday, November 17, 2023, at 10:00 a.m., Eastern Time, where we will ask you to vote on the items set forth in the Notice of Annual Meeting of Stockholders below. Our Annual Meeting will be held in a virtual-only meeting format via live webcast on the Internet.
Please vote your shares using the Internet or telephone, or by requesting a printed copy of the proxy materials and completing and returning by mail the proxy card you receive in response to your request. Instructions on each of these voting methods are outlined in this Proxy Statement. Please vote as soon as possible.
Thank you for your continued support.
YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY SUBMIT YOUR PROXY
BY INTERNET, TELEPHONE, OR MAIL.

THE ESTÉE LAUDER COMPANIES INC.
767 Fifth Avenue
New York, New York 10153
Notice of Annual Meeting of Stockholders

Date: Friday, November 17, 2023
Time: 10:00 a.m., Eastern Time
Meeting Format:
We are holding the 2023 Annual Meeting in a virtual-only meeting format via live webcast on the Internet. You will not be able to attend at a physical location. Stockholders will be able to join and attend online by logging in at www.virtualshareholdermeeting.com/EL2023.
Additional information is provided below, including under the heading “How can I attend the virtual-only Annual Meeting?”
ITEMS OF BUSINESS:
1.
To elect five Class III Director Nominees as Directors to serve until the 2026 Annual Meeting of Stockholders;

2.
To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as independent auditors for the 2024 fiscal year;

3.
To provide an advisory vote to approve executive compensation; and

4.
To provide an advisory vote on the frequency of the advisory vote on executive compensation.

We also will transact such other business as may properly come before the meeting and any adjournments or postponements of the meeting.
By Order of the Board of Directors
SPENCER G. SMUL Senior Vice President, Deputy General Counsel and Secretary
New York, New York September 28, 2023
THE BOARD OF DIRECTORS URGES YOU TO VOTE BY INTERNET OR BY TELEPHONE OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND COMPLETING AND RETURNING BY MAIL THE PROXY CARD YOU RECEIVE IN RESPONSE TO YOUR REQUEST.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 17, 2023:
The Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders and the Annual Report on Form 10-K for the fiscal year ended June 30, 2023 with certain exhibits (which constitutes the “Annual Report to Stockholders”) are available at www.proxyvote.com.

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement before voting. The approximate date on which this Proxy Statement and form of proxy are first being provided to stockholders, or being made available through the Internet for those stockholders receiving their proxy materials electronically, is September 28, 2023.
2023 Annual Meeting of Stockholders
Date and Time:	Friday, November 17, 2023 10:00 a.m., Eastern Time	Place:	The Annual Meeting will be held in a virtual-only format via live webcast on the Internet: www.virtualshareholdermeeting.com/EL2023
Record Date:	September 18, 2023
Voting Matters
ITEMS OF BUSINESS		BOARD RECOMMENDATION	PROXY STATEMENT DISCLOSURE
1	Election of Class III Directors	FOR each Director Nominee	Page 9

2	Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Auditors	FOR	Page 95

3	Advisory Vote to Approve Executive Compensation	FOR	Page 97

4	Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation	One Year	Page 98

Director Nominees
Below is information about the Class III Director Nominees standing for election to serve until the 2026 Annual Meeting of Stockholders, reflecting committee assignments as of the Record Date. Additional information about these Director Nominees and the other Directors can be found in this Proxy Statement. See “Election of Directors.”
Nominee	Current Position	Committee Membership
Charlene Barshefsky	Chair of Parkside Global Advisors	Compensation Committee and Stock Plan Subcommittee
Angela Wei Dong	Global Vice President and General Manager of Greater China for NIKE, Inc.	Audit Committee
Fabrizio Freda	President and Chief Executive Officer, The Estée Lauder Companies Inc.	None
Gary M. Lauder	Managing Director of Lauder Partners LLC	None
Jane Lauder	Executive Vice President, Enterprise Marketing and Chief Data Officer, The Estée Lauder Companies Inc.	None

2023 Proxy Statement | 1

$15.91
billion in net sales:
International 76%; U.S. 24%

4 Major Product Categories
Skin Care, Makeup, Fragrance, Hair Care

~150
Countries & Territories

CLINIQUE
smart clinical repair
CLINIQUE
smart clinical repair

We are the
Best Diversified Pure Play
in global prestige beauty

TOM FORD
COSTA AZZURRA
TOM FORD
COSTA AZZURRA

Our data analytics, consumer insights and
Innate Creativity
fuel our strategy and innovation and drive competitive advantage

Recognized by CDP with ratings of
A in Water Security,
A- in Climate Change,
A- in Forests Palm Oil,
and B in Forests Timber
for 2022

The Human Rights Campaign (HRC) named The Estée Lauder Companies as a
"Best Place to Work for LGBTQ+ Equality"
with a perfect score of 100% for HRC's 2022 Corporate Equality Index for the 13th year

JO MALONE
LONDON

ESTĒE LAUDER
Advanced Night Repair
ESTĒE LAUDER
Advanced Night Repair
ESTĒE LAUDER
Advanced Night Repair

Recognized as one of
Fortune's Most Admired Companies in 2023
and included in
Bloomberg's 2023 Gender Equality Index

THE MATCHA 26

Our
Rich Heritage
and strong core values include respect for the individual and a
Culture of Inclusion, Diversity, and Equity

Our
Hero Products
have generated trial and earned
Consumer Loyalty

AVEDA
botanical repair

Our
Strategy
is powered by
Multiple Engines of Growth
across brands, categories, geographies, channels and consumer demographics

CRÈME DE LA MER™
LA MER
moisturizing cream

ESTĒE LAUDER | aramis | CLINIQUE | LAB SERIES | ORIGINS | M·A·C
LA MER | BOBBI BROWN | AVEDA | JO MALONE LONDON | Bumble and bumble.
DARPHIN PARIS | TOM FORD | smashbox | AERIN BEAUTY | LE LABO GRASSE – NEW YORK
EDITIONS DE PARFUMS FREDERIC MALLE | GLAMGLOW | Kilian PARIS | Too Faced | Dr.Jart+ | DECIEM The Ordinary. NIOD

2 | 2023 Proxy Statement

FISCAL 2023 SPOTLIGHT

- Net sales declined 10%, diluted EPS decreased 57%. Organic net sales declined 6%*. In constant currency, adjusted diluted EPS decreased 49%*.
- Innovation represented over 25% of sales
- The Ordinary graduated into our scaling brands portfolio, which are brands where net sales are between $500 million and $1 billion, driven by strong double-digit sales growth
- M•A•C, the world's biggest prestige makeup brand, was our best-performing brand across the entire portfolio
- We extended our brand reach, with Aveda launching in mainland China, Le Labo entering mainland China and Thailand, and The Ordinary debuting in India and the Middle East
- We acquired the TOM FORD brand, after having collaborated to create and build TOM FORD BEAUTY for over 15 years
- We set the stage to expand our luxury portfolio, announcing a license deal to create BALMAIN BEAUTY with the luxury fashion house
- We began limited production in our new manufacturing facility in Asia/Pacific, which is our first in the region, and we opened our new China Innovation Labs, expanding our Research & Development capabilities in mainland China
- We raised our quarterly dividend by 10%

The Ordinary.
Argireline® Solution 10%
The Ordinary.
Multi-Peptide + Copper Peptides 1% Serum
The Ordinary.
Multi-Peptide + HA Serum
The Ordinary.
Matrixyl® 10% + HA

SOCIAL IMPACT AND SUSTAINABILITY

Our social impact and sustainability initiatives help drive innovation, growth, and efficiency across the business and within our brand portfolio. Our social impact and sustainability goals are designed to link to value creation while serving as a catalyst to continually transform our business to capture future opportunities.

PRIORITY FOCUS AREAS

CLIMATE AND ENERGY	PACKAGING
SOURCING	GREEN CHEMISTRY
INCLUSION, DIVERSITY & EQUITY	EMPLOYEE HEALTH & SAFETY
SOCIAL INVESTMENTS	INGREDIENT TRANSPARENCY

OUR EFFORTS

At The Estée Lauder Companies, we are inspired to see the world not as it is, but as it could be. We are visionaries and changemakers who push ourselves to have a positive impact inside our company and within our communities.

2023 Proxy Statement | 3

Executive Compensation Highlights
Key Compensation Matters noted in Compensation Discussion and Analysis, Summary Compensation Table, and related tables and narratives
CEO Annual Compensation for Fiscal 2023
In September 2022, the Compensation Committee determined that the base salary rate for Fabrizio Freda, our CEO, would remain at $2.1 million and increased Mr. Freda’s bonus opportunity to $5.78 million (from $5.25 million). The Stock Plan Subcommittee increased Mr. Freda’s equity target to $12.5 million (from $11.86 million), resulting in target total annual compensation for fiscal 2023 of  $20.38 million.

Payout of Third (final) Tranche of September 2015 PSU granted to CEO
On June 30, 2023, Mr. Freda received payout of the Third (final) Tranche (129,283 shares) of the non-annual performance share unit (“PSU”) that was granted in September 2015, as well as a cash payment for dividend equivalents.

NEO Annual Stock-Based Compensation for Fiscal 2023
The annual equity mix remained weighted equally among PSUs, stock options, and restricted stock units. The annual stock-based compensation awarded to our Named Executive Officers (the “NEOs”) in fiscal 2023 was based on target grant levels and an assessment of each officer’s performance and expected future contributions.

Payout of PSUs granted to NEOs in Fiscal 2021
Based on the Company’s performance over the three-year period ended June 30, 2023, the PSUs granted in September 2020 resulted in an aggregate payout of 32.6% of target out of a possible maximum of 175%. Actual payouts of shares of Class A Common Stock to the NEOs were made in late August 2023.

EAIP Payout for NEOs for Fiscal 2023
Our NEOs achieved fiscal 2023 payout percentages under the Executive Annual Incentive Plan ranging from 46.4% to 51.5% out of a possible maximum of 165% of target bonus opportunities. Actual payouts were made in mid-September 2023. Such payouts were determined by applying the payout percentages to the fiscal 2023 target bonus opportunities.

4 | 2023 Proxy Statement

THE ESTÉE LAUDER COMPANIES INC.
767 Fifth Avenue
New York, New York 10153
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 17, 2023
September 28, 2023
Annual Meeting and Voting
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Estée Lauder Companies Inc. (the “Company,” “we,” or “us”), a Delaware corporation, to be voted at the Annual Meeting of Stockholders to be held in a virtual-only meeting format via live webcast on Friday, November 17, 2023, at 10:00 a.m., Eastern Time, and at any adjournment or postponement of the meeting.
How can I attend the virtual-only Annual Meeting?
We are holding the Annual Meeting in a virtual-only meeting format, and you will not be able to attend at a physical location.
If you are a registered stockholder or beneficial owner of Class A Common Stock holding shares at the close of business on September 18, 2023 (the “Record Date”), you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/EL2023 and logging in with the 16-digit control number found on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials (the “Notice”), as applicable. If you do not have your 16-digit control number or are not a stockholder, you will be able to register as a guest to view the live webcast by visiting the website referenced in this paragraph; however, you will not be able to vote or submit questions during the meeting. You may log into www.virtualshareholdermeeting.com/EL2023 beginning at 9:45 a.m., Eastern Time, on November 17, 2023. The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time.
How can I ask a question during the Annual Meeting?
Stockholders of record may submit questions either before or during the meeting. If you wish to submit a question before the meeting, you may log into www.proxyvote.com using your 16-digit control number and follow the instructions to submit a question. Alternatively, to submit a question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/EL2023 using the 16-digit control number and follow the instructions to submit a question.
Who may vote?
Only stockholders of record of shares of Class A Common Stock or Class B Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting and at any adjournment or postponement of the meeting. Each owner of record of Class A Common Stock on the Record Date is entitled to one vote for each share of Class A Common Stock. Each owner of record of Class B Common Stock on the Record Date is entitled to ten votes for each share of Class B Common Stock. As of the Record Date, there were 232,296,514 shares of Class A Common Stock and 125,542,029 shares of Class B Common Stock issued and outstanding.
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
In accordance with rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish to our stockholders this Proxy Statement and our Annual Report to Stockholders by providing access to these documents on the Internet rather than mailing printed copies. Accordingly, the Notice is being mailed to our stockholders of record and beneficial owners (other

2023 Proxy Statement | 5

than those who previously requested printed copies or electronic delivery of our proxy materials), which will direct stockholders to a website where they can access our proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.
How do I cast my vote if I am a stockholder of record?
If you are a stockholder of record (which means your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc., or you have a physical stock certificate), you can vote your shares in one of the following ways: (i) prior to the meeting, you can use the Internet via www.proxyvote.com and follow the instructions; (ii) if you received a proxy card, you can return the proxy card via mail in the postage paid envelope provided for that purpose; (iii) by telephone; or (iv) by following the instructions provided on the Notice, and by requesting a printed copy of our proxy materials and completing and returning by mail the proxy card you receive in response to your request. During the meeting, you may vote online by following the instructions at www.virtualshareholdermeeting.com/EL2023.
Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received before November 17, 2023. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.
How do I cast my vote if my shares are held in “street name?”
If you are a beneficial owner of shares held in a stock brokerage account or by a bank or other nominee (i.e. in “street name”), on the day of the Annual Meeting, you may go to www.virtualshareholdermeeting.com/EL2023, and log in by entering the 16-digit control number found on your proxy card, voting instruction form, or Notice, as applicable. If you do not have your control number, you will be able register as a guest; however, you will not be able to vote or submit questions during the meeting.
If you will not be attending the Annual Meeting, you may vote over the Internet or otherwise by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you will receive voting instructions from your broker, bank, or nominee describing the available processes for voting your shares.
If your shares are held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business to be voted upon at the Annual Meeting, i.e. the ratification of the appointment of PricewaterhouseCoopers LLP (Item 2).
Important Consideration for “street name” holders: You must instruct your broker if you want your shares to be counted in the election of directors at the Annual Meeting (Item 1), the advisory vote to approve executive compensation (Item 3), and the advisory vote on the frequency of the advisory vote on executive compensation (Item 4). New York Stock Exchange rules prevent your broker from voting your shares on these matters without your instructions. Please follow the instructions provided by your broker so that your vote can be counted.
May I change my vote?
All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised, at the option of the persons submitting them, by giving written notice to the Secretary of the Company at the mailing address set forth below or by submitting a later-dated proxy (either by mail, telephone, or Internet). The mailing address of our principal executive offices is 767 Fifth Avenue, New York, New York 10153. If you attend the Annual Meeting at www.virtualshareholdermeeting.com/EL2023, you may revoke your proxy and change your vote by voting online during the meeting.

6 | 2023 Proxy Statement

What constitutes a quorum?
The holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, present in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, broker non-votes, and votes withheld are included in the count to determine a quorum.
What if a quorum is not represented at the Annual Meeting?
In the event that a quorum does not exist, the Executive Chairman or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting whether or not a quorum is present. At a subsequent meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.
What is the vote required to approve each proposal?
Proposal	Vote required for approval (Class A and Class B Common Stock, voting together)	Do abstentions count as votes cast?	Is broker discretionary voting allowed?
Item 1: Election of Class III Directors	Plurality of Votes Cast*	Not Applicable	No
Item 2: Ratify appointment of PricewaterhouseCoopers LLP as independent auditors	Majority of Votes Cast	No	Yes
Item 3: Advisory vote to approve Executive Compensation	Majority of Votes Cast**	No	No
Item 4: Advisory vote on the frequency of the advisory vote on Executive Compensation	Majority of Votes Cast***	No	No

*
In the election of directors (Item 1), shares present at the Annual Meeting that are not voted for a particular nominee, broker non-votes, and shares present by proxy where the stockholder withholds authority to vote for the nominee will not be counted toward the nominee’s achievement of a plurality.

**
The advisory vote to approve executive compensation (Item 3) is not binding on the Company. However, the Compensation Committee and the Stock Plan Subcommittee, which are responsible for designing and administering the Company’s executive compensation program, value the opinions expressed by stockholders. See “Compensation Discussion and Analysis – Advisory Vote on Executive Compensation.”

***
The advisory vote on the frequency of the advisory vote on executive compensation (Item 4) is not binding on the Company. If none of the choices on the frequency vote receives a majority of the votes cast, the choice that receives the most number of votes will be considered to be the result of this advisory vote.

Abstentions and broker non-votes do not count as votes cast, and therefore have no effect on vote outcomes.
How will my shares be voted?
All proxies properly submitted pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In the election of directors (Item 1), stockholders may vote in favor of, or withhold their votes from, each nominee. For the ratification of the appointment of PricewaterhouseCoopers LLP (Item 2) and the advisory vote to approve executive compensation (Item 3), stockholders may vote in favor of the proposal, may vote against the proposal, or may abstain from voting. For the advisory vote on the frequency of the advisory vote on executive compensation (Item 4), stockholders may vote for one year, two years, three years,

2023 Proxy Statement | 7

or may abstain from voting. Stockholders should specify their choices on the proxy card or pursuant to the instructions thereon for telephone or Internet voting. If no specific choices are indicated, the shares represented by a properly submitted proxy will be voted:
1.
FOR the election of each nominee as director;

2.
FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors;

3.
FOR the advisory resolution to approve executive compensation; and

4.
FOR ONE YEAR on the frequency of the advisory vote on executive compensation.

If you have returned your signed and completed proxy card, and other matters are properly presented at the Annual Meeting for consideration, the proxy holders appointed by the Board of Directors (the persons named in your proxy card if you are a stockholder of record) will have the discretion to vote on those matters for you.
Who will count the vote?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.
May I see a list of stockholders entitled to vote as of the Record Date?
In accordance with Delaware law, a list of registered stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, by appointment, at the office of Spencer G. Smul, Senior Vice President, Deputy General Counsel and Secretary of the Company, 767 Fifth Avenue, New York, NY 10153, ten days prior to the Annual Meeting.
Can I access the Notice of Annual Meeting, Proxy Statement, and Annual Report to Stockholders on the Internet?
Our Proxy Statement (including Notice of Annual Meeting) and our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 with certain exhibits (which constitutes the “Annual Report to Stockholders”) are available for stockholders at www.proxyvote.com.
These materials are also available in the “Investors” section of our website at www.elcompanies.com. Instead of receiving future copies of our Proxy Statement (including Notice of Annual Meeting) and Annual Report to Stockholders by mail, stockholders can access these materials online. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to you; an electronic link to the proxy voting site will be provided to you. Stockholders of record can enroll at www.proxyvote.com for online access to future proxy materials. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.
What is “householding” and how may I obtain a separate set of proxy materials?
Householding is a procedure approved by the SEC under which multiple stockholders (of record or beneficially) who have the same address may receive only one copy of a company’s annual report to stockholders, proxy statement, or Notice of Internet Availability of Proxy Materials from the company, broker, bank, or other intermediary, unless one or more of these stockholders notifies the company, broker, bank, or other intermediary, as applicable, that it wishes to receive separate copies. We do not “household” for our stockholders of record. However, if you are a beneficial owner of shares held in “street name,” your broker, bank, or other intermediary may be householding your account. If you are a street name holder, you may contact your broker, bank, or other intermediary directly if you wish (i) to receive a separate copy of the Company’s Annual Report to Stockholders, Proxy Statement, or Notice, as applicable, now or in the future or, alternatively, (ii) to request householding if you and other stockholders at your address are receiving multiple copies. In addition, you may (i) write to the Householding Department at Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, or (ii) phone (866) 540-7095.

8 | 2023 Proxy Statement

Election of Directors
(Item 1)

Board of Directors
As of the Record Date (September 18, 2023), our Board of Directors (the “Board”) is comprised of 16 directors. The directors are divided into three classes, each serving for a period of three years. As of the Record Date, Class I is comprised of four directors, Class II is comprised of six directors, and Class III is comprised of six directors.
The stockholders elect one class of the members of the Board annually. The directors whose terms will expire at the 2023 Annual Meeting of Stockholders are Charlene Barshefsky, Wei Sun Christianson, Angela Wei Dong, Fabrizio Freda, Jane Lauder, and Leonard A. Lauder. With the exception of Ms. Christianson and Mr. L. Lauder, each of these directors has been nominated to stand for re-election as a Class III director at the 2023 Annual Meeting, to hold office until the 2026 Annual Meeting and until his or her successor is elected and qualified.
In August 2023, Mr. L. Lauder and Ms. Christianson notified the Company of their decisions not to stand for re-election as Class III directors at the 2023 Annual Meeting on November 17, 2023. Both are expected to remain on the Board until such meeting, when their current terms expire. Gary M. Lauder, a son of Mr. L. Lauder and the brother of William P. Lauder, Executive Chairman, has been nominated by the Board to stand for election as a Class III Director at the 2023 Annual Meeting, as Mr. L. Lauder’s designee under the Stockholders’ Agreement (as described below). Accordingly, the nominees for election as Class III Directors at the 2023 Annual Meeting are Charlene Barshefsky, Angela Wei Dong, Fabrizio Freda, Gary M. Lauder, and Jane Lauder. In the unanticipated event that one or more of the nominees is unable or declines to serve for any reason, the Board may reduce the number of directors or take action to fill any vacancy. Effective November 17, 2023, the Board size will decrease from 16 to 15 directors, and the size of Class III will decrease from 6 to 5 directors. The Company is tremendously grateful for the valuable insights and contributions of Mr. L. Lauder and Ms. Christianson during the time they served on our Board.
Lauder Family Members, including related entities, who control the Company have agreed to vote their shares in favor of four individuals as directors: Gary M. Lauder, Jane Lauder, Ronald S. Lauder, and William P. Lauder. The term “Lauder Family Members” is defined below (see “Certain Relationships and Related Transactions – Lauder Family Relationships and Compensation”).
Director Qualifications. Our Board is comprised of individuals with diverse and complementary business experience, leadership experience, and financial experience. Many of our directors have leadership experience at major domestic and multinational companies, as well as experience on the boards of other companies and organizations, which provides an understanding of different business processes, challenges, and strategies. Other directors have government, legal, public policy, or media experience that provides insight into issues faced by public companies. The members of the Board are inquisitive and collaborative, challenging yet supportive, and demonstrate maturity and sound judgment in performing their duties. The Board believes that the above-mentioned attributes, along with the leadership skills and other experience of its Board members, some of which are described in the biographies below, provide the appropriate perspectives and judgment to guide the Company’s long-term strategy, monitor progress, and oversee management.

2023 Proxy Statement | 9

The Company does not have a specific policy on diversity of the Board. Instead, the Board evaluates nominees in the context of the Board as a whole, with the objective of recommending a group that can best support the success of the business and, based on the group’s diversity of experience, represent stockholder interests through the exercise of sound judgment. Such diversity of experience may be enhanced by a mix of different professional and personal backgrounds and experiences. The Company is proud to have a diverse Board, including with respect to gender and race. As of the Record Date, seven of our directors are women; one of our directors self-identifies as Black or African American; one of our directors self-identifies as Afro-Latino; and three of our directors self-identify as Asian.

The Board recommends a vote FOR each nominee as a director to hold office until the 2026 Annual Meeting. Proxies received by the Board will be so voted unless a contrary choice is specified in the proxy.

10 | 2023 Proxy Statement

Nominees for Election to Term Expiring 2026 (Class III)

Charlene Barshefsky
Director since 2001 Age 73 Class III Presiding Director Committees: • Compensation Committee and Stock Plan Subcommittee
BACKGROUND
Ambassador Barshefsky is Chair of Parkside Global Advisors, an international consulting company. Until March 2021, she was Senior International Partner at WilmerHale, a multinational law firm based in Washington, D.C. Prior to joining the law firm in 2001, she was the United States Trade Representative from 1997 to 2001, and Deputy United States Trade Representative and Acting United States Trade Representative from 1993 to 1996. Ambassador Barshefsky is a member of the Board of Directors of Stagwell Inc. Within the past five years, she served as a director of American Express Company and Intel Corporation. Ambassador Barshefsky is a member of the Council on Foreign Relations and a trustee of the Howard Hughes Medical Institute.

QUALIFICATIONS
•
International, government, and public policy experience as United States Trade Representative

•
Legal experience, including as Senior International Partner at WilmerHale

•
Board experience at American Express Company, Intel Corporation, Stagwell Inc., and Starwood Hotels & Resorts Worldwide, Inc.

•
Trustee of the Howard Hughes Medical Institute

Angela Wei Dong
Director since 2022 Age 49 Class III Committee: • Audit Committee
BACKGROUND
Ms. Dong is the Global Vice President and General Manager of Greater China for NIKE, Inc. (“Nike”), a company that designs and develops, and markets and sells worldwide, athletic footwear, equipment, accessories and services. She has been in her current role since 2015, and prior to that, Ms. Dong held positions of increasing responsibility since joining Nike in 2005. She is a member of the Board of Directors of Barry Callebaut AG.

QUALIFICATIONS
•
Global financial and consumer branding and marketing experience in various roles at NIKE, Inc.

•
Consumer goods experience, particularly for Chinese consumers

•
Board experience at Barry Callebaut AG

•
Financial experience

2023 Proxy Statement | 11

Fabrizio Freda
Director since 2009 Age 66 Class III
BACKGROUND
Mr. Freda has served as President and Chief Executive Officer of the Company since July 2009. From March 2008 through June 2009, he was President and Chief Operating Officer where he oversaw a number of brands in the Company’s portfolio. He also was responsible for the Company’s International Division, as well as Global Operations, Research and Development, Packaging, Quality Assurance, Merchandise Design, Corporate Store Design, and Retail Store Operations. Prior to joining the Company, Mr. Freda served in a number of positions of increasing responsibility at The Procter & Gamble Company (“P&G”), where he was responsible for various operating, marketing, and key strategic efforts for over 20 years. He also spent more than a decade in the Health and Beauty Care division at P&G. From 1986 to 1988, Mr. Freda directed marketing and strategic planning for Gucci SpA. He is currently a member of the Board of Directors of BlackRock, Inc., a global asset management company.

QUALIFICATIONS
•
Global management, marketing, and other business, consumer and luxury brand industry experience as President and Chief Executive Officer of The Estée Lauder Companies Inc.

•
Similar experience, including developing and leading global organizations, in leadership positions at P&G and Gucci SpA

•
Experience leading successful, creative organizations with innovation programs based on research and development

•
Board experience at BlackRock, Inc.

•
Experience living and working in several countries

•
Financial experience

Gary M. Lauder
Director Nominee Age 61 Class III
BACKGROUND
Mr. G. Lauder is the Managing Director of Lauder Partners LLC, a Silicon Valley-based venture capital firm. He has been a venture capitalist since 1985, investing in over 170 private companies across diverse industries. Presently, he invests in technology companies in biomedical, law enforcement, security, and other fields. Mr. Lauder has served as a board member or observer at a number of private companies. In addition, he currently serves on the Advisory Council of the Aspen Institute Science & Society Program and on the Board of Governors of the Alzheimer’s Drug Discovery Foundation.

QUALIFICATIONS
•
Venture capital and investment experience as Managing Director of Lauder Partners LLC

•
Technology innovation and intellectual property experience

•
Board experience at ShotSpotter Inc. (renamed SoundThinking, Inc.)

•
Affiliation with non-profit organizations (Aspen Institute and Alzheimer’s Drug Discovery Foundation)

•
Financial experience

•
Lauder family stockholder and party to Stockholders’ Agreement

12 | 2023 Proxy Statement

Jane Lauder
Director since 2009 Age 50 Class III
BACKGROUND
Ms. Lauder is Executive Vice President, Enterprise Marketing and Chief Data Officer of the Company. She began her career with the Company in 1996 at Clinique and has served in various positions throughout the Company. Ms. Lauder was Global Brand President, Clinique from April 2014 to July 2020. Previously, she was Global President, General Manager of the Origins, Ojon, and Darphin brands from July 2010 to April 2014. She was Senior Vice President/General Manager of the Origins brand from July 2008 to July 2010, and Senior Vice President, Global Marketing for Clinique from July 2006 to July 2008. Ms. Lauder is a member of the Board of Directors of Eventbrite, Inc.

QUALIFICATIONS
•
Management, marketing, and other industry experience through leadership roles at The Estée Lauder Companies Inc.

•
Digital and technology experience

•
Board experience at Eventbrite, Inc.

•
Lauder family stockholder and party to Stockholders’ Agreement (solely as trustee of one or more trusts)

2023 Proxy Statement | 13

Incumbent Directors – Term Expiring 2024 (Class I)

Paul J. Fribourg
Director since 2006 Age 69 Class I Committees: • Audit Committee • Compensation Committee (Chair) and Stock Plan Subcommittee
BACKGROUND
Mr. Fribourg is the Chairman and Chief Executive Officer of Continental Grain Company, an international agribusiness and investment company. He joined Continental Grain Company in 1976 and worked in various positions there with increasing responsibility in both the United States and Europe. Mr. Fribourg is a member of the Board of Directors of Loews Corporation. Within the past five years, he served as a director of Apollo Global Management, LLC, Bunge Limited, and Restaurant Brands International Inc. He is a member of Rabobank’s International North American Agribusiness Advisory Board, Temasek Americas Advisory Panel, and the International Business Leaders’ Advisory Council for The Mayor of Shanghai. Mr. Fribourg has been a member of the Council on Foreign Relations since 1985.

QUALIFICATIONS
•
Global management, marketing, and other business experience as Chairman and Chief Executive Officer of Continental Grain Company

•
Board experience at Apollo Global Management, LLC, Bunge Limited, Loews Corporation, and Restaurant Brands International Inc.

•
Affiliation with leading business and public policy associations (Council on Foreign Relations)

•
Financial experience

Jennifer Hyman
Director since 2018 Age 43 Class I Committee: • Audit Committee
BACKGROUND
Ms. Hyman is Co-founder, Chief Executive Officer, and Chair of Rent the Runway, Inc., which enables women to subscribe, rent items, and shop resale from an unlimited closet of designer brands. Prior to co-founding Rent the Runway, Inc. in 2009, she was Director of Business at IMG, a global talent management company, from 2006 to 2007. She was Senior Manager, Sales, at the WeddingChannel.com from 2005 to 2006. Ms. Hyman is on the supervisory board of Zalando SE.

QUALIFICATIONS
•
Management and entrepreneurial experience as Co-founder and Chief Executive Officer of Rent the Runway, Inc.

•
Deep knowledge about millennials, Gen Z, and other consumer segments

•
Omnichannel, disruptive technology, and social-digital experience

•
Board experience at Rent the Runway, Inc. and Zalando SE

•
Financial experience

14 | 2023 Proxy Statement

Arturo Nuñez
Director since 2022 Age 56 Class I Committee: • Audit Committee
BACKGROUND
Mr. Nuñez manages private investments on his own behalf. From June 2021 until October 2022, he was the Chief Marketing Officer of Nu Holdings Ltd. (“Nubank”), a digital banking platform headquartered in Brazil that serves customers across Brazil, Mexico, and Colombia. Prior to joining Nubank in June 2021, he founded AIE Creative, a branding and marketing firm, and from 2014 to 2018, he was the Head of Marketing, Latin America, for Apple Inc. From 2007 to 2014, Mr. Nunez held various marketing positions at NIKE, Inc., including Global Vice President, Basketball Marketing, and from 1999 to 2007, he held various positions at the National Basketball Association (“NBA”) including Vice President, Managing Director, NBA Latin America and U.S. Hispanic.

QUALIFICATIONS
•
Global business, marketing, management, retail, and consumer brand experience in various roles at Apple Inc., NIKE, Inc., the National Basketball Association, and Nu Holdings Ltd.

•
Deep knowledge about consumers and consumer goods

•
Innovative technology and digital experience

Barry S. Sternlicht
Director since 2004 Age 62 Class I Committee: • Nominating and ESG Committee
BACKGROUND
Mr. Sternlicht is Chairman and Chief Executive Officer of Starwood Capital Group, a privately-held global investment firm focused on global real estate. He also serves as Chairman and CEO of Starwood Property Trust, Inc., a commercial mortgage REIT. Mr. Sternlicht is the Chairman of the Board of Starwood Real Estate Income Trust, Inc. and is founder and Chairman of Jaws Mustang Acquisition Corp, Jaws Hurricane Acquisition Corporation, and Jaws Juggernaut Acquisition Corp. Additionally, within the past five years, he served as a director of A.S. Roma, Baccarat S.A., Cano Health, Invitation Homes, Inc., Jaws Spitfire Acquisition Corp., Jaws Wildcat Acquisition Corporation, and Vesper Healthcare Acquisition Corp. From 1995 through early 2005, Mr. Sternlicht was Chairman and CEO of Starwood Hotels & Resorts Worldwide, Inc. He currently serves as a member of the board of The Robin Hood Foundation, and he is on the board of the Dreamland Film & Performing Arts Center and the Business Committee for the Arts of Americans for the Arts.

QUALIFICATIONS
•
Global business, investment, real estate, financial, private equity, entrepreneurial, and consumer brand and luxury industry expertise at Starwood Capital Group, as Chairman of Starwood Property Trust, Inc., as Chairman of the Board of Starwood Real Estate Trust, Inc., and as founder and former Chief Executive of Starwood Hotels & Resorts Worldwide, Inc.

•
Board experience at A.S. Roma, Baccarat S.A., Cano Health, Inc., Invitation Homes, Inc., Restoration Hardware Holdings, Inc., Riviera Holdings Corporation, Starwood Property Trust, Inc., and TRI Pointe Group, Inc.

•
Financial experience

2023 Proxy Statement | 15

Incumbent Directors – Term Expiring 2025 (Class II)

Ronald S. Lauder
Director since 2016 Age 79 Class II
BACKGROUND
Mr. R. Lauder is Chairman of Clinique Laboratories, LLC. He was Chairman of Estee Lauder International, Inc. from 1987 through 2002. Mr. Lauder joined the Company in 1964 and has served in various capacities. He was a member of the Board of Directors of the Company from 1968 to 1986 and again from 1988 to July 2009, prior to rejoining the Board in 2016. From 1983 to 1986, Mr. Lauder served as Deputy Assistant Secretary of Defense for European and NATO Affairs. From 1986 to 1987, he was U.S. Ambassador to Austria. Mr. Lauder is an Honorary Chairman of the Board of Trustees of the Museum of Modern Art and President of the Neue Galerie. He is also Chairman of the Board of Governors of the Joseph H. Lauder Institute of Management and International Studies at The Wharton School at the University of Pennsylvania and the co-founder and Co-Chairman of the Alzheimer’s Drug Discovery Foundation.

QUALIFICATIONS
•
Global business, marketing, and consumer and luxury brand industry experience through leadership roles at The Estée Lauder Companies Inc.

•
Affiliation with leading business, civic, and government associations

•
Board experience at Central European Media Enterprises Ltd.

•
Lauder family stockholder and party to Stockholders’ Agreement

William P. Lauder
Director since 1996 Age 63 Class II Committee: • Nominating and ESG Committee
BACKGROUND
Mr. W. Lauder is Executive Chairman of the Company and, in such role, he is Chairman of the Board of Directors. He was Chief Executive Officer of the Company from March 2008 through June 2009 and President and Chief Executive Officer from July 2004 through February 2008. From January 2003 through June 2004, he was Chief Operating Officer. Mr. Lauder joined the Company in 1986 and has served in various capacities. From July 2001 through 2002, he was Group President, responsible for the worldwide business of the Clinique and Origins brands and the Company’s retail store and online operations. From 1998 to 2001, Mr. Lauder was President of Clinique Laboratories, LLC. Prior to 1998, he was President of Origins Natural Resources Inc. Mr. Lauder is a member of the Board of Directors of ICG Hypersonic Acquisition Corp. He currently serves as Chairman of the Board of the Fresh Air Fund, as a member of the boards of trustees of the University of Pennsylvania and The Trinity School in New York City, and as a member of the boards of directors of the 92nd Street Y and the Partnership for New York City, and he is on the Advisory Board of Zelnick Media. Mr. Lauder is also Co-Chairman of the Breast Cancer Research Foundation.

QUALIFICATIONS
•
Global business, marketing, Internet, retail, and consumer and luxury brand industry experience through leadership roles at The Estée Lauder Companies Inc.

•
Experience leading successful creative organizations with innovation programs based on research and development

•
Board experience at GLG Partners, Inc., Jarden Corporation, and True Temper Sports, Inc.

•
Trustee of the University of Pennsylvania and lecturer at The Wharton School

•
Financial experience

•
Lauder family stockholder and party to Stockholders’ Agreement

16 | 2023 Proxy Statement

Richard D. Parsons
Director since 1999 Age 75 Class II Committees: • Compensation Committee • Nominating and ESG Committee
BACKGROUND
Mr. Parsons has been the Chairman of the Equity Alliance, a firm that invests in diverse, emerging venture capital fund managers, since January 2021. Until September 2022, he was also a senior advisor to Providence Equity Partners LLC, a global private equity and investment firm. Mr. Parsons is a co-founder and partner of Imagination Capital LLC, a venture capital firm. From 1996 until 2012, he was a director of Citigroup Inc. and served as its Chairman from February 2009 to April 2012. From May 2003 until his retirement in December 2008, Mr. Parsons served as Chairman of the Board of Time Warner Inc. From May 2002 until December 2007, he served as Chief Executive Officer of Time Warner Inc. From January 2001 until May 2002, Mr. Parsons was Co-Chief Operating Officer of AOL Time Warner. Mr. Parsons is on the boards of directors of Group Nine Acquisition Corp., Lazard Ltd., and Madison Square Garden Sports Corp. Within the past five years, he served as a director of CBS Corporation. Mr. Parsons serves as Chairman of the Jazz Foundation of America.

QUALIFICATIONS
•
Global business, marketing, media, Internet, banking, and other business and consumer brand experience through leadership roles at Time Warner Inc. and Dime Bancorp, Inc.

•
Board experience at CBS Corporation, Citigroup Inc., Group Nine Acquisition Corp., Lazard Ltd., Madison Square Garden Sports Corp., and Time Warner Inc.

•
Private equity experience at Providence Equity Partners LLC

•
Legal and government experience

•
Financial experience

Lynn Forester de Rothschild
Director since 2000 Age 69 Class II Committee: • Nominating and ESG Committee
BACKGROUND
Lady de Rothschild is CEO of E.L. Rothschild LLC, a private investment company with investments in media, information technology, agriculture, financial services, and real estate. She also serves as an advisor to Inclusive Capital Partners, an investment fund. Lady de Rothschild is the founder and chair of the Council for Inclusive Capitalism. She previously served as a director of The Economist Group. Within the past five years, Lady de Rothschild served as a director of Nikola Corporation. She serves on the Board and Executive Committee of The Peterson Institute for International Economics, as chair of the Rothschild Eranda Foundation, and as a board member of the McCain Institute. She is a member of the Council on Foreign Relations (USA), Chatham House (UK), the International Institute of Strategic Studies (UK), and the Foreign Policy Association (USA).

QUALIFICATIONS
•
Global business and investment experience as Chief Executive Officer of E.L. Rothschild LLC, and as an advisor to Inclusive Capital Partners

•
Board experience at Nikola Corporation

•
Board and media experience as director of The Economist Group

•
Affiliation with leading business and public policy associations (Council for Inclusive Capitalism and Council on Foreign Relations)

•
Experience working abroad

•
Legal and government experience

•
Financial experience

2023 Proxy Statement | 17

Jennifer Tejada
Director since 2018 Age 52 Class II Committee: • Compensation Committee and Stock Plan Subcommittee
BACKGROUND
Ms. Tejada is Chief Executive Officer and Chair of the Board of PagerDuty, Inc., a digital operations management platform for businesses. Prior to joining PagerDuty in 2016, she was President and Chief Executive Officer of Keynote Systems Corporation, a software company specializing in digital performance analytics and web and mobile testing, from 2013 to 2015. Ms. Tejada was Executive Vice President and Chief Strategy Officer of Mincom, an enterprise software company, from 2008 to 2011. She has also previously held senior positions at Merivale Group, The Procter & Gamble Company, and i2 Technologies. Within the past five years, Ms. Tejada served as a director of UiPath, Inc.

QUALIFICATIONS
•
Management experience at PagerDuty, Inc., Keynote Systems Corporation, and Mincom

•
Digital, mobile, cyber, and software experience

•
Consumer goods experience

•
Experience working abroad

•
Board experience at PagerDuty, Inc., Keynote Systems Corporation, Puppet Labs, Inc., and UiPath, Inc.

•
Financial experience

Richard F. Zannino
Director since 2010 Age 64 Class II Committee: • Audit Committee (Chair)
BACKGROUND
Mr. Zannino is a Managing Director at the private equity firm CCMP Capital Advisors, LLC. He is a partner on the firm’s Investment Committee and co-heads the consumer retail practice. Prior to joining CCMP Capital, Mr. Zannino was an independent retail and media advisor from February 2008 to June 2009. He was Chief Executive Officer and a member of the Board of Directors of Dow Jones & Company, Inc. from February 2006 until January 2008. Mr. Zannino joined Dow Jones as Executive Vice President and Chief Financial Officer in February 2001 and was promoted to Chief Operating Officer in July 2002. From 1998 to 2001, he was Executive Vice President of Liz Claiborne, Inc., where he oversaw the finance, administration, retail, fragrance, and licensing divisions. From 1993 to 1998, Mr. Zannino was with Saks Fifth Avenue, serving as Vice President and Treasurer, Senior Vice President, Finance and Merchandise Planning, and then Executive Vice President and Chief Financial Officer. He is on the boards of directors of IAC/InterActiveCorp and Ollie’s Bargain Outlet Holdings, Inc. Within the past five years, Mr. Zannino served as a director of Hillman Solutions Corp. He currently serves as Vice Chairman of the Board of Trustees of Pace University.

QUALIFICATIONS
•
Management, media, finance, retail, and consumer brand industry experience in various positions at Dow Jones & Company, Inc., Liz Claiborne, Inc., and Saks Fifth Avenue

•
Consumer, retail, media, and private equity experience at CCMP Capital Advisors, LLC

•
Board experience at Dow Jones & Company, Inc., Francesca’s Holdings Corporation, Hillman Solutions Corp., IAC/InterActiveCorp, and Ollie’s Bargain Outlet Holdings, Inc.

•
Trustee of Pace University

•
Financial experience

18 | 2023 Proxy Statement

Additional Information Regarding the Board of Directors
Stockholders’ Agreement and Lauder Family Control. All Lauder Family Members who are party to a stockholders’ agreement with the Company (the “Stockholders’ Agreement”) have agreed to vote shares beneficially owned by them for Leonard A. Lauder (or for one of his sons), Ronald S. Lauder (or for one of his daughters), and one person, if any, designated by each as a director of the Company. Aerin Lauder and Jane Lauder are parties to the Stockholders’ Agreement solely as trustees of certain trusts. The term “Lauder Family Members” is defined below (see “Certain Relationships and Related Transactions – Lauder Family Relationships and Compensation”). Shares subject to the Stockholders’ Agreement represent approximately 83% of the voting power of the Company as of the Record Date. The right of each of Leonard A. Lauder (or his sons) and Ronald S. Lauder (or his daughters) to designate a nominee exists only when he (including his descendants) beneficially owns (other than by reason of the Stockholders’ Agreement) shares of Common Stock with at least 10% of the total voting power of the Company. In accordance with the Stockholders’ Agreement, Leonard A. Lauder designated William P. Lauder and Gary M. Lauder as directors, and Ronald S. Lauder designated himself and Jane Lauder as directors. The right of each of Leonard A. Lauder (or one of his sons) and Ronald S. Lauder (or one of his daughters) to be nominated will exist so long as he (including his descendants) beneficially owns shares of Common Stock with at least 5% of the total voting power of the Company. In the event that Leonard A. Lauder ceases to be a member of the Board of Directors by reason of his death or disability, then his sons, William P. Lauder and Gary M. Lauder, will succeed to his rights to be nominated as a director and to designate one nominee. If either son is unable to serve by reason of his death or disability, the other son will have the right to designate a nominee. Similarly, Aerin Lauder and Jane Lauder, Ronald S. Lauder’s daughters, will succeed to their father’s rights upon his death or disability. If either daughter is unable to serve by reason of her death or disability, the other daughter will have the right to designate a nominee. In the event none of Leonard A. Lauder and his sons and Ronald S. Lauder and his daughters are able to serve as directors by reason of death or disability, then the rights under the Stockholders’ Agreement to be a nominee and to designate a nominee will cease. The Stockholders’ Agreement contains a “sunset provision.” Under this provision, the Stockholders’ Agreement will terminate upon the occurrence of certain specified events, including the transfer of shares of Common Stock by a party to the Stockholders’ Agreement that causes all parties thereto immediately after such transaction to own beneficially in the aggregate shares having less than 10% of the total voting power of the Company.
Controlled Company Exemptions. The Lauder family has direct and indirect holdings of approximately 84% of the voting power of the Company as of the Record Date. The Company is a “controlled company” under the rules of the New York Stock Exchange (the “NYSE”) because the Lauder family and their related entities hold more than 50% of the voting power of the outstanding voting stock. As such, the Company may avail itself of exemptions relating to the Board and certain Board committees. Despite the availability of such exemptions, the Board of Directors has determined that it will have a majority of independent directors and that both the Nominating and ESG Committee and the Compensation Committee will have otherwise required provisions in their charters. As permitted by the NYSE rules for “controlled companies,” our Board does not require that the Nominating and ESG Committee and the Compensation Committee be comprised solely of independent directors.
Board Committees. The Board of Directors has established the following standing committees: the Audit Committee; the Compensation Committee (which includes the Stock Plan Subcommittee); and the Nominating and ESG Committee. Each director on these committees is an independent director except for William P. Lauder, who is a member of the Nominating and ESG Committee, and Richard D. Parsons, who is a member of the Nominating and ESG Committee and the Compensation Committee. Each committee reports regularly to the Board and has the authority to engage its own advisors. From time to time, the Board considers the composition of our Board committees. During fiscal 2023, there were a number of changes in our committee composition. Effective July 11, 2022, Ms. Dong joined the Audit Committee, and effective November 18, 2022: (i) Ms. Tejada joined the Compensation Committee (and the Stock Plan Subcommittee) and left the Audit Committee, and (ii) Mr. Zannino left the Compensation Committee (and the Stock Plan Subcommittee). As previously

2023 Proxy Statement | 19

noted, Ms. Christianson is not standing for re-election at the 2023 Annual Meeting, and therefore, she will no longer be on the Nominating and ESG Committee after such meeting.
Committee Composition as of the Record Date
Director	Audit Committee	Compensation Committee	Nominating and ESG Committee
Charlene Barshefsky†*
Wei Sun Christianson
Angela Wei Dong
Paul J. Fribourg†
Jennifer Hyman
William P. Lauder
Arturo Nuñez
Richard D. Parsons
Lynn Forester de Rothschild
Barry S. Sternlicht
Jennifer Tejada†
Richard F. Zannino
   Chair         Member

†
Also member of Stock Plan Subcommittee

*
Presiding Director

Copies of the charters adopted by the Board of Directors for each committee may be found in the “Investors” section of the Company’s website, www.elcompanies.com, under “Corporate Governance.”
Audit Committee (as of the Record Date)	• Richard F. Zannino (Chair) • Angela Wei Dong • Paul J. Fribourg	• Jennifer Hyman • Arturo Nuňez
The Audit Committee, among other things, appoints the independent auditors; reviews the independence of such auditors; approves the scope of the annual audit activities of the independent auditors and the Company’s Internal Audit department; reviews audit results; reviews and discusses the Company’s financial statements with management and the independent auditors; reviews and discusses with the Board the Company’s policies for risk assessment and risk management; and is responsible for our related person transactions policy. The committee’s scope of oversight responsibilities includes information technology, cybersecurity, taxes, treasury, and legal matters. The committee meets periodically with the Chief Financial Officer, the head of internal audit, and representatives of the independent auditors. The Board of Directors has determined that each of Mr. Fribourg and Mr. Zannino qualifies as an “Audit Committee Financial Expert” in accordance with SEC rules.

20 | 2023 Proxy Statement

Compensation Committee (as of the Record Date)	• Paul J. Fribourg (Chair)* • Charlene Barshefsky*	• Richard D. Parsons • Jennifer Tejada*
*Also a member of the Stock Plan Subcommittee
The Compensation Committee establishes and approves compensation plans and arrangements with respect to the Company’s executive officers and administers the Company’s Executive Annual Incentive Plan. The Stock Plan Subcommittee has authority over all decisions regarding awards to executive officers under the Company’s share incentive plans and authority to administer the Company’s share incentive plans under which executive officers and other employees may receive equity grants. The Company also has an Employee Equity Award Committee, the sole member of which is Mr. Freda; the purpose of this committee is to make limited grants of equity awards under the share incentive plan to employees who are not executive officers.
Compensation Committee Interlocks and Insider Participation. During fiscal 2023, Ambassador Barshefsky, Mr. Fribourg, Mr. Parsons, Ms. Tejada, and Mr. Zannino served on the Compensation Committee. None of these directors is a former or current officer or employee of the Company or any of its subsidiaries. During fiscal 2023, none of our executive officers served as a member of the compensation committee (or other committee performing similar functions) or as a director of any other entity of which an executive officer served on our Board or Compensation Committee. None of the directors who served on our Compensation Committee during fiscal 2023 has any relationship requiring disclosure under this caption under SEC rules.
Nominating and ESG Committee (as of the Record Date)	• Wei Sun Christianson (Chair) • William P. Lauder • Richard D. Parsons	• Lynn Forester de Rothschild • Barry S. Sternlicht
The Nominating and ESG Committee’s responsibility for corporate governance matters includes oversight of the Company’s environmental, social, and governance (“ESG”) activities and practices, including citizenship and sustainability matters. Among other things, the committee proposes candidates to fill vacancies on the Board and recommends nominees for election as members of the Board; oversees CEO succession planning; considers and makes recommendations regarding Board practices and procedures; considers corporate governance issues that arise from time to time and makes appropriate recommendations for the Board regarding such matters; and reviews the compensation for service as a Board member. As previously noted, Ms. Christianson is not standing for re-election at the 2023 Annual Meeting, and therefore, she will no longer be on this committee after such meeting.
Board and Board Committee Meetings; Annual Meeting Attendance; and Executive Sessions.
Directors are expected to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. In furtherance of the Board’s role, directors are expected to attend all scheduled Board and Board committee meetings and all meetings of stockholders. In fiscal 2023, the Board of Directors met six times, the Audit Committee met eight times, the Compensation Committee met five times (and the Stock Plan Subcommittee met five times), and the Nominating and ESG Committee met four times. The total combined attendance for all Board and committee meetings in fiscal 2023 was over 95%. No director attended less than 75% of Board and committee meetings in fiscal 2023. The non-employee directors met five times in executive session in fiscal 2023. Directors are expected to attend the Annual Meeting of Stockholders. Fifteen of the 16 directors who were on the Board attended our Annual Meeting of Stockholders in November 2022, and one director was unable to attend the meeting.
Board Leadership Structure. Our Board is currently led by our Executive Chairman, who is a member of the Lauder family. In addition, we have an independent director who serves as our Presiding Director. A majority of the directors on our Board are independent. As of our Record Date, there are 16 directors on our Board, comprised of: (i) our President and Chief Executive Officer (“CEO”); (ii) 11 non-employee directors (10 of whom are independent); and (iii) 4 directors who are

2023 Proxy Statement | 21

members of the Lauder family, including our Executive Chairman. Effective November 17, 2023, the Board size will decrease from 16 to 15 directors, as noted above. The Presiding Director presides at all meetings or executive sessions of non-employee or independent directors. The Board of Directors considers this structure appropriate in view of the Lauder family’s significant investment in the Company. The structure also comports with the Stockholders’ Agreement among various members of the Lauder family and the Company. See “Additional Information Regarding the Board of Directors – Stockholders’ Agreement and Lauder Family Control.”
In addition to his responsibilities as Chairman of the Board, Mr. W. Lauder, as Executive Chairman, works with the CEO to set overall vision, strategy, financial objectives, and investment priorities for the business. Mr. W. Lauder also provides high-level leadership in areas that are important to the Company, including marketing, trade relations, global communications, social impact and sustainability, and regulatory affairs.
As provided in our Corporate Governance Guidelines, an independent director serves as our Presiding Director. The Presiding Director serves a one-year term beginning with the meeting of the Board immediately following the Annual Meeting of Stockholders. Ambassador Barshefsky served as the Presiding Director for all executive sessions of the Board in fiscal 2023. She has been re-appointed by the Board to serve as the Presiding Director for an additional one-year term beginning after the 2023 Annual Meeting.
Lauder Family Control
Our Company was founded over 75 years ago by Estée and Joseph Lauder, and subsequent generations of Lauders have had significant involvement in the business and management of the Company. For almost 50 years, the business was run as a private family enterprise. Since our initial public offering in 1995, we have been a publicly traded, family-controlled company that continues to benefit from the Lauder family’s demonstrated dedication and commitment to its long-term success. The members of the Lauder family are connected to the Company not just financially through their ownership of common stock but just as fundamentally through their historical legacy of long-term family stewardship that continues today. As of the Record Date, both of Estée and Joseph Lauder’s sons, Leonard A. Lauder and Ronald S. Lauder, are Executive Officers and members of our Board of Directors. Leonard Lauder is Chairman Emeritus, and Ronald Lauder is Chairman of Clinique Laboratories, LLC. Leonard Lauder’s son William P. Lauder is Executive Chairman, and Ronald Lauder’s daughter Jane Lauder is Executive Vice President, Enterprise Marketing and Chief Data Officer. William Lauder and Jane Lauder also serve on our Board of Directors. Ronald Lauder’s daughter Aerin Lauder is the Style and Image Director for the Estée Lauder brand. As previously noted, Gary M. Lauder, a son of Leonard A. Lauder and the brother of William P. Lauder, has been nominated by the Board to stand for election as a Class III Director at the 2023 Annual Meeting.
Controlled Company Features including Sunset Provisions for Class B Common Stock and the Stockholders’ Agreement
As referenced above, we are a “controlled company” under the rules of the New York Stock Exchange (the “NYSE”) because the Lauder family and their related entities hold more than 50% of the voting power of the outstanding voting stock. We note that the controlled company structure is not uncommon in the beauty industry. Our controlled company structure includes dual class stock, a classified board, and a Stockholders’ Agreement that requires the members of the family who are party to the agreement to vote in favor of up to four director nominees designated by members of the family. In addition, we have non-independent directors on our Nominating and ESG Committee and Compensation Committee. Each of these matters is explained below.
Dual Class Stock Structure. Under our dual class stock structure, holders of Class A Common Stock have one vote per share, and holders of Class B Common Stock (limited to members of the Lauder family and related entities) have 10 votes per share. Our Certificate of Incorporation contains a sunset provision, which provides that if on the record date for any meeting of stockholders of the Company, the outstanding Class B Common Stock constitutes less than 10% of the total outstanding Common Stock, then each share of Class B Common Stock shall be converted automatically as of the

22 | 2023 Proxy Statement

record date into one share of Class A Common Stock with one vote per share. As of the record date for the 2023 Annual Meeting of Stockholders, the outstanding Class B Common Stock constituted approximately 35% of the total outstanding Common Stock.
Board Composition; Voting under the Stockholders’ Agreement. Our Board of Directors is divided into three classes, each serving for a period of three years. As explained above, Lauder Family Members who are party to the Stockholders’ Agreement have agreed to vote shares beneficially owned by them in favor of up to four individuals as directors. The Stockholders’ Agreement contains a sunset provision, pursuant to which the agreement will terminate upon the occurrence of certain specified events, including the transfer of shares of Common Stock by a party to the agreement that causes all parties thereto immediately after such transaction to own beneficially in the aggregate shares having less than 10% of the total voting power of the Company. Shares subject to the Stockholders’ Agreement represented approximately 83% of the voting power of the Company as of the Record Date for the 2023 Annual Meeting of Stockholders.
Committee Composition including Independent Committee Leadership; Independent Presiding Director; Majority of Independent Directors. As permitted by the NYSE rules for “controlled companies” such as ours, we do not require that our Nominating and ESG Committee be comprised solely of independent directors. Our Executive Chairman William P. Lauder, who is not an independent director, serves on our Nominating and ESG Committee, and Richard D. Parsons, who is not an independent director, serves on our Nominating and ESG Committee and our Compensation Committee. We believe this committee service is appropriate because of the valuable contributions that Mr. W. Lauder and Mr. Parsons make; as reflected in the biographical information above, each has extensive business, leadership and financial experience. In addition, Mr. W. Lauder is a significant stockholder and member of the founding family. We note that all the directors on our Audit Committee, including the Chair, are independent, as are the Chairs of our Nominating and ESG Committee and our Compensation Committee. Our Stock Plan Subcommittee, which approves all equity grants to our executive officers including the CEO, is comprised solely of independent directors. In addition, our Presiding Director is independent. As a controlled company, we are not required by the NYSE rules to have a majority of independent directors. However, our Board has determined that it will have a majority of independent directors. As of the Record Date for the 2023 Annual Meeting of Stockholders, 10 of our 16 Board members (approximately 63%) are independent.
Lauder Family Ownership as a Strategic Advantage
We believe that the Lauder family control and its long-term stewardship have provided a strategic advantage to our Company. Mrs. Estée Lauder formulated our unique marketing philosophy to provide “High-Touch” services and high-quality products as the foundation for a solid and loyal consumer base. The Lauder family envisioned and effected the remarkable expansion of the business from a handful of products sold under a single brand in a few prestigious department stores in the United States to a beloved multi-brand, multi-category, multi-channel global icon. Today, we are one of the world’s leading manufacturers, marketers, and sellers of quality skin care, makeup, fragrance, and hair care products, and are a steward of luxury and prestige brands globally. Our products are sold in approximately 150 countries and territories under a number of well-known brand names. We believe that historically, our ownership structure and the Lauder family’s “patient capital” approach have provided a strategic advantage, helping to mitigate some of the short-term pressures faced by widely-held companies and allowing management and the Board to focus more on long-term sustainable growth that generally benefits all stockholders. For example, the close strategic alignment between our CEO and our largest stockholders provides management the flexibility to efficiently pivot as needed to address short-term matters while also supporting transformational changes necessary for the Company’s long-term success. In addition, the Lauder family values have played an important role in our unique work culture that celebrates inclusion, diversity, and equity, which we believe has helped us to attract and retain top talent. Between the Company’s initial public offering in November 1995 and the end of our most recent fiscal year (June 30, 2023), we have achieved an annualized Total Stockholder Return (“TSR”) of 13%, as compared to an annualized TSR of 10% for the S&P 500 Index and 9% for the S&P Consumer Staples Index.

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CEO Succession Planning Process. Our Board of Directors works closely with the Nominating and ESG Committee regarding CEO succession planning and reviews succession plans on an ongoing basis. The Board has numerous opportunities to meet with, and assess development plans for, members of management and other potential leaders, including through formal presentations to the Board and its committees, as well as informal discussions and events. The Board has established a succession process in the event of the death or disability of the CEO.
Board Role in Risk Oversight. Our Board of Directors regularly receives reports from our CEO and other members of senior management regarding areas of significant risk to us, including strategic, operational, financial, legal and regulatory, cybersecurity, and reputational risks. However, senior management is responsible for assessing and managing the Company’s various risk exposures on a day-to-day basis. In this regard, various management functions within the Company, such as Legal, Finance, Treasury, Internal Audit, Information Technology, Global Supply Chain, Research & Development, and Environment, Health and Safety, focus on particular risks. Management has a systemic and integrated approach to overall risk management that includes the identification of risks and mitigation plans in the strategic planning process. The Board’s role is one of oversight, assessing major risks facing the Company and reviewing options for their mitigation with management. In addition, the Audit Committee reviews and discusses with management our enterprise risk management processes.
Risk in Compensation Programs. The Company has a framework for evaluating incentive plan design features that may encourage or help mitigate risk, such as a mix of compensation elements, metrics, leverage, caps, and time horizons, in order to determine whether the risks arising from our compensation programs (in addition to those applicable only to executive officers) are reasonably likely to have a material adverse effect on the Company. Using this framework in fiscal 2023, we concluded that our compensation programs are not reasonably likely to have a material adverse effect on the Company. The results were reviewed with senior management and the Compensation Committee.
Board Membership Criteria. The Nominating and ESG Committee works with the Board on an annual basis to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. All directors should possess the highest personal and professional ethics as well as an inquisitive and objective perspective, practical wisdom, and mature judgment. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a large publicly traded company in today’s business environment; understanding of the Company’s business on a technical level; and educational and professional background. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best support the success of the business and, based on its diversity of experience, represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Nominating and ESG Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
Upon determining the need for a new director candidate, the Nominating and ESG Committee will identify one or more director candidates and evaluate each candidate under the criteria described above based on the information it receives with a recommendation or that it otherwise possesses, which information may be supplemented by additional inquiries. Application of these criteria involves the exercise of judgment and cannot be measured in any mathematical or routine way. Based on its assessment of each candidate’s independence, skills, and qualifications and the criteria described above, the Committee will make recommendations regarding potential director candidates to the Board. From time to time, the Committee may engage a third-party firm to assist with identifying and evaluating potential director candidates. The Committee will evaluate stockholder-recommended candidates in the same manner as other candidates. Candidates may also be designated pursuant to the Stockholders’ Agreement. See “Additional Information Regarding the Board of Directors – Stockholders’ Agreement and Lauder Family Control.” As

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previously noted, Gary M. Lauder has been nominated by the Board to stand for election as a Class III Director at the 2023 Annual Meeting, as Leonard A. Lauder’s designee under the Stockholders’ Agreement.
Board Independence Standards for Directors. To be considered “independent” for purposes of membership on the Company’s Board of Directors, the Board must determine that a director has no material relationship with the Company, including any of its subsidiaries, other than as a director. For each director, the Board broadly considers all relevant facts and circumstances. In making its determination, the Board considers the following categories of relationships to be material, thus precluding a determination that a director is “independent:”
(i)
the director is an employee of the Company, or an immediate family member of the director is an executive officer of the Company, or was so employed during the last three years.

(ii)
the director receives, or an immediate family member of the director receives, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(iii)
(A) the director is a current partner or employee of a firm that is the Company’s internal or external auditor, (B) the director has an immediate family member who is a current partner of such a firm, (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit, or (D) the director or an immediate family member of the director was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(iv)
the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

(v)
the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of  $1 million, or 2% of such other company’s consolidated gross revenues.

Additionally, the following relationships will not be considered to be “material” relationships that would impair a director’s independence:
(i)
any of the relationships described in (i)-(v) above, if such relationships occurred more than three years ago, or

(ii)
if a director is a current employee, or an immediate family member of a director is a current executive officer of another company that does business with the Company and such other company, during the current or last fiscal year, made payments to, or received payments from, the Company of less than $1 million or 2% of such other company’s consolidated gross revenues, whichever is greater.

Contributions to tax exempt organizations shall not be considered payments for purposes of these independence standards. An “immediate family member” includes a director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.
The Board reviews at least annually whether directors meet these Director Independence Standards. The following directors have been determined by the Board to be “independent” pursuant to NYSE rules and the Company’s Independent Director Standards described above: Charlene Barshefsky, Wei Sun Christianson, Angela Wei Dong, Paul J. Fribourg, Jennifer Hyman, Arturo Nuñez, Lynn Forester de Rothschild, Barry S. Sternlicht, Jennifer Tejada, and Richard F. Zannino. The Board also determined that Rose Marie Bravo, who retired from the Board effective

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November 17, 2022, was independent during the time she was a member of our Board. In order to be considered “independent” under NYSE rules for purposes of serving on the Company’s Audit Committee or Compensation Committee, a director also may not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company, other than as a director, and may not be an “affiliated person” of the Company. Audit Committee members may receive directors’ fees and fixed payments for prior service with the Company. The Board has determined that each member of the Audit Committee and each independent member of the Compensation Committee meets these additional independence requirements.
Communications with the Board. A stockholder or any other interested party may communicate with the Board, any Committee thereof, the non-management directors as a group, or any individual director, including the Presiding Director, by addressing the correspondence to that individual or group, c/o General Counsel, The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153. The General Counsel or a designee will review such correspondence and forward to the intended recipient(s) if the substance relates to the duties and responsibilities of the Board or director; at the discretion of the General Counsel or a designee, materials considered to be inappropriate or harassing, unsolicited advertisements, or promotional materials may not be forwarded.
Director Nominees Recommended by Stockholders. The Nominating and ESG Committee will consider stockholder recommendations of nominees in the same manner as and pursuant to the same criteria by which it considers all other nominees, except for nominations received pursuant to the Stockholders’ Agreement. Stockholders who wish to suggest qualified candidates should send their written recommendation to the Nominating and ESG Committee, c/o General Counsel, The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153. The following information must accompany any such recommendation by a stockholder: (i) the name and address of the stockholder making the recommendation; (ii) the name, address, telephone number, and social security number of the proposed nominee; (iii) the class or series and number of shares of the Company that are beneficially owned by the stockholder making the recommendation; (iv) a description of all arrangements or understandings between the stockholder and the candidate, and an executed written consent of the proposed nominee to serve as a director of the Company if so elected; (v) a copy of the proposed nominee’s resume and references; and (vi) an analysis of the candidate’s qualifications to serve on the Board of Directors and on each of the Board’s committees in light of the criteria for Board membership established by the Board. See “Board Membership Criteria.” For stockholders intending to nominate an individual for election as a director directly, there are specific procedures set forth in our bylaws. See “Stockholder Proposals and Director Nominations for the 2024 Annual Meeting” below.
Corporate Governance Guidelines and Code of Conduct
The Board of Directors has developed corporate governance practices to help it fulfill its responsibilities to stockholders in providing general direction and oversight of management of the Company. These practices are set forth in the Company’s Corporate Governance Guidelines. The Company also has a Code of Conduct (the “Code”) applicable to all employees, officers, and directors of the Company including the Chief Executive Officer and the Chief Financial Officer. These documents, as well as any waiver of a provision of the Code granted to any senior officer or director or any material amendment to the Code, may be found in the “Investors” section of the Company’s website: www.elcompanies.com under “Corporate Governance.”
Related Person Transactions Policy and Procedures
We have a written policy (the “Related Person Transactions Policy”) that sets forth procedures for the review, approval, and ratification of transactions involving “Related Persons.” Such persons consist of any director, director nominee, executive officer, any beneficial owner of more than 5% of the Company’s Common Stock, any immediate family member of such persons, and any other person deemed to be a Related Person under the rules of the SEC. Under the Related Person Transactions Policy, a “Transaction” includes any financial transaction, arrangement, or relationship

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(including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships where the Company and a Related Person are participants. The Audit Committee is responsible for administering this policy.
When a potential Related Person Transaction is identified, our policy requires that it be promptly reported to either the General Counsel or the Secretary to review. If it is determined that such Transaction is not within the scope of the Related Person Transactions Policy, then no further action is necessary. Otherwise, the Transaction shall be presented to the Audit Committee to make an assessment and determination. If the Audit Committee determines that a Related Person Transaction is inconsistent with the interests of the Company and its stockholders, the Audit Committee shall prohibit such transaction. If the Related Person at issue is a director of the Company, or an immediate family member of a director, then such director shall not participate in the assessment or determination of the Transaction being reviewed. The information presented to the Audit Committee in connection with its assessment may include the following: (i) the Related Person’s relationship to the Company; (ii) a description of the Transaction, including the material terms, the approximate aggregate value, and the identities of other parties; (iii) the benefits of the Transaction to the Company and the Related Person; (iv) the availability of other sources of comparable products or services; and (v) any other relevant information. If the Audit Committee determines that the Related Person has a direct or indirect material interest in any Transaction, the Transaction shall be disclosed in the Company’s proxy statement.
Certain Relationships and Related Transactions
Lauder Family Relationships and Compensation. Leonard A. Lauder is Chairman Emeritus, and his brother Ronald S. Lauder is Chairman of Clinique Laboratories, LLC. Leonard A. Lauder and Ronald S. Lauder are also directors of the Company. Leonard A. Lauder has two sons, William P. Lauder and Gary M. Lauder. William P. Lauder is Executive Chairman and in such role is Chairman of the Board of Directors. Gary M. Lauder is a nominee for election as a Class III Director at the 2023 Annual Meeting and is not an employee of the Company. Ronald S. Lauder has two daughters, Aerin Lauder and Jane Lauder. Aerin Lauder is not an employee of the Company; she is the Style and Image Director for the Estée Lauder brand (see “Agreements with Aerin Lauder” below for additional information). Jane Lauder, an executive officer of the Company, is Executive Vice President, Enterprise Marketing and Chief Data Officer. She is also a member of our Board of Directors.
Fiscal 2023 Compensation for Certain Lauder Family Members. Leonard A. Lauder’s annual base salary for fiscal 2023 was $1,800,000. Ronald S. Lauder’s annual base salary for fiscal 2023 was $650,000. In addition to his salary, Mr. R. Lauder also received a bonus of  $179,150 for fiscal 2023. Jane Lauder’s annual base salary for fiscal 2023 was $970,000. In addition to her salary, Ms. J. Lauder also received a bonus of  $447,950, PSUs with a target payout of 2,957 shares of Class A Common Stock, stock options for 8,997 shares of Class A Common Stock with an exercise price of  $246.15 per share, and RSUs for 2,957 shares of Class A Common Stock, in each case for fiscal 2023. Each of these Lauder Family Members is entitled to participate in standard benefit plans, such as the Company’s pension and medical plans. See “Executive Compensation” for information regarding fiscal 2023 compensation, and the employment agreement, for William P. Lauder.
Fiscal 2024 Compensation for Certain Lauder Family Members. Leonard A. Lauder’s annual base salary for fiscal 2024 is $1,800,000. Ronald S. Lauder’s annual base salary for fiscal 2024 is $650,000, and he has a target incentive bonus opportunity of  $350,000. Jane Lauder’s annual base salary for fiscal 2024 is $970,000. For fiscal 2024, Ms. Lauder also has a target incentive bonus opportunity of $870,000 and a target equity opportunity of  $1,775,000. In August 2023, Ms. Lauder was granted equity-based compensation with an aggregate value of approximately $2.06 million, comprised of PSUs with a target payout of 4,389 shares of Class A Common Stock, stock options for 12,706 shares of Class A Common Stock with an exercise price of  $156.39 per share, and RSUs for 4,389 shares of Class A Common Stock, in each case for fiscal 2024. For information regarding fiscal 2024 compensation for William P. Lauder, see “Compensation Discussion and Analysis.”

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Employment Agreement for Leonard A. Lauder. Leonard A. Lauder’s current employment agreement (the “LAL Agreement”) provides for his employment as Chairman Emeritus until such time as he resigns, retires, or is terminated. Mr. L. Lauder is entitled to participate in standard benefit plans, such as the Company’s pension and medical plans. He is also entitled to participate in the Amended and Restated Fiscal 2002 Share Incentive Plan, but no grants have been made to him under the plan to date. If Mr. L. Lauder retires, the Company will continue to provide him with the office he currently occupies (or a comparable office if the Company relocates) and a full-time executive assistant. The Company may terminate Mr. L. Lauder’s employment at any time if he becomes “permanently disabled,” in which event he will be entitled to (i) receive his base salary for a period of two years after termination, (ii) receive bonus compensation during such salary continuation period at an annual rate equal to the average of the actual bonuses paid to him prior to such termination under the LAL Agreement (the “Leonard Lauder Bonus Compensation”), and (iii) participate in the Company’s benefit plans for two years. In the event of Mr. L. Lauder’s death during the term of his employment, for a period of one year from the date of Mr. L. Lauder’s death, his beneficiary or legal representative will be entitled to receive Mr. L. Lauder’s base salary and the Leonard Lauder Bonus Compensation. Mr. L. Lauder may terminate his employment at any time upon six months’ written notice to the Company, in which event he will be entitled to receive his base salary and the Leonard Lauder Bonus Compensation for the six-month period following termination. In addition, the Company may terminate Mr. L. Lauder’s employment for any reason upon 60 days’ written notice. In the event of termination of his employment by the Company (other than for cause, disability, or death) or a termination by Mr. L. Lauder for good reason after a change of control, (a) Mr. L. Lauder, for a period of three years from the date of termination, will be entitled to (i) receive his base salary in effect at the time of termination, (ii) receive the Leonard Lauder Bonus Compensation, (iii) participate in the Company’s benefit plans and (b) in the case of termination by the Company (other than for cause, disability, or death), Mr. L. Lauder will not be subject to the non-competition covenant contained in the LAL Agreement. Upon termination for any reason, any options previously granted to Mr. L. Lauder will remain exercisable for the remainder of their respective terms, subject to certain non-competition and good conduct provisions. Pursuant to the LAL Agreement, Mr. L. Lauder previously deferred certain compensation, and his deferred compensation account is credited with interest as of each June 30 during the term of deferral, compounded annually, at an annual rate equal to the annual rate of interest announced by Citibank N.A. in New York, New York as its base rate in effect on such June 30, but in no event more than 9%. The LAL Agreement provides the Company with the ability to select the date of payment to Mr. L. Lauder of the amounts he deferred prior to December 31, 2004 and the associated earnings thereon (the “Pre-409A Balance”). As disclosed in the Company’s fiscal 2022 Proxy Statement, in December 2021 (fiscal 2022), the Company selected July 2022 (fiscal 2023) for the timing of the deferred compensation payout to Mr. L. Lauder of his entire Pre-409A Balance, and such payment was made on August 1, 2022 (the first business day following the end of July 2022) in the amount of  $5,242,452. In accordance with the LAL Agreement, the remainder balance of Mr. L. Lauder’s deferred compensation account (approximately $960,000 as of June 30, 2023) is payable upon the first to occur of  (i) his death or (ii) the first business day following the expiration of the 6-month period after his separation from service.
Employment Agreement for Jane Lauder. Under her employment agreement effective January 30, 2023, Ms. J. Lauder is an employee-at-will, and she will continue as Executive Vice President Enterprise Marketing and Chief Data Officer until her retirement or other termination of her employment. The agreement generally provides for a base salary and bonus opportunities to be set by the Compensation Committee and for equity grants as determined by the Subcommittee. In addition to the benefits generally available to our senior executives (e.g., annual perquisite reimbursement under our Executive Perquisite Plan up to $15,000, financial counseling services up to $5,000, and participation in our Executive Automobile Program with an automobile having an acquisition value of  $50,000), we pay annual premiums for additional executive term life insurance with a face amount of  $5 million for Ms. J. Lauder. We also pay travel expenses for her spouse/companion or domestic partner to accompany her on up to two business-related travel itineraries per fiscal year. Ms. J. Lauder’s employment agreement requires the Company to make certain post-termination payments and continue certain benefits during the enforced non-compete period in such agreement.

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Lauder Family Members. As used in this Proxy Statement, the term “Lauder Family Members” includes only the following persons: (i) the estate of Mrs. Estée Lauder; (ii) each descendant of Mrs. Estée Lauder (a “Lauder Descendant”) and their respective estates, guardians, conservators, or committees; (iii) each “Family Controlled Entity” (as defined below); and (iv) the trustees, in their respective capacities as such, of each “Family Controlled Trust” (as defined below). The term “Family Controlled Entity” means: (i) any not-for-profit corporation if at least 80% of its board of directors is composed of Lauder Descendants; (ii) any other corporation if at least 80% of the value of its outstanding equity is owned by Lauder Family Members; (iii) any partnership if at least 80% of the value of its partnership interests are owned by Lauder Family Members; and (iv) any limited liability or similar company if at least 80% of the value of the company is owned by Lauder Family Members. The term “Family Controlled Trust” includes certain trusts existing on November 16, 1995 and trusts the primary beneficiaries of which are Lauder Descendants, spouses of Lauder Descendants, and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least 80% of the trustees of such trust consist of Lauder Descendants.
Registration Rights Agreement. Leonard A. Lauder, Ronald S. Lauder, The Estée Lauder 1994 Trust, William P. Lauder, Gary M. Lauder, Aerin Lauder, Jane Lauder, certain Family Controlled Entities and other Family Controlled Trusts, Morgan Guaranty Trust Company of New York (“Morgan Guaranty”), and the Company are parties to a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which each of Leonard A. Lauder, Ronald S. Lauder, and Morgan Guaranty has three demand registration rights and The Estée Lauder 1994 Trust has six demand registration rights in respect of shares of Class A Common Stock (including Class A Common Stock issued upon conversion of Class B Common Stock) held by them. Three of the demand rights granted to The Estée Lauder 1994 Trust may be used only by a pledgee of The Estée Lauder 1994 Trust’s shares of Common Stock. All the parties to the Registration Rights Agreement (other than the Company) also have an unlimited number of piggyback registration rights in respect of their shares. The rights of Morgan Guaranty and any other pledgee of The Estée Lauder 1994 Trust under the Registration Rights Agreement will be exercisable only in the event of a default under certain loan arrangements. Leonard A. Lauder and Ronald S. Lauder may assign their demand registration rights to Lauder Family Members. The Company is not required to effect more than one registration of Class A Common Stock in any consecutive twelve-month period. The piggyback registration rights allow the holders to include their shares of Class A Common Stock in any registration statement filed by the Company, subject to certain limitations. The Company is required to pay all expenses (other than underwriting discounts and commissions of the selling stockholders, taxes payable by the selling stockholders, and the fees and expenses of the selling stockholders’ counsel) in connection with any demand registrations, as well as any registrations pursuant to the exercise of piggyback rights. The Company has agreed to indemnify the selling stockholders against certain liabilities, including liabilities arising under the Securities Act of 1933.
Stockholders’ Agreement. All Lauder Family Members who are party to the Stockholders’ Agreement have agreed to vote shares beneficially owned by them for Leonard A. Lauder (or for one of his sons), Ronald S. Lauder (or for one of his daughters), and one person, if any, designated by each as a director of the Company. Aerin Lauder and Jane Lauder are parties to the Stockholders’ Agreement solely as trustees of certain trusts. Shares subject to the Stockholders’ Agreement represent a substantial majority of the voting power of the Company as of the Record Date. See “Additional Information Regarding the Board of Directors – Stockholders’ Agreement and Lauder Family Control.”
Parties to the Stockholders’ Agreement may, without restriction under the agreement, sell their shares in a widely distributed underwritten public offering, in sales made in compliance with Rule 144 under the Securities Act of 1933, or to other Lauder Family Members. In addition, each party to the Stockholders’ Agreement may freely donate shares in an amount not to exceed 1% of the outstanding shares of Common Stock in any 90-day period. In the case of other private sales, each stockholder who is a party to the Stockholders’ Agreement (the “Offering Stockholder”) has granted to each other party (the “Offeree”) a right of first offer to purchase shares of Class A Common Stock that the Offering Stockholder intends to sell to a person (or group of persons) who is not a Lauder Family Member. Each Offeree has the opportunity to purchase the Offeree’s pro rata

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portion of the shares to be offered by the Offering Stockholder, as well as additional shares not purchased by other Offerees. Any shares not purchased pursuant to the right of first offer may be sold at or above 95% of the price offered to the Offerees. The Stockholders’ Agreement also includes provisions for bona fide pledges of shares of Common Stock and procedures related to such pledges. The Stockholders’ Agreement will terminate upon the occurrence of certain specified events, including the transfer of shares of Common Stock by a party to the Stockholders’ Agreement that causes all parties thereto immediately after such transaction to own beneficially in the aggregate shares having less than 10% of the total voting power of the Company.
Agreements with Aerin Lauder. Estee Lauder Inc. (“ELI”), a subsidiary of the Company, is party to (i) a creative consultant agreement with Aerin Lauder (the “Creative Consultant Agreement”) and (ii) a brand license agreement with Ms. Lauder and Aerin LLC, a limited liability company wholly owned by Ms. Lauder (the “License Agreement”).
Creative Consultant Agreement. Under the Creative Consultant Agreement, Aerin Lauder, as the Style and Image Director for the Estée Lauder brand, acts as a creative consultant and is a spokesperson for the brand. In her role, she collaborates with the Estée Lauder Creative Director on creative aspects of the brand and promotes the brand through personal appearances and her social media presence. In fiscal 2021, the Creative Consultant Agreement was amended to extend the term through June 30, 2024. For fiscal 2023, Ms. Lauder received approximately $680,000 for her services under the agreement. For fiscal 2024, Ms. Lauder will receive the same amount ($680,000) for such services, plus any additional amounts per day, if applicable, as described below. The Company has the right to use Ms. Lauder’s name and image to promote Estée Lauder beauty products and related makeup services of the Estée Lauder brand during the term of the Creative Consultant Agreement. Ms. Lauder has agreed to no more than 25 days of personal appearances per year to promote the brand, the Company, or its subsidiaries, after which ELI is required to pay her an additional amount per day ($29,000). No additional amount per day was paid in fiscal 2023. An office and access to an assistant are also provided to Ms. Lauder in connection with her services.
License Agreement. Under the License Agreement, Aerin LLC has granted ELI a worldwide license to use the “Aerin” trademark and “A” logo (and related marks) and Ms. Lauder’s name and image (i) exclusively in connection with “Core Beauty Products” (cosmetics, fragrances, toiletries, skin care, hair care, value sets, and beauty accessories) and (ii) non-exclusively in connection with “Non-Core Beauty Products” (cosmetics bags, tote bags, and fragranced candles). The License Agreement covers the name “Aerin” and not the name “Lauder,” for which the Company and its subsidiaries retain sole ownership. Following the expiration of the initial license term on June 30, 2017, the agreement automatically renewed for two additional 5-year periods.The first renewal period was through June 30, 2022, and the second renewal period is through June 30, 2027. The License Agreement provides for a third 5-year renewal term if ELI does not give notice of non-renewal and net sales hit certain performance targets (or if ELI cures a sales shortfall, in certain circumstances).
ELI launched AERIN Beauty in September 2012 with several products, and additional products have been introduced since then. ELI may launch additional Aerin-branded products in its reasonable commercial judgment. Ms. Lauder has agreed to provide at least ten personal appearances under the License Agreement during each fiscal year, for which she will not be compensated, and which are in addition to those appearances covered by the Creative Consultant Agreement. ELI will be responsible for Ms. Lauder’s reasonable travel expenses in connection with such appearances. Aerin LLC may terminate the License Agreement if an unaffiliated third party obtains more than 50% of the voting power or equity of ELI. ELI may terminate the License Agreement if control of Aerin LLC (or substantially all of its assets) is transferred to a competitor of ELI or to certain categories of retailers not engaged in prestige distribution. Either side may terminate the License Agreement for an uncured material breach.
Under the License Agreement, Aerin LLC receives the following royalties: (i) for all products other than fragrances, 4% of annual net sales up to $40 million and 5% of annual net sales in excess thereof; and (ii) for fragrances, 5% of annual net sales. For fiscal 2023, Aerin LLC was paid approximately $690,000 in royalties. Under the agreement, ELI must spend the following minimum

30 | 2023 Proxy Statement

amounts to promote Aerin-branded products: 15% of ELI’s net sales each annual period (July 1 – June 30) in the remaining term of the agreement, with such requirement capped each year at 50% of Aerin LLC’s similar expenditures, either directly or through other licensees, on Aerin-branded products. Both ELI and Aerin LLC will distribute Aerin-branded products only through prestige retailers. In addition, in fiscal 2023, in connection with the License Agreement, the Company received approximately $589,000 from Aerin LLC for AERIN products provided for sale in Aerin retail locations and on Aerin LLC’s website.
Under the License Agreement, the Company has agreed to invest in the AERIN Beauty business an additional $300,000 each year during the remaining term of the License Agreement for incremental advertising and promotion. Further, the license agreement has a provision concerning a sublicense to a third party to use certain licensed intellectual property solely in connection with amenity-size licensed products. Pursuant to that provision, the Company has agreed to pay Aerin LLC 50% of any royalty obtained from the third party. Such royalty payments to Aerin LLC were less than $10,000 in fiscal 2023.
Other Arrangements. The Company has subleased certain of its office space in New York to affiliates of Ronald S. Lauder and Leonard A. Lauder and receives payments from affiliates of those individuals in connection therewith. As used herein, the “Ronald S. Lauder Office” refers to one or more affiliates of Ronald S. Lauder that are involved in these office space arrangements, and the “Leonard A. Lauder Office” refers to one or more affiliates of Leonard A. Lauder that are involved in these office space arrangements.
The sublease for the Ronald S. Lauder Office space was renewed in March 2020 for a five-year term with three consecutive five-year renewal terms. For fiscal 2023, the rent paid or accrued was approximately $1.01 million. The Company also has agreed to provide the Ronald S. Lauder Office with certain services, such as phone systems, payroll service, and office and administrative services. For fiscal 2023, the Company received approximately $15.89 million pursuant to such agreement. The payments received by the Company from the Ronald S. Lauder Office approximated the Company’s incremental cost of the relevant space and services. At June 30, 2023, the Ronald S. Lauder Office had deposited with the Company approximately $1.05 million to cover expenses.
The Company has similar arrangements for space and services with an affiliate of Leonard A. Lauder and his family. For fiscal 2023, the Company received payments of approximately $5.8 million from such affiliate and certain charitable organizations for office space and certain services, such as phone systems, payroll service, and office and administrative services. The payments received by the Company from the Leonard A. Lauder Office approximated the Company’s incremental cost of the relevant space and services. At June 30, 2023, such entities had approximately $624,000 deposited with the Company to cover expenses.
The Company charters, through a private independent management company (the “Aircraft Management Company”), an aircraft (the “Aircraft”) that is owned indirectly by Executive Chairman William P. Lauder, for certain business travel by Mr. Lauder himself and other Company employees. For such use, the Company pays no more than market rates for comparable travel. During fiscal 2023, the Company paid the Aircraft Management Company approximately $867,000 for business travel on the Aircraft. The approximate dollar value of the amount of Mr. Lauder’s interest in these transactions was $821,000.
The Company has engaged Sara E. Moss (who was the Company’s Vice Chairman until her retirement on June 30, 2023), through an unaffiliated third-party, to provide consulting and other services to the Board, the Company, and the Lauder family. The term for this engagement is July 2023 through June 2024, and the Company expects to pay approximately $590,000.
Certain members of the Lauder family (and entities affiliated with one or more of them) own numerous works of art that are displayed at the Company’s offices. The Company pays no fee to the owners for displaying such works, and the owners of the works pay for their maintenance. In fiscal 2023, the Company paid premiums of less than $10,000 for insurance relating to such works.

2023 Proxy Statement | 31

Director Compensation

The following summary describes compensation for our non-employee directors.
Annual Cash Retainer for Board Service. Each non-employee director receives an annual cash retainer of  $100,000, payable quarterly, which may be deferred as explained below.
Annual Cash Retainers for Committee and Chair Service. Each non-employee director who serves on a committee receives an additional annual cash retainer in the following amounts: $12,000 per year for service on the Audit Committee, $8,000 per year for service on the Compensation Committee (including service on the Stock Plan Subcommittee), and $8,000 per year for service on the Nominating and ESG Committee. The Chair of the Audit Committee receives an additional annual cash retainer of  $25,000. The Chairs of the Compensation Committee and the Nominating and ESG Committee each receive an additional annual cash retainer of  $15,000. Cash retainers for committee and chair service are paid quarterly and may be deferred, as explained below.
Annual Cash Retainer for Presiding Director. The Presiding Director receives an additional annual cash retainer of  $30,000, payable quarterly, which may be deferred as explained below.
Deferral of Annual Cash Retainers. Non-employee directors may elect to defer receipt of all or part of their cash-based compensation. Specifically, pursuant to Deferred Compensation Agreements, they may defer any or all of the above-referenced annual cash retainers into either (i) stock units (accompanied by dividend equivalent rights) or (ii) an interest-bearing cash account, in each case to be paid out in a lump sum in cash as of the first business day of the calendar year following the date on which the director ceases to be a member of the Board.
Annual Stock Units Retainer for Board Service. In addition to the cash retainers described above, each non-employee director also receives a grant of stock units (accompanied by dividend equivalent rights) as an annual stock retainer, pursuant to the Amended and Restated Non-Employee Director Share Incentive Plan (the “Director Share Plan”). This grant is made on the date of each annual meeting of stockholders. The number of stock units awarded is determined by dividing a dollar amount determined by the Board by the average closing price of the Class A Common Stock on the twenty trading days preceding the date of grant. The current amount of this annual stock units retainer is $75,000. Each stock unit is convertible into one share of Class A Common Stock, and the Class A Common Stock represented by the stock units is distributed to the director on or after the first business day of the calendar year following the date on which the director ceases to be a member of the Board.
Annual Stock Options. In addition to the cash and stock portion of the retainer, each non-employee director receives an annual grant of options valued at no more than $100,000 on the date of grant, pursuant to the Director Share Plan. This grant is made on the date of each annual meeting of stockholders. The exercise price of the options is equal to the closing price of the Class A Common Stock on the date of grant. The options are exercisable beginning one year after the date of grant, provided that the director continues to serve as of such date. The options generally terminate ten years after the date of grant.
Initial Equity Grant for New Non-employee Directors. Each new non-employee director is granted stock units (accompanied by dividend equivalent rights), pursuant to the Director Share Plan, on the date of the first annual meeting of stockholders that is more than six months after such non-employee director’s initial election to the Board. The number of stock units to be awarded is determined by dividing a dollar amount determined by the Board from time to time (the current amount is $300,000) by the average closing price of the Class A Common Stock on the twenty trading days preceding the date of grant; provided, however, that any new non-employee director shall not receive an initial stock unit grant for greater than 2,000 shares. Each stock unit is convertible into one share of Class A Common Stock, and the Class A Common Stock represented by the stock units is distributed to the director on or after the first business day of the calendar year following the date on which the director ceases to be a member of the Board.

32 | 2023 Proxy Statement

Stock Ownership Requirement. As set forth in the Company’s Corporate Governance Guidelines, the Board believes that in order to align the interests of directors and stockholders, directors should have a significant financial stake in the Company. Specifically, each director should own shares of the Company’s Common Stock with a value equal to or greater than five times the annual cash retainer for Board service, no later than five years after initial election to the Board. Applying this guideline, each director is required to own shares of the Company’s Common Stock with a value equal to or greater than $500,000 (i.e. $100,000 × 5). Mr. Nuñez, who joined our Board in April 2022, and Ms. Dong, who joined in July 2022, have five years after their respective dates of initial election to the Board to meet this ownership requirement. As of June 30, 2023, each of our other directors owned shares of the Company’s Common Stock with a value in excess of   $500,000.
Stock Ownership Guidelines for Non-Employee Directors
What Counts*	What Does Not Count
Common Stock	Stock Options (vested or unvested)
Stock Units (share payout)
Stock Units (cash payout)

*
Common Stock or Stock Units held directly by the director or the director’s immediate family or held in entities controlled by the director or the director’s immediate family members (including trusts for the benefit of the director or immediate family members). However, any shares of Common Stock that are hedged or pledged do not count for purposes of these stock ownership guidelines.

Company Products. The Company provides directors with certain Company products from different brands and product categories. The Company believes that providing these products serves a business purpose by expanding the directors’ knowledge of the Company’s business. The Company also provides each non-employee director with the opportunity to purchase up to $1,280 worth of the Company’s products each calendar year (based on suggested retail prices) at no charge; if a director chooses to take advantage of this opportunity and purchases more than $640 worth of the Company’s products, the excess is imputed as taxable income to the director. For the year ended June 30, 2023, the aggregate incremental cost to the Company for products provided to the directors was less than $10,000 per director. Non-employee directors may also purchase Company products with the same discount made available to employees of the Company.
Reimbursement of Expenses. Non-employee directors are reimbursed for their reasonable expenses (including costs of travel, food, and lodging) incurred in attending Board, committee, and stockholder meetings. Directors are also reimbursed for any other reasonable expenses relating to their service on the Board, including participating in director continuing education and Company site visits.
Role of Compensation Consultant. The Nominating and ESG Committee has engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) to assess trends and developments in director compensation practices and assist the committee in fulfilling its responsibilities regarding compensation of directors for service on the Company’s Board and its committees. Semler Brossy’s work for the Nominating and ESG Committee includes a competitive benchmarking of director compensation practices, referencing the same peer group used for the Company’s executive compensation analysis, as set forth in the Compensation Discussion and Analysis. The Nominating and ESG Committee determined that Semler Brossy is free of conflicts of interest.
Management Directors. Directors who are also employees of the Company receive no additional compensation for service as directors. These directors are Fabrizio Freda, Jane Lauder, Leonard A. Lauder, Ronald S. Lauder, and William P. Lauder.

2023 Proxy Statement | 33

Non-Employee Director Compensation for Fiscal 2023
Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(5)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)	Total ($)
Charlene Barshefsky	$138,000	$74,999	$99,927	$69,088	—	$382,014
Rose Marie Bravo*	25,000	—	—	—	—	25,000
Wei Sun Christianson	123,000	74,999	99,927	—	—	297,926
Angela Wei Dong	112,000	74,999	99,927	—	—	286,926
Paul J. Fribourg	135,000	74,999	99,927	—	—	309,926
Jennifer Hyman	112,000	74,999	99,927	—	—	286,926
Arturo Nuñez	112,000	374,999	99,927	—	—	586,926
Richard D. Parsons	116,000	74,999	99,927	—	—	290,926
Lynn Forester de Rothschild	108,000	74,999	99,927	—	—	282,926
Barry S. Sternlicht	108,000	74,999	99,927	—	—	282,926
Jennifer Tejada	109,000	74,999	99,927	—	—	283,926
Richard F. Zannino	139,000	74,999	99,927	—	—	313,926

*
Ms. Bravo retired from the Board effective November 17, 2022. See note (4) below for information about the share payout made following her departure from the Board.

(1)
These amounts represent the Annual Cash Retainer for Board Service, the Annual Cash Retainer for Committee Service, and the Annual Cash Retainer for Presiding Director. Ms. Bravo retired from the Board effective November 17, 2022, and the amount shown in this column for her reflects one quarter of cash retainer payments for her service on the Board.

(2)
During fiscal 2023, Mr. Fribourg, Lady de Rothschild, and Mr. Sternlicht deferred their Annual Cash Retainers into stock units; all earnings on the fees deferred by these directors were based on the value of a hypothetical investment in shares of Class A Common Stock made at the time of the deferral, plus the accrual of dividend equivalents on dividends paid by the Company on the Class A Common Stock. As of June 30, 2023, the directors held units in respect of the following amounts of shares of Class A Common Stock: Mr. Fribourg, 35,272; Lady de Rothschild, 72,089; and Mr. Sternlicht, 41,717.

(3)
These amounts represent the aggregate grant date fair value of the Annual Stock Units Retainer for Board Service (specifically, units for 358.28 shares of Class A Common Stock for each director). In addition, the amount shown for Mr. Nuñez also includes the aggregate grant date fair value of the Initial Equity Grant for New Non-employee Directors (specifically, units for 1,433.13 shares of Class A Common Stock) that he received on November 18, 2023. The Annual Stock Units Retainer for Board Service and the Initial Equity Grant for New Non-employee Directors are computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). An Annual Stock Units Retainer grant was not made on November 18, 2022 (fiscal 2023) to Ms. Bravo because she retired from the Board effective November 17, 2022.

(4)
These stock units convert into Class A Common Stock on or after the first business day of the calendar year following the date on which the director ceases to serve on the Board. Presented below are the aggregate number of shares of Class A Common Stock underlying Annual Stock Unit Retainers outstanding as of June 30, 2023, which include dividend equivalents.

34 | 2023 Proxy Statement

Name	Total Number of Shares of Class A Common Stock Underlying Stock Awards Outstanding as of June 30, 2023
Charlene Barshefsky	20,146
Rose Marie Bravo(a)	—
Wei Sun Christianson	9,856
Angela Wei Dong	361
Paul J. Fribourg	11,503
Jennifer Hyman	1,930
Arturo Nuñez	1,807
Richard D. Parsons	19,065(b)
Lynn Forester de Rothschild	19,917
Barry S. Sternlicht	15,456
Jennifer Tejada	1,930
Richard F. Zannino	10,707(c)

(a)
In January 2023, Ms. Bravo received 15,966 shares of Class A Common Stock (for the conversion of approximately 15,966 stock units that included dividend equivalent rights), valued at $4,053,927, following her departure from the Board. Therefore Ms. Bravo did not hold any stock units as of June 30, 2023.

(b)
This includes 6,051 stock units held indirectly by Mr. Parsons as a co-trustee of a family trust.

(c)
This includes 10,115 stock units held by a limited liability company owned by Mr. Zannino and his spouse. Mr. Zannino has investment power over these stock units.

(5)
These amounts represent the aggregate grant date fair value of the Annual Stock Options (specifically, options for 1,238 shares of Class A Common Stock for each director), as computed in accordance with FASB ASC Topic 718. For a description of the assumptions used to calculate the aggregate grant date fair value of such stock options, see Note 18 (“Stock Programs”) to our consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2023. An Annual Stock Option grant was not made on November 18, 2022 (fiscal 2023) to Ms. Bravo because she retired from the Board effective November 17, 2022.

(6)
Presented below are the aggregate number of shares of Class A Common Stock underlying stock options outstanding as of June 30, 2023.

Name	Total Number of Shares of Class A Common Stock Underlying Stock Options Outstanding as of June 30, 2023
Charlene Barshefsky	27,830(a)
Rose Marie Bravo	2,596
Wei Sun Christianson	24,017
Angela Wei Dong	1,238
Paul J. Fribourg	3,834
Jennifer Hyman	3,834
Arturo Nuñez	1,238
Richard D. Parsons	5,739
Lynn Forester de Rothschild	24,017
Barry S. Sternlicht	27,830
Jennifer Tejada	8,068
Richard F. Zannino	24,017(b)

(a)
This includes 22,091 shares of Class A Common Stock underlying stock options that are held indirectly by Ambassador Barshefsky through a family trust.

(b)
This includes 20,183 shares of Class A Common Stock underlying stock options that are held by a limited liability company owned by Mr. Zannino and his spouse. Mr. Zannino has investment power over these stock options.

(7)
Non-employee directors do not receive pension benefits from the Company. Some of the Company’s directors in fiscal 2023 and prior years deferred their Annual Cash Retainers pursuant to applicable deferral agreements. Ambassador Barshefsky defers her Annual Cash Retainers into an interest-bearing cash account; the interest rate is the Citibank base rate at the last day of the calendar year. The amount shown for Ambassador Barshefsky is the interest that accrued above the applicable federal rate set by the Internal Revenue Service (the “AFR”) in fiscal 2023, using the Citibank base rate and the AFR at December 31, 2022 as the rates for fiscal 2023.

2023 Proxy Statement | 35

Ownership of Shares
The following table sets forth certain information regarding the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock as of July 31, 2023 by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of either Class A Common Stock or Class B Common Stock; (ii) each of the Company’s directors or nominees; (iii) each of the executive officers whose names appear in the Summary Compensation Table; and (iv) all current directors and executive officers as a group. Except as set forth in the notes to the table, the business or mailing address of each 5% stockholder is 767 Fifth Avenue, New York, New York 10153. As described in the notes to the table, certain named beneficial owners share voting and/or investment power with respect to certain shares of Common Stock. Consequently, such shares are shown as beneficially owned by more than one person.
	Class A Common Stock(1)		Class B Common Stock		Voting Power†
Name of Beneficial Owner	Number(2)%		Number	%	%
Leonard A. Lauder(3)(4)	281,638	0.1%	—	—	*
LAL Family Corporation(3)(5)	—	—	80,437,628	64.1%	54.1%
Ronald S. Lauder(3)(6)	73,335	*	4,775,210	3.8%	3.2%
William P. Lauder(3)(7)	42,875	*	8,515,960	6.8%	5.7%
Gary M. Lauder(3)(8)	10,468	*	45,740	*	*
Aerin Lauder(3)(9)	1,692	*	6,585,594	5.2%	4.4%
Jane Lauder(3)(10)	160,519	0.1%	22,346,614	17.8%	15.0%
Joel S. Ehrenkranz, as trustee(3)(11)	266,638	0.1%	—	—	*
Richard D. Parsons, individually and as trustee(3)(12)	26,608	*	7,745,877	6.2%	5.2%
Charlene Barshefsky(13)	123,566	0.1%	—	—	*
Wei Sun Christianson(14)	46,850	*	—	—	*
Angela Wei Dong(15)	361	*	—	—	*
Paul J. Fribourg(16)	18,099	*	—	—	*
Jennifer Hyman(17)	5,526	*	—	—	*
Arturo Nuñez(18)	1,807	*	—	—	*
Lynn Forester de Rothschild(19)	57,421	*	—	—	*
Barry S. Sternlicht(20)	109,030	*	—	—	*
Jennifer Tejada(21)	10,760	*	—	—	*
Richard F. Zannino(22)	37,299	*	—	—	*
Fabrizio Freda(23)	867,816	0.4%	—	—	*
Jane Hertzmark Hudis(24)	56,623	*	—	—	*
Peter Jueptner(25)	88,301	*	—	—	*
Tracey T. Travis(26)	151,619	0.1%	—	—	*
BlackRock, Inc.(27)	15,864,590	6.8%	—	—	1.1%
The Vanguard Group(28)	18,236,234	7.9%	—	—	1.2%
All directors and executive officers as a group (25 persons)(29)	2,273,814	1.0%	43,383,661	34.6%	29.3%

†
Voting power represents combined voting power of Class A Common Stock (one vote per share) and Class B Common Stock (10 votes per share) owned beneficially as of July 31, 2023. On that date, there were 232,112,477 shares of Class A Common Stock and 125,542,029 shares of Class B Common Stock outstanding.

*
Less than 0.1%

(1)
The number of shares of Class A Common Stock and percentages contained under this heading do not account for the conversion right with regard to Class B Common Stock. Each share of Class B Common Stock is convertible at the option of the holder into one share of Class A Common Stock and is automatically converted into one share of Class A Common Stock upon transfer to a person who is not a Lauder Family Member (as defined, see “Certain Relationships and Related Transactions – Lauder Family Relationships and Compensation”).

36 | 2023 Proxy Statement

(2)
The number of shares of Class A Common Stock includes shares owned, any shares underlying restricted stock units payable in shares that are expected to vest within 60 days after July 31, 2023 (i.e. by September 29, 2023), and any exercisable options (including options that will be exercisable as of September 29, 2023). It does not include Performance Share Units (“PSUs”) that were paid out after July 31, 2023; for more information on those awards, see “Outstanding Equity Awards at June 30, 2023,” as well as the Form 4s filed for the Company’s executive officers after the payouts of those PSUs. The stock units included in the table that are beneficially owned by the non-employee directors represent the Annual Stock Units Retainer for Board service and, as applicable, the Initial Equity Grant for new non-employee directors (plus dividend equivalents on each). Such units will be settled in shares of Class A Common Stock. Amounts are rounded to the nearest whole unit.

(3)
Leonard A. Lauder, Ronald S. Lauder, William P. Lauder, and Gary M. Lauder, each individually and as trustees of various trusts, Aerin Lauder as trustee, Jane Lauder as trustee, Joel S. Ehrenkranz as trustee, Richard D. Parsons as trustee, and LAL Family Partners L.P. (“LALFP”) are parties to a Stockholders’ Agreement pursuant to which each has agreed to vote his or the trust’s or partnership’s shares for the election of Leonard A. Lauder (or one of his sons), Ronald S. Lauder (or one of his daughters), and one person, if any, designated by each as a director of the Company. See note (12) for certain exceptions. Shares underlying stock options and stock units are not subject to the Stockholders’ Agreement until the stock options are exercised or the stock units are converted. For purposes of the table, shares owned by each such individual are not attributed to the others by reason of such voting arrangement.

(4)
Includes shares owned beneficially or deemed to be owned beneficially by Leonard A. Lauder as follows:

(a)
266,638 shares of Class A Common Stock as co-trustee of The Leonard A. Lauder 2013 Revocable Trust and with respect to which he may be deemed to have shared voting and investment power with Joel S. Ehrenkranz, as co-trustee; and

(b)
15,000 shares of Class A Common Stock held indirectly through a trust of Mr. Lauder’s spouse with respect to which Mr. Lauder may be deemed to have shared voting and investment power.

(5)
LAL Family Corporation (“LALFC”) is the sole general partner of LALFP and may be deemed to be the beneficial owner of the shares of Class B Common Stock owned directly by LALFP. Both LALFC and LALFP are beneficially owned by the Leonard A. Lauder family.

(6)
Includes shares owned beneficially or deemed to be owned beneficially by Ronald S. Lauder as follows:

(a)
66,971 shares of Class A Common Stock as a Director of The Ronald S. Lauder Foundation and with respect to which he shares voting and investment power;

(b)
6,364 shares of Class A Common Stock and 6,364 shares of Class B Common Stock as sole trustee of a trust for the benefit of his children and with respect to which he has sole voting and investment power; and

(c)
4,768,846 shares of Class B Common Stock directly, over which he has (i) sole voting power for all such shares, (ii) sole investment power for 393,846 shares, and (iii) shared investment power for 4,375,000 shares as described below.

Mr. R. Lauder disclaims beneficial ownership of the shares of Class A Common Stock and Class B Common Stock owned by trusts for the benefit of one or more of his children and by The Ronald S. Lauder Foundation. 4,375,000 shares of Class B Common Stock are pledged by Mr. R. Lauder to secure loans under loan facilities with certain banks as to which he has sole voting power and shares investment power with certain pledgees under the loan facilities.
(7)
Includes shares owned beneficially or deemed to be owned beneficially by William P. Lauder as follows:

(a)
4,784 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

(b)
38,091 shares of Class A Common Stock underlying options; and

(c)
8,515,960 shares of Class B Common Stock directly and with respect to which he has sole voting and investment power.

(8)
Includes shares owned beneficially or deemed to be owned beneficially by Gary M. Lauder as follows:

(a)
10,468 shares of Class A Common Stock as custodian for his nieces and with respect to which he has sole voting and investment power; and

(b)
45,740 shares of Class B Common Stock as custodian for his nieces and with respect to which he has sole voting and investment power.

Mr. G. Lauder disclaims beneficial ownership of the shares held as custodian to the extent he does not have a pecuniary interest in such shares.

2023 Proxy Statement | 37

(9)
Includes shares owned beneficially or deemed to be owned beneficially by Aerin Lauder as follows:

(a)
1,692 shares of Class A Common Stock and 1,675,000 shares of Class B Common Stock directly and with respect to which she has sole voting and investment power; and

(b)
4,910,594 shares of Class B Common Stock as co-trustee of the Trust under Article 2 of The Zinterhofer 2008 Descendants Trust Agreement u/a/d December 24, 2008 (the “2008 Descendants Trust”) with respect to which she shares voting and investment power with Jane Lauder, as co-trustee.

Ms. A. Lauder disclaims beneficial ownership to the extent that she does not have a pecuniary interest in the shares held by the 2008 Descendants Trust. Shares held by Ms. A. Lauder directly are not subject to the Stockholders’ Agreement. Richard D. Parsons is trustee of a trust for the benefit of Ms. A. Lauder that holds shares of Class B Common Stock. See note (12).
(10)
Includes shares owned beneficially or deemed to be owned beneficially by Jane Lauder as follows:

(a)
55,800 shares of Class A Common Stock and 275,000 shares of Class B Common Stock directly and with respect to which she has sole voting and investment power;

(b)
17,161,020 shares of Class B Common Stock as trustee of the Jane A. Lauder 2003 Revocable Trust, for the benefit of Jane Lauder, and with respect to which she has sole voting and investment power;

(c)
4,910,594 shares of Class B Common Stock as co-trustee of the 2008 Descendants Trust and with respect to which she shares voting and investment power with Aerin Lauder, as co-trustee; and

(d)
104,719 shares of Class A Common Stock underlying options.

Ms. J. Lauder disclaims beneficial ownership to the extent that she does not have a pecuniary interest in the shares held by the 2008 Descendants Trust. Shares held by Ms. J. Lauder directly are not subject to the Stockholders’ Agreement.
(11)
Represents shares of Class A Common Stock beneficially owned indirectly by Joel S. Ehrenkranz as co-trustee, with Leonard A. Lauder as co-trustee, of The Leonard A. Lauder 2013 Revocable Trust for the benefit of Leonard A. Lauder and with respect to which Mr. Ehrenkranz may be deemed to have shared voting and investment power. Mr. Ehrenkranz disclaims beneficial ownership of all such shares. Mr. Ehrenkranz’s business address is 375 Park Avenue, New York, New York 10152.

(12)
Includes shares owned beneficially or deemed to be owned beneficially by Richard D. Parsons as follows:

(a)
3,042 shares of Class A Common Stock held indirectly through a family foundation, with respect to which he has shared voting and investment power;

(b)
13,014 shares of Class A Common Stock underlying stock units held directly that are payable in shares, and 6,051 shares of Class A Common Stock underlying stock units held indirectly through a family trust that are payable in shares;

(c)
4,501 shares of Class A Common Stock underlying options;

(d)
7,708,916 shares of Class B Common Stock as trustee of the Aerin Lauder Zinterhofer 2000 Revocable Trust u/a/d 4/24/00 for the benefit of Aerin Lauder and with respect to which Mr. Parsons has sole voting and investment power; and

(e)
36,961 shares of Class B Common Stock as trustee of a trust for the benefit of Ronald S. Lauder (the “4202 Trust”) and with respect to which Mr. Parsons has sole voting power and sole investment power.

The 4202 Trust owns all of the outstanding shares of The 4202 Corporation, which corporation is a Lauder Family Member and owns the shares of Class B Common Stock directly. The 4202 Corporation is not a party to the Stockholders’ Agreement; therefore, any shares of Class A Common Stock and Class B Common Stock owned by The 4202 Corporation are not subject to that agreement. Mr. Parsons disclaims beneficial ownership of the shares held by The 4202 Corporation.
(13)
Includes shares owned beneficially or deemed to be owned beneficially by Charlene Barshefsky as follows:

(a)
76,778 shares of Class A Common Stock indirectly through family trusts;

(b)
50 shares of Class A Common Stock indirectly through her spouse;

(c)
20,146 shares of Class A Common Stock underlying stock units payable in shares; and

(d)
26,592 shares of Class A Common Stock underlying options, including options that are held indirectly through a family trust.

38 | 2023 Proxy Statement

(14)
Includes shares owned beneficially by Wei Sun Christianson as follows:

(a)
14,215 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power;

(b)
9,856 shares of Class A Common Stock underlying stock units payable in shares; and

(c)
22,779 shares of Class A Common Stock underlying options.

(15)
Represents Angela Wei Dong’s beneficial ownership of shares of Class A Common Stock underlying stock units payable in shares.

(16)
Includes shares owned beneficially by Paul J. Fribourg as follows:

(a)
4,000 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

(b)
11,503 shares of Class A Common Stock underlying stock units payable in shares; and

(c)
2,596 shares of Class A Common Stock underlying options.

(17)
Includes shares owned beneficially by Jennifer Hyman as follows:

(a)
1,000 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power;

(b)
1,930 shares of Class A Common Stock underlying stock units payable in shares; and

(c)
2,596 shares of Class A Common Stock underlying options.

(18)
Represents Arturo Nuñez’s beneficial ownership of shares of Class A Common Stock underlying stock units payable in shares.

(19)
Includes shares owned beneficially by Lynn Forester de Rothschild as follows:

(a)
14,725 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power;

(b)
19,917 shares of Class A Common Stock underlying stock units payable in shares; and

(c)
22,779 shares of Class A Common Stock underlying options.

(20)
Includes shares owned beneficially or deemed to be owned beneficially by Barry S. Sternlicht as follows:

(a)
30,982 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

(b)
36,000 shares of Class A Common Stock indirectly through family trusts;

(c)
15,456 shares of Class A Common Stock underlying stock units payable in shares; and

(d)
26,592 shares of Class A Common Stock underlying options.

(21)
Includes shares owned beneficially by Jennifer Tejada as follows:

(a)
2,000 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power;

(b)
1,930 shares of Class A Common Stock underlying stock units payable in shares; and

(c)
6,830 shares of Class A Common Stock underlying options.

(22)
Includes shares owned beneficially or deemed to be owned beneficially by Richard F. Zannino as follows:

(a)
3,813 shares of Class A Common Stock held indirectly through a limited liability company owned by Mr. Zannino and his spouse. Mr Zannino has investment power over these shares of Class A Common Stock;

(b)
10,707 shares of Class A Common Stock underlying stock units payable in shares, including stock units that are held indirectly by Mr. Zannino through a limited liability company owned by Mr. Zannino and his spouse. Mr. Zannino has investment power over these stock units; and

(c)
22,779 shares of Class A Common Stock underlying options, including options that are held indirectly by Mr. Zannino through a limited liability company owned by Mr. Zannino and his spouse. Mr. Zannino has investment power over these stock options.

(23)
Includes shares owned beneficially by Fabrizio Freda as follows:

(a)
182,447 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; and

(b)
685,369 shares of Class A Common Stock underlying options.

2023 Proxy Statement | 39

(24)
Includes shares owned beneficially by Jane Hertzmark Hudis as follows:

(a)
11,406 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power; and

(b)
45,217 shares of Class A Common Stock underlying options.

(25)
Includes shares owned beneficially by Peter Jueptner as follows:

(a)
3,792 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; and

(b)
84,509 shares of Class A Common Stock underlying options.

(26)
Includes shares owned beneficially by Tracey T. Travis as follows:

(a)
56,118 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power; and

(b)
95,501 shares of Class A Common Stock underlying options.

(27)
Based on a Schedule 13G Amendment filed February 1, 2023 by BlackRock, Inc. (“BlackRock”), 55 East 52nd Street, New York, New York 10055, BlackRock may be deemed to be the beneficial owner of 15,864,590 shares of Class A Common Stock, over which it has (a) sole investment power for all such shares and (b) sole voting power for 14,090,265 shares, all of which shares are held by certain of its subsidiaries.

(28)
Based on a Schedule 13G Amendment filed February 9, 2023 by The Vanguard Group (“Vanguard”), 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, Vanguard may be deemed to be the beneficial owner of 18,236,234 shares of Class A Common Stock, over which it has (a) sole investment power for 17,267,353 shares, (b) shared investment power for 968,881 shares, (c) sole voting power over none of the shares, and (d) shared voting power for 343,614 shares, all of which shares are held by certain of its subsidiaries.

(29)
See notes (2) through (4), (6), (7), (10), (12) through (26). Includes for executive officers not named in the table:

(a)
24,908 shares of Class A Common Stock; and

(b)
88,850 shares of Class A Common Stock underlying options.

40 | 2023 Proxy Statement

Executive Compensation
Compensation Discussion and Analysis
Executive Summary
In fiscal 2023*, we delivered organic net sales growth and prestige beauty share gains in many developed and emerging markets, but Asia travel retail pressured results, particularly in Skin Care, and we continued to experience softness in North America. Fragrance excelled, up double digits in every region, and Makeup improved sequentially to double-digit growth in the fourth quarter as more markets emerged into the post-pandemic era. The environment in which we operate continued to be disrupted by the impact of the COVID-19 pandemic during fiscal 2023. Most notably, the pace of recovery in Asia travel retail and mainland China was slower than anticipated. Nevertheless, we continued to gain share in all major product categories in mainland China, demonstrating the strong demand for our products, although we remain conscious of the evolving economic conditions. Elsewhere, the recovery from the COVID-19 pandemic progressed across markets globally over the course of the fiscal year as restrictions lifted. In the West, our recovery from the pandemic continued with strong organic net sales growth in nearly all markets in Europe, the Middle East and Africa and in Latin America. In Asia/Pacific, the markets in which we operate emerged strongly into recovery across the fiscal year, to deliver broad-based organic net sales growth throughout the region. In the United States, organic net sales growth was unfavorably impacted by the slower than anticipated pace of our improvement at retail and the tightening of inventory by certain retailers in the first half of fiscal 2023 due to inflationary pressures and recession concerns. Finally, our business was also pressured by the strong U.S. dollar, inflation, and recession concerns globally.
For fiscal year 2024**, we expect to return to organic net sales growth and deliver sequentially improving margin throughout the year, leveraging the strong equity and desirability of our brands. We are focused on driving momentum in markets that are thriving and re-accelerating growth in North America. In Asia travel retail, we are taking actions to capture demand from the returning individual travelers and continuing to reduce inventories in the trade as we navigate the current market headwinds.

*
See Appendix A for reconciliation and other information about non-GAAP measures.

**
These statements may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, actual results may differ materially from the Company’s expectations. Factors that could cause actual results to differ from expectations include, without limitation, the factors described in the Company’s filings with the SEC including its Annual Report on Form 10-K for the fiscal year ended June 30, 2023.

2023 Proxy Statement | 41

During fiscal 2023, we continued to strive to operate responsibly and to build a sustainable business based on uncompromising ethics, integrity, fairness, diversity, and trust, consistent with our Company values. We view human capital management and the strength of our employees as integral to the long-term success and resilience of our business. Our human capital management includes the following strategic areas:
•
Inclusion, Diversity, and Equity – Fostering an inclusive, diverse, and equitable culture that provides our employees with personal and professional development opportunities, which helps to attract and retain the best talent and drive long-term growth.

•
Talent Recruitment, Retention, Learning, and Development – Affording our employees learning opportunities to drive career development and enhance innovation, which helps to create strong and sustainable leadership across the organization and support ongoing development of new products and services.

•
Health and Safety – Striving to provide a healthy and safe workplace for our employees, which we believe also enhances productivity.

•
Employee Rewards – Offering competitive compensation and benefit packages to support our employees’ physical, mental, and financial well-being, which helps us attract, incentivize, and retain world-class talent.

•
Volunteerism and Community Engagement – Supporting volunteer efforts by our employees because our long-term success is closely tied to the vitality of the communities where we have a presence.

42 | 2023 Proxy Statement

FINANCIAL HIGHLIGHTS

YEAR ENDED JUNE 30

$15.91

NET SALES IN BILLIONS

14.86
14.29
16.22
17.74
15.91
'19
'20
'21
'22
'23

	'19	'20	'21	'22	'23
NET SALES GROWTH[**]					
As reported	9%	-4%	13%	9%	-10%
Adjusted constant currency*	11%	-3%	11%	10%	-7%
OPERATING MARGIN TRENDS					
As reported	15.6%	4.2%	16.1%	17.9%	9.5%
Adjusted as reported*	17.5%	14.7%	18.9%	19.7%	11.4%
RETURN ON INVESTED CAPITAL					
As reported	22.6%	17.4%	22.5%	22.2%	10.4%
CASH FLOW FROM OPERATIONS					
As reported ($Billions)	2.52	2.28	3.63	3.04	1.73

$3.46*

ADJUSTED DILUTED NET EARNINGS PER COMMON SHARE

5.34
4.82
4.12
1.86
7.79
6.45
7.24
6.55
3.46
2.79
'19
'20
'21
'22
'23

● As Reported ● Adjusted for restructuring and other charges and adjustments*

** The Company introduced a new Net Sales measure in fiscal 2022, Organic Net Sales, which is a non-GAAP measure. Organic Net Sales represents Net Sales excluding returns associated with restructuring and other activities; non-comparable impacts of acquisitions, divestitures, and brand closures; as well as the impact of foreign currency translation. In fiscal 2023 and 2022, Organic Net Sales declined 6% and increased 8% respectively. See Appendix A for reconciliation and other information about non-GAAP measures.

2023 Proxy Statement | 43

Key Compensation Matters
CEO Annual Compensation for Fiscal 2023
In September 2022, the Compensation Committee determined that the base salary rate for Fabrizio Freda, our CEO, would remain at $2.1 million and increased Mr. Freda’s bonus opportunity to $5.78 million (from $5.25 million). The Stock Plan Subcommittee increased Mr. Freda’s equity target to $12.5 million (from $11.86 million), resulting in target total annual compensation for fiscal 2023 of  $20.38 million.

Payout of Third (final) Tranche of September 2015 PSU granted to CEO
On June 30, 2023, Mr. Freda received payout of the Third (final) Tranche (129,283 shares) of the non-annual performance share unit (“PSU”) that was granted in September 2015, as well as a cash payment for dividend equivalents. For additional information, see “Option Exercises and Stock Vested in Fiscal 2023” and “Additional (non-annual) Performance-Based Long-Term Equity Grants to CEO in Fiscal 2016, Fiscal 2018, and Fiscal 2021.”

NEO Annual Stock-Based Compensation for Fiscal 2023
The annual equity mix remained weighted equally among PSUs, stock options, and restricted stock units. The annual stock-based compensation awarded to our Named Executive Officers (the “NEOs”) in fiscal 2023 was based on target grant levels and an assessment of each officer’s performance and expected future contributions. These awards are shown in “Grants of Plan-Based Awards in Fiscal 2023.”

Payout of PSUs granted to NEOs in Fiscal 2021
Based on the Company’s performance over the three-year period ended June 30, 2023, the PSUs granted in September 2020 resulted in an aggregate payout of 32.6% of target out of a possible maximum of 175%. Actual payouts of shares of Class A Common Stock to the NEOs were made in late August 2023 and are described in note (4) of  “Outstanding Equity Awards at June 30, 2023.”

EAIP Payout for NEOs for Fiscal 2023
Our NEOs achieved fiscal 2023 payout percentages under the Executive Annual Incentive Plan (“EAIP”) ranging from 46.4% to 51.5% out of a possible maximum of 165% of target bonus opportunities. Actual payouts were made in mid-September 2023. Such payouts were determined by applying the payout percentages to the fiscal 2023 target bonus opportunities and are shown in the “Summary Compensation Table.” For information regarding the fiscal 2023 EAIP design, see “Design of EAIP and PSU for Fiscal 2023 and Fiscal 2024.”

Advisory Vote on Executive Compensation
At the 2022 Annual Meeting, approximately 95% of the votes cast in connection with the stockholders’ advisory vote on compensation of the NEOs were cast in favor of the proposal. We have considered this voting result, and as explained below, our compensation policies and decisions continue to be focused on sustainable financial performance and aligning the interests of senior management with the interests of stockholders.
Overview of Compensation Philosophy and Objectives
Our compensation program for executive officers is designed to attract and retain world class talent and to motivate achievement of both our long-term and short-term goals. We believe that the design and governance of our program supports, and aligns executive officers with, the business strategy and the overall goal to continue sustainable growth of net sales, profitability, and return

44 | 2023 Proxy Statement

on invested capital on an annual and long-term basis. Our executive compensation program reflects our successful track record and the control by the Lauder family. Periodically, we review various aspects of our compensation program to ensure that it remains aligned with our business strategy and the above-referenced goals. From time to time, we discuss various topics, including executive compensation, social impact and sustainability, and corporate governance matters, with investors and other stakeholders.
Key Features of our Compensation Programs, Policies, and Practices:

Align pay with performance and the interests of stockholders by linking a significant portion of total compensation to the achievement of Company-wide performance criteria during one- and three-year performance periods

Deliver approximately one-third of the value of annual equity awards in Performance Share Units
Conduct an annual evaluation about risk in compensation programs to confirm that such programs are not reasonably likely to have a material adverse effect on the Company
Engage a compensation consultant (Semler Brossy) that reports directly to the Compensation Committee and is free of conflicts of interest
Maintain stock ownership guidelines and holding requirements for executive officers to further align their interests with those of our stockholders
Prohibit repricing or buying out stock options
Prohibit hedging of outstanding equity grants
Maintain policies on insider trading, clawbacks, and pledging
Our executive compensation program is designed to achieve our business and financial goals by providing compensation that: aligns executives’ interests with our long-term and short-term goals and the interests of our stockholders; rewards performance at the Company, business unit, and individual levels; is competitive with the compensation practices at other leading beauty and consumer products companies; and is equitable among our executive officers.
Employment agreements in effect during fiscal 2023 for our NEOs are described under “Employment Agreements.” Our standard employment agreements for executive officers cover termination and severance and include non-competition, confidentiality, and related provisions. Each NEO’s employment agreement has a two-year non-compete provision. Such provisions in the employment agreements for certain NEOs expressly provide for post-termination payments and certain continued benefits during the enforced non-compete period. Our standard employment agreements for executive officers do not include specified amounts of salary, bonus opportunities, or equity-based compensation for future years. For executive officers who are recruited to join the Company, we will specify levels of salary, bonus opportunities, and equity-based compensation grants for certain initial periods or that relate to initial grants (e.g., to compensate the officer for amounts or awards that may be forfeited at a prior employer).
The compensation program for executive officers is established and administered by the Compensation Committee (the “Committee”) and the Stock Plan Subcommittee (the “Subcommittee”). The Subcommittee approves the terms of all equity grants to executive officers under our long-term equity incentive plan (including any equity compensation-related terms of employment agreements for executive officers). The Committee approves all other aspects of executive compensation.

2023 Proxy Statement | 45

Elements of Compensation
As explained in further detail below, our executive compensation program generally consists of multiple elements of compensation. This is reflected in the chart below, which notes certain plan design features for fiscal 2023 and fiscal 2024.

Total Direct Compensation
Base Salary
Fixed Compensation
Annual Incentive (EAIP - Bonus)
Motivate and reward achievement of annual financial goals
Long-Term Incentive (Equity)
Motivate and reward achievement of long-term goals and align interests with stockholders; retention mechanism
Payout determined by multiplying Corporate Multiplier by the Business Unit Multiplier
Corporate Multiplier
Business Unit Multiplier
1/3
Stock Options
1/3
Restricted Stock Units ("RSUs")
1/3
Performance Share Units ("PSUs")
Fiscal 2023 Design
EAIP Metrics Weighted
30%
Net Sales
25%
OI Margin
25%
EPS
20%
ROIC
Company Business Unit
Divisional Business Unit
EAIP Weightings depend on the executive level
PSU Metrics Weighted
40%
Net Sales
40%
EPS
20%
ROIC
Maximum EAIP payout: 165%
Corporate Multiplier Range: 80% - 140%
Business Unit Multiplier Range: 0% - 118%
(The overall EAIP payout floor of 50% has been removed)
Maximum PSU payout: 160%
Fiscal 2024 Design
EAIP Metrics Weighted
25%
Net Sales
30%
OI Margin
25%
EPS
20%
ROIC
Company Business Unit
Divisional Business Unit
EAIP Weightings depend on the executive level
PSU Metrics Weighted
40%
Net Sales
40%
EPS
20%
ROIC
Maximum PSU payout: 160%
Maximum EAIP payout: 150%
Corporate Multiplier Range: 80% - 130%
Business Unit Multiplier Range: 0% - 115%

Each fiscal year, the Committee, Subcommittee, our senior management, and the Committee’s compensation consultant (Semler Brossy) begin their review of compensation by looking first at the components of total direct compensation, gauging, for each type of position in the executive officer group, the extent to which total direct compensation is broadly aligned with that of our executive compensation peer group. The Committee and the Subcommittee consult with management and Semler Brossy regarding the design for the EAIP and PSU. This group reviews the elements of compensation (i.e., base salary, annual cash incentive bonus opportunities, and long-term equity-based compensation opportunities) and determines a mix of these elements as a percentage of total direct compensation. The mix is intended to be predominantly performance-based (i.e., provide a greater percentage of compensation in the form of variable annual and long-term incentive compensation) and reasonable when compared with the peer group. As shown below, the CEO annual target pay mix for fiscal 2023 was 90% performance-based, and the average annual target pay mix for the other NEOs for fiscal 2023 was 81% performance-based. Executive officers with similar responsibilities generally have a similar mix of pay elements. There is internal pay equity among similarly situated executive officers, which is intended to foster a team-oriented approach to managing the business. Total direct compensation and allocations of metrics within the EAIP are determined based on the type and level of responsibility of the particular executive officer, internal pay equity, and competitive considerations.
Generally, we believe that executive officers should have a greater percentage of their compensation based on performance in the form of annual long-term equity-based incentives (“LTI”), followed by annual cash incentives, and then by base salary.

46 | 2023 Proxy Statement

Based on target levels for incentive compensation for fiscal 2023, the mix of pay for our NEOs is shown below:
We Align Executive Compensation with Our Business Strategy and Goals. We intend for our annual and long-term incentive plans to cover a portfolio of performance measures that balance growth, profitability, and stockholder return over both an annual and long-term period. We work to establish goals that support the long-term strategy of growing sales ahead of global prestige beauty, improving operating margin, achieving competitive levels of return on invested capital, and optimizing inventory. We assess global macro-economic risks to prudently plan activities in business units that are currently over-attaining goals and to challenge business units that are lagging net sales and profit objectives. We carefully plan to drive sustained, profitable sales growth over the long-term horizon. We do this by strategically planning category and subcategory innovation and extending consumer reach by pivoting to channels to help enable net sales and profit growth.
Target levels of performance for a given fiscal year are determined based on our internal planning and forecasting processes and are benchmarked against select peer companies. The Committee and the Subcommittee consider various factors, including the expected performance of our competitors and our long-term strategy, in establishing the performance required to achieve the maximum payout under each measure for both our annual cash and long-term incentive plans.
In addition to total direct compensation described above, we also provide competitive benefits and certain perquisites. In some circumstances, we may pay amounts or grant equity to attract executives to work for us or move to particular locations, or we may provide additional incentives for executives to perform or remain with us. This reflects, in part, the global nature of our business and the executives that we seek to attract and retain.
Social Impact and Sustainability
Our Company’s social impact and sustainability (“SI&S”) initiatives are deeply embedded in our culture and overall corporate strategy. Across our business and within our brand portfolio, we incorporate sustainable practices, methodologies, and design. Our SI&S strategy and goals are designed to link our commitments and business value creation. In particular, our goals related to climate and the environment support efficiency and conservation within our facilities and internal supply chain, and some of these goals are also intended to help us reduce cost and waste.
We believe that effectively managing our SI&S work is an important part of our future success. These efforts are led by our Executive Chairman and our CEO and overseen by our Board of Directors, particularly the Nominating and ESG Committee. Senior leaders from Finance; Global Corporate Citizenship and Sustainability; Human Resources; Inclusion, Diversity, and Equity; Legal;

2023 Proxy Statement | 47

Research and Development; and Supply Chain, as well as representatives across brands, regions, channels and other functions, drive our SI&S strategic initiatives and progress towards goals and commitments.
Given our history, ownership structure, and long-term strategy, we follow principles of long-term stewardship and “patient capital,” and our compensation approach reflects and supports this. Consistent with our culture and our compensation philosophy and objectives, our combination of compensation elements is intended to help drive and promote strong, balanced, and sustainable corporate performance. We evaluate the performance of our employees, including our NEOs, under SI&S goals holistically, within the framework of our corporate strategy, as an input into compensation decisions. In particular, we incorporate specific goals tied to the Company’s broader SI&S strategy into the business goals for the NEOs, and compensation decisions are made based on their achievement. For example, such business goals were included in the fiscal 2023 EAIP program and were used as an input into determining fiscal 2023 equity grants. The fiscal 2023 business unit strategic goals for the NEOs encompassed multiple strategic focus areas concerning SI&S matters. Specifically, the fiscal 2023 business goals for our NEOs incorporated inclusion, diversity, and equity matters; support for enterprise-wide talent initiatives; and progress in connection with Company sustainability objectives. We periodically refine the way we manage ESG (Environmental, Social, and Governance) matters at the Company, recognizing the importance of further embedding SI&S into our business. In fiscal 2023, the Company appointed its first Chief Sustainability Officer (“CSO”). The CSO leads the Global Corporate Citizenship and Sustainability (“GCCS”) function and reports to our Executive Chairman and our President and CEO. The CSO also serves on the Company’s Executive Leadership Team. Our ESG strategy is further directed by individual Environment, Social, and Governance subcommittees composed of senior leaders and subject matter experts. The subcommittees meet on a periodic basis to discuss, harmonize, and accelerate social impact and sustainability initiatives across the business and drive progress towards related goals and commitments.
Base Salary
We pay base salaries to provide executives with a secure base of cash compensation. In determining the amount of base salary for an executive officer, the Committee primarily considers the executive’s position, current salary, tenure, and internal pay equity among executives with similar responsibilities, as well as competitiveness of the salary level in the marketplace. The Committee also considers recommendations from the Executive Chairman, the CEO, the EVP HR, and the Committee’s compensation consultant (Semler Brossy).
Design of EAIP and PSU for Fiscal 2023 and Fiscal 2024
The fiscal 2023 EAIP reflects (i) weightings of  (a) Net Sales at 30% (same as fiscal 2022), (b) EPS at 25% (down from 30%), (c) OI Margin at 25% (down from 30%), and (d) ROIC at 20% (up from 10%) and (ii) removal of the overall EAIP payout floor of 50% as compared to fiscal 2022. For the Corporate Multiplier, the range of 80% – 140% was maintained for fiscal 2023. This results in an overall payout range of 0% – 165% for the fiscal 2023 EAIP. The fiscal 2023 EAIP payouts for the NEOs shown in the Summary Compensation Table reflect, among other things, (i) applying a Corporate Multiplier of 80% (the minimum payout range in the fiscal 2023 EAIP design) and (ii) overall payouts ranging from 46.4% to 51.5%. See “Annual Incentive Bonus” below for additional information about the EAIP.
The fiscal 2023 PSU reflects (i) weightings of  (a) Net Sales (40%), (b) EPS (40%), and (c) ROIC (20%) and (ii) a maximum payout of 160%, which were the same weightings and maximum payout as the previous fiscal year. See “Long-Term Equity-Based Compensation – Performance Share Units” for additional information about PSUs awarded under our Share Incentive Plan.
As reflected in the chart above, the fiscal 2024 EAIP will have (i) weightings of  (a) Net Sales at 25% (down from 30% in fiscal 2023), (b) EPS at 25% (unchanged), (c) OI Margin at 30% (up from 25%), and (d) ROIC at 20% (unchanged) and (ii) a maximum payout of 150% (down from 165% in fiscal 2023), reflecting (a) Corporate Multiplier maximum payout of 130% (down from 140%) and

48 | 2023 Proxy Statement

(b) Business Unit Multiplier maximum payout of 115% (down from 118%). In addition to the existing metrics for the Business Unit Multiplier, the fiscal 2024 EAIP will include Weighted Forecast Accuracy, in order to drive focus on inventory/integrated planning and management. The fiscal 2023 PSU design will be maintained into fiscal 2024.
The Compensation Committee and the Subcommittee determined that these decisions appropriately balance the interests of our employees and our stockholders and position us well going forward by (a) continuing to drive a performance orientation, through sustained engagement, which motivates and rewards results for each individual business unit and the overall Company and (b) tying EAIP and PSU awards to align, over the long term, with stockholders’ interests.
See “Elements of Compensation” above for a chart that shows the design of the EAIP and PSU.
Annual Incentive Bonus
Annual incentives provided under the EAIP are important in aligning the interests of our executives with our short-term goals and rewarding them for performance. For executive officers, the level of bonus opportunities and performance targets are based on the scope of the executive’s responsibilities, internal pay equity among executives with similar responsibilities, and competitive considerations. The measures in our annual incentive program are balanced, designed to foster interdependence and collaboration among brands, regions, and functions to drive the corporate strategy by ensuring alignment of business unit performance with overall corporate performance. Annual incentives payable to our executive officers, including the NEOs, are limited to a pool set at the beginning of the fiscal year by the Committee (3% of our net operating profit plan in fiscal 2023). Within that limit, the Committee sets annual aggregate bonus opportunities and exercises negative discretion to determine the annual incentives to be paid. Total fiscal 2023 EAIP payouts were less than the amount of the approved bonus pool. For fiscal 2023, the EAIP payout was the product of the target for each executive officer and the EAIP payout percentage (“EAIP Payout %”), which is comprised of (a) the Corporate Multiplier and (b) the Business Unit Multiplier, as described below. The charts below describe the key components of the EAIP, as well as the minimum and maximum payout ranges for the fiscal 2023 EAIP:

Corporate Multiplier

- ✓ Applicable to executives across the organization, recognizing that each executive's performance contributes to the overall Company performance.
- ✓ Balanced measures designed to foster interdependence and collaboration.
- ✓ Determined by corporate performance and used as a multiplier to the Business Unit Multiplier performance.

Business Unit Multiplier

- ✓ Includes specific financial goals and Business Unit Strategic Goals, including high-level themes such as Strategy, Collaboration and Talent Development, Key Business Capability Building/Business Transformation, and Social Impact and Sustainability, that help focus collective efforts in areas that are important to shared success across business units and drive the corporate strategy.

Corporate Multiplier		Business Unit Multiplier		Fiscal 2023 EAIP Payout % of Target
Minimum Payout: 80% Maximum Payout: 140%	X	Minimum Payout: 0% Maximum Payout: 118%	=	Minimum Payout: 0% Maximum Payout: 165%
EPS		Net Sales		
OI Margin		NOP Margin %		
Net Sales		Business Unit Strategic Goals		
ROIC

2023 Proxy Statement | 49

Target level performance on each of the criteria would result in multipliers at 100% and payout at 100% of the executive officer’s target opportunity. Failure to achieve the pre-established minimum threshold level of performance would result in no credit for that particular performance measure and, depending upon performance in respect of other measures, could result in no bonus being paid. While failure to achieve the pre-established minimum threshold level of performance could result in no bonus being paid, payouts can range from 50% of target up to a maximum of 165% of target, provided the minimum threshold has been achieved for each of the performance metrics. For the reasons explained above, the fiscal 2023 EAIP was designed as follows: (i) maximum payout of 165% of target, which includes (a) Corporate Multiplier maximum of 140% and (b) Business Unit Multiplier maximum of 118% and (ii) a Corporate Multiplier minimum of 80%, such that any performance that yields a Corporate Multiplier below 80% would result in a Corporate Multiplier of 80%. Measurement of performance, including establishment of the bonus pool, is subject to certain automatic adjustments, such as changes in accounting principles, goodwill and other intangible asset impairments, the impact of unplanned completed business acquisition activity, restructuring and other activities, discontinued operations, certain non-recurring income/expenses, and the impact on net sales of unplanned changes in foreign currency rates. Such automatic adjustments (which reflect the impact, where appropriate, of tax, currency and non-controlling interest) for fiscal 2023 were: the impact of charges associated with restructuring and other activities related to the Company’s Leading Beauty Forward and Post-COVID Business Acceleration initiatives; other intangible asset impairments; change in fair value of acquisition- related stock options associated with the increased ownership of DECIEM and expenses related to both the TOM FORD acquisition and the BALMAIN licensing agreement.
The target payout, business criteria, performance levels within each multiplier, and the threshold, target, and maximum payouts associated with each criteria and performance level are set by the Committee in consultation with management and the Committee’s compensation consultant (Semler Brossy) during the first quarter of the fiscal year. Target payouts for executive officers are reviewed by the Committee annually.
Corporate Multiplier. Each executive officer’s incentive payment is subject to the Corporate Multiplier. For fiscal 2023, the Corporate Multiplier was comprised of four Company-wide performance criteria: (1) diluted net earnings per share from continuing operations (“Diluted EPS”); (2) Operating Income Margin Percentage (“OI Margin Percent”); (3) Net Sales; and (4) return on invested capital (“ROIC”). The weightings for each of these performance measures is discussed above. Measurement of performance for each of these measures is subject to certain automatic adjustments described above in “Annual Incentive Bonus.” If actual performance under the Corporate Multiplier is between the target and the maximum, or between the threshold and the target, the payout factor is calculated mathematically using straight-line interpolation with target level of performance as a base. As an example, for Net Sales performance that is between the threshold and the target, for each 1% that performance is below target, the payout will be 3 1/3% below the target payout of 100%. The chart below shows the threshold, target, and maximum for each criteria making up the Corporate Multiplier as well as the results for fiscal 2023. For fiscal 2023, performance was between threshold and target for OI Margin Percent, Net Sales, and ROIC, and performance was below the threshold for Diluted EPS, resulting in a Corporate Multiplier of 80%, the minimum payout factor in the fiscal 2023 EAIP design.
		Threshold		Target		Maximum		Actual Performance
	Fiscal 2023 Target	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)
Diluted EPS	$7.54	50%	50%	100%	100%	107.0%	140%	46.4%	0.0%
OI Margin Percent	19.9%	50%	50%	100%	100%	103.8%	140%	57.6%	13.9%
Net Sales*	$18.68 billion	85%	50%	100%	100%	103.2%	140%	86.5%	17.7%
ROIC	19.8%	50%	50%	100%	100%	110.1%	140%	56.6%	11.0%
Corporate Multiplier Before Application of Minimum Payout Factor									42.6%
Corporate Multiplier After Application of Minimum Payout Factor									80.0%

*
Net Sales are calculated at budgeted exchange rates at the time the target was set.

50 | 2023 Proxy Statement

Business Unit Multiplier. For fiscal 2023, the Business Unit Multiplier works in a manner similar to the Corporate Multiplier but is based on various combinations of business criteria at the business unit level, including: (1) Net Sales; (2) Net Operating Margin (“NOP Margin”); and (3) other divisional goals specific to the individual executive officer and tied to our long-term strategy (“Business Unit Strategic Goals”). The weighting of the various measures is fixed for each executive officer depending upon position and responsibilities. Target level performance on all the applicable criteria leads to a Business Unit Multiplier of 100%. If the threshold level of performance is not achieved for any of the applicable criteria, then the Business Unit Multiplier would be zero for those criteria. When performance exceeds the maximum level, the payout factors are at 118% of target. In the case where the actual performance was between the target and the maximum, or between the threshold and the target, the payout factor was calculated mathematically using straight-line interpolation with target level of performance and associated payout as a base.
For the Business Unit Multiplier, the Functions Average is a simple average of the performance against Business Unit Strategic Goals for the various corporate functions. For Ms. Hudis and Mr. Jueptner, the threshold, target, and maximum for each criteria making up the Business Unit Multiplier for their respective units, as well as the results for fiscal 2023, are shown in the table below.
		Threshold		Target		Maximum		Actual Performance(1)
	Fiscal 2023 Target	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)
Division Net Sales
Jane Hertzmark Hudis	$9.86 billion	85%	62.5%	100%	100%	103.3%	118%	86.8%	67.1%
Peter Jueptner	$13.21 billion	85%	62.5%	100%	100%	103.3%	118%	85.7%	64.3%
Division NOP Margin
Jane Hertzmark Hudis	27.2%	85%	62.5%	100%	100%	102.4%	118%	66.4%	0.0%
Peter Jueptner	41.8%	85%	62.5%	100%	100%	101.2%	118%	78.2%	0.0%
Online Net Sales
Jane Hertzmark Hudis	—(2)	85%	62.5%	100%	100%	103.0%	118%	89.5%	73.7%
Peter Jueptner	—(2)	85%	62.5%	100%	100%	103.0%	118%	93.9%	84.8%
Online NOP Margin
Jane Hertzmark Hudis	—(2)	85%	62.5%	100%	100%	105.0%	118%	94.3%	85.7%
Peter Jueptner	—(2)	85%	62.5%	100%	100%	105.0%	118%	100.1%	101.0%
Total Company Sales
Jane Hertzmark Hudis	$18.46 billion	85%	62.5%	100%	100%	103.3%	118%	86.2%	65.6%
Peter Jueptner	$18.46 billion	85%	62.5%	100%	100%	103.3%	118%	86.2%	65.6%
Total Company NOP Margin
Jane Hertzmark Hudis	19.9%	85%	62.5%	100%	100%	103.6%	118%	57.1%	0.0%
Peter Jueptner	19.9%	85%	62.5%	100%	100%	103.6%	118%	57.1%	0.0%

(1)
Net Sales and income statement measures are calculated at budgeted exchange rates for the measurement period. Measurement of performance, for each of the metrics, is subject to certain automatic adjustments described above in “Annual Incentive Bonus.”

(2)
The specific annual targets for each of these metrics are confidential commercial or financial information, the disclosure of which would cause competitive harm to the Company. We believe that such annual targets are achievable in connection with strong performance. Online Net Sales includes sales of our products from our websites and third party platforms, as well as estimated sales of our products sold through our retailers’ websites.

Ms. Travis, Ms. Hudis, and Mr. Jueptner were each assigned Business Unit Strategic Goals for fiscal 2023 that accounted for the percentages of the individual’s aggregate bonus opportunity target indicated below.
These Business Unit Strategic Goals are aligned with high-level themes, explained below, that help focus collective efforts in areas that are important to shared success across business units and drive the corporate strategy.

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High-level Themes that Align with Business Unit Strategic Goals for our NEOs and Other Executives

Strategy – Continue cascading the corporate strategy and its key elements throughout the organization. Translate each Business Unit’s strategy into measurable and time bound action items and execute against them. Clearly track progress through key performance indicators and leverage these metrics to reinforce accountability.

Collaboration and Talent Development – Championing and leading collaborative, transformational behavior and the development of talent in the organization, integrating our inclusion, diversity, and equity strategy into our ongoing efforts. Align our organizations for speed and efficiency.

Key Business Capability Building/Business Transformation – Identifying and taking action on developing capabilities for continuous improvement related to the key operational, sustainability, governance, and financial building blocks that will impact sustainable growth and profitability and the effective use of resources.

Social Impact and Sustainability – Effectively managing social impact and sustainability initiatives to deliver progress towards achieving ESG goals and commitments, focusing on strategy and key business capabilities/business transformation, and leveraging collaboration and talent development. Integrating social impact and sustainability across brands, regions, and functions to drive business value and differentiation.

After the end of fiscal 2023, the Executive Chairman, the CEO, and the EVP HR, with appropriate input from other employees, reviewed the actions taken by executive officers including the NEOs, as applicable, in connection with the Business Unit Strategic Goals and, based on that assessment, recommended the payout percentages shown in the table below (with a maximum of 118%). The assessment of these achievements and payouts were confirmed by the Committee in its business judgment.
Calculation of EAIP Payout Percentage. As noted, the weightings of the various criteria for an executive officer’s Business Unit Multiplier depend upon the officer’s position and responsibilities, as shown in the calculation of the Business Unit Multiplier below.
Calculation of Fiscal 2023 EAIP Payout Percentages for NEOs
	W. P. Lauder & F. Freda		T. T. Travis		J. Hertzmark Hudis		P. Jueptner
	% of Target	Actual Payout %	% of Target	Actual Payout %	% of Target	Actual Payout %	% of Target	Actual Payout %
Business Unit Strategic Goals (Functions Average)	33.3%	110.7%	10.0%	110.7%	—	—	—	—
Business Unit Strategic Goals (Individual)	—	—	30.0%	112.0%	20.0%	110.0%	20.0%	105.0%
Total Company Net Sales*	33.4%	65.6%	30.0%	65.6%	5.0%	65.6%	5.0%	65.6%
Total Company NOP Margin*	33.3%	0.0%	30.0%	0.0%	5.0%	0.0%	5.0%	0.0%
Division Net Sales*	—	—	—	—	25.0%	67.1%	25.0%	64.3%
Division NOP Margin*	—	—	—	—	25.0%	0.0%	25.0%	0.0%
Online Net Sales*	—	—	—	—	10.0%	73.7%	10.0%	84.8%
Online NOP Margin*	—	—	—	—	10.0%	85.7%	10.0%	101.0%
Business Unit Payout (a)	100.0%	58.8%	100.0%	64.4%	100.0%	58.0%	100.0%	58.9%
Corporate Multiplier (b)	—	80.0%	—	80.0%	—	80.0%	—	80.0%
EAIP Payout % (a) x (b)	—	47.0%	—	51.5%	—	46.4%	—	47.1%

*
Measurement of performance for each of the metrics is subject to certain automatic adjustments described above in “Annual Incentive Bonus.” Total Company Net Sales, Total Company NOP Margin, Division Net Sales, and Division NOP Margin are calculated at weighted average exchange rates at the time of measurement.

52 | 2023 Proxy Statement

Long-Term Equity-Based Compensation
We consider equity-based compensation awarded under our Amended and Restated Fiscal 2002 Share Incentive Plan (the “Share Incentive Plan”) to be of key importance in aligning executives with our long-term goals and rewarding them for performance. The awards also provide an incentive for continued employment with us. The Subcommittee typically makes equity-based compensation awards to our executive officers at a regularly scheduled meeting during the first quarter of each fiscal year. We generally grant certain executive officers a combination of PSUs, stock options, and RSUs. Since fiscal 2000, no grants of equity-based compensation have been made to Leonard A. Lauder, Chairman Emeritus, or Ronald S. Lauder, Chairman of Clinique Laboratories, LLC.
The target and actual amounts and allocation of equity-based compensation reflect the business judgment of the Subcommittee after discussion with its compensation consultant (Semler Brossy) and certain members of our senior management. As with each other element of compensation, and compensation overall, the Subcommittee (or the Committee for non-equity-based compensation), Semler Brossy, and management take into account the level of responsibility of the particular executive officer, recent performance and expected future contributions, internal pay equity, and competitive practice. They also consider applicable employment agreements as necessary.
The allocation among the value of the different types of annual awards granted in fiscal 2023 is weighted equally among PSUs (at target), stock options, and RSUs – reflecting, in the business judgment of the Subcommittee, a balance among motivating and retaining executive officers, rewarding performance, mitigating risk, and helping executive officers increase their equity ownership to further align their interests with those of our stockholders. Such allocation may change depending upon any additional (non-annual) grants made to executive officers. The Subcommittee applied an individual performance percentage to the target equity opportunity for each executive officer based on performance and achievement of individual goals and objectives, including the high-level themes that align with the executive’s Business Unit Strategic Goals. For fiscal 2023, the individual performance percentage for employees ranged from a minimum of 62.5% to a maximum of 125% of target. The individual performance percentages applied for the NEOs and the other executive officers for fiscal 2023 ranged from 114% to 125% of target. As with the amount of equity-based compensation granted, the allocation among the equity-based compensation elements are compared with practices of the peer group companies (see “Compensation Planning and the Decision Making Process – Peer Group” below) to ensure they are competitive and appropriate.
Performance Share Units. Annual PSUs represent approximately one-third of the grant date value of the annual equity-based compensation granted to executive officers. PSUs are generally rights to receive shares of our Class A Common Stock if certain Company-wide performance criteria are achieved during a three-year performance period. PSUs are expressed in terms of opportunities, and each opportunity is based on a particular financial metric that is considered important in achieving our overall long-term financial goals. PSUs are accompanied by dividend equivalent rights that will be payable in cash at the time of payout of the related shares. To the extent shares are paid out on a PSU award, the cash amount paid is equal to the dividends declared per share over the performance period times the number of shares paid out. PSUs do not have any voting rights with respect to the underlying shares of Class A Common Stock. PSUs are subject to restrictions on transfer and forfeiture prior to vesting, and upon payout of such awards, shares will be withheld to satisfy statutory tax obligations. Payout of annual PSUs generally assumes continued employment and is subject to acceleration upon the occurrence of certain events as described in “Potential Payments

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upon Termination of Employment or Change of Control – Events of Termination under the Employment Agreements and under the Share Incentive Plan.”
For the annual grant of PSUs, the Subcommittee approves the performance target for each metric during the first quarter of the three-year performance period. Each opportunity is expressed in shares to be paid out if performance equals 100% of the target. The target amount of a PSU award represents the aggregate payout if the performance of all opportunities equal 100% of the related target performances. For the annual PSU grants in fiscal 2023, an above-target payout can be achieved under a particular opportunity if the performance associated with such opportunity exceeds 100% of the target, up to a maximum of 160% of target. For the annual PSU grants in fiscal 2024, which were made in August 2023, the maximum is 160% of target. Failure to achieve the pre-established minimum threshold amount would result in no payout being made under the opportunity.
Measurement of performance is subject to certain automatic adjustments such as changes in accounting principles, goodwill and other intangible asset impairments, the impact of unplanned completed business acquisition activity, restructuring and other activities, discontinued operations, and certain non-recurring income/expenses. Payout of PSUs is contingent on the Company achieving positive Net Earnings for the fiscal year in which the grant is made. Because the Company achieved positive Net Earnings for fiscal 2023, the payout of the PSUs granted in September 2022 is based solely on achievement of the financial measures described below in “Fiscal 2023 Annual PSU Grants.”
Fiscal 2021 Annual PSU Grants. The PSU targets for the three-year period ended June 30, 2023 were based on compound annual growth rates (“CAGR”) in Company-wide Net Sales and Diluted EPS, weighted equally. Each 2% increase in performance over the threshold results in a 10% increase in the associated payout for Net Sales and a 3% increase in the associated payout for Diluted EPS up to the target performance levels. Each 0.4% increase in performance above target results in 10% increases in the associated payouts for Net Sales and Diluted EPS. Performance above maximum results in a payout of 175% of target opportunity.
For the fiscal 2021 PSUs, which were paid out in late August 2023 (fiscal 2024), the aggregate payout of the two measures, weighted equally, was 32.6%.
	Fiscal 2021 through Fiscal 2023 Target	Threshold		Target		Maximum		Actual Performance(2)
		% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)
Net Sales (CAGR)(1)	6.0% – 8.0%	90.0%	50.0%	100.0%	100.0%	111.5%	175.0%	87.4%	65.3%
Diluted EPS (CAGR)	8.5% – 10.4%	85.0%	50.0%	100.0%	100.0%	127.6%	175.0%	62.1%	0.0%
Aggregate Payout									32.6%

(1)
Net Sales are calculated at budgeted exchange rates at the time the target was set.

(2)
Measurement of performance is subject to certain automatic adjustments. For the fiscal 2021 grants (which reflect the impact, where appropriate, of tax, currency and non-controlling interest), these include charges associated with restructuring and other activities related to the Company’s Leading Beauty Forward and Post COVID Business Acceleration initiatives, other intangible asset impairments, the change in fair value of acquisition-related stock options, incremental gain associated with the acquisition of DECIEM offset by incremental losses associated with the acquisitions of TOM FORD and the BALMAIN licensing agreement.

Fiscal 2023 Annual PSU Grants. As noted above, the fiscal 2023 annual PSU grants have three performance measures: Net Sales (weighted at 40%), Diluted EPS (weighted at 40%), and ROIC (weighted at 20%). Measurement of performance for each of the metrics is subject to certain automatic adjustments described above in “Performance Share Units.” The maximum payout is 160%. In setting fiscal 2023 annual PSU grant targets, we recognized that certain risks and related volatilities concerning the pandemic continued into fiscal 2023. The targets for the PSU

54 | 2023 Proxy Statement

opportunities and corresponding payouts for PSUs granted in fiscal 2023 for the three-year period ending June 30, 2025 are based on CAGR, as follows:
	Fiscal 2023 through Fiscal 2025 Target	Threshold(2)		Target		Maximum
		% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)	% of Target	Payout (% of Oppty)
Net Sales (CAGR)(1)	7.0% – 7.7%	84.9%	50.0%	98.2% – 100.0%	100.0%	111.2%	160.0%
Diluted EPS (CAGR)	8.3% – 9.0%	81.4%	50.0%	98.1% – 100.0%	100.0%	117.5%	160.0%
ROIC (CAGR)	(10.8)% – (10.1)%	85.2%	50.0%	97.9% – 100.0%	100.0%	115.0%	160.0%

(1)
Net Sales are calculated at budgeted exchange rates at the time the target was set.

(2)
Payouts for an opportunity will be made only if performance exceeds the pre-established minimum threshold for such opportunity. Targets for each grant are based on the long-term strategic plan and conditions that exist at the beginning of each grant period. Multiple factors influence the setting of underlying measures including the anticipated Company-specific goals and objectives as well as macroenvironmental influences for the three-year performance period. Each grant period targets are set independent of other outstanding grants. We believe that the components underpinning each grant are reasonably aggressive when set.

Additional (non-annual) PSUs and other Performance-Based Long-Term Equity Grants. From time to time, the Subcommittee grants additional PSUs and other performance-based long-term awards to certain executive officers to incentivize and retain them for extended periods of time. Such PSUs generally vest in their entirety after an extended vesting period, subject to achievement of certain Company-wide performance criteria during the performance period, and are forfeited if the executive officer retires before the vesting date. In fiscal 2023, no additional (non-annual) PSUs were granted to executive officers.
Annual Stock Options. Annual stock options represent approximately one-third of the grant date value of the annual equity-based compensation granted to executive officers. Under our Share Incentive Plan, the exercise price of options cannot be lower than the closing price of our Class A Common Stock on the date the option is granted. Despite the value attributed on the date of option grant for accounting purposes, value is realized by the executive officer only to the extent that the stock price exceeds the exercise price during the period in which the executive officer is entitled to exercise the options and the officer exercises them. Options granted to our executive officers generally become exercisable in three equal installments approximately 16 months, 28 months, and 40 months after the date of grant, and expire ten years from the grant date assuming continued employment and subject to acceleration upon the occurrence of certain events as described in “Potential Payments upon Termination of Employment or Change of Control – Events of Termination under the Employment Agreements and under the Share Incentive Plan.” Stock options do not have dividend equivalent rights or any voting rights with respect to the underlying shares of Class A Common Stock.
Annual Restricted Stock Units. Annual RSUs represent approximately one-third of the grant date value of the annual equity-based compensation granted to executive officers. RSUs are the right to receive shares of our Class A Common Stock over a period of time. RSUs are granted to executive officers to serve as a retention mechanism and to help them build their equity ownership. RSUs are accompanied by dividend equivalents that are paid in cash at the time an RSU vests. The cash amount paid to the executive officer is equal to the dividends declared per share between the grant date and the vesting date multiplied by the number of shares paid out. RSUs do not have any voting rights with respect to the underlying shares of Class A Common Stock. RSUs granted to our executive officers generally vest in three equal installments approximately 14 months, 26 months, and 38 months from the date of grant. The vesting of RSUs is subject to continued employment and subject to acceleration upon the occurrence of certain events as described in “Potential Payments upon Termination of Employment or Change of Control – Events of Termination under the

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Employment Agreements and under the Share Incentive Plan.” RSUs are subject to restrictions on transfer and forfeiture prior to vesting. Upon payout, shares will be withheld to satisfy statutory tax obligations.
Additional (non-annual) RSU Grants. From time to time, the Subcommittee grants additional (non-annual) RSUs to executive officers. Such RSUs generally vest in their entirety after an extended vesting period and are forfeited if the executive officer retires before the vesting date. On February 27, 2023 (fiscal 2023), the Subcommittee granted Peter Jueptner, Group President, International, an additional (non-annual) RSU award for 10,325 shares, valued at $2.5 million on the date of grant. This award vests 100% on February 27, 2026 assuming his continued employment through such date. This award is intended to further align Mr. Jueptner’s interests with those of our stockholders and motivate his continued stewardship and progression of our business over the longer term.
Equity-Based Compensation Granted in Fiscal 2023. As noted above, target award levels and actual grants of equity made to executive officers are determined by taking into account many factors, including an assessment of recent performance and expected future contributions. For the Executive Chairman and the CEO, this determination is made by the Subcommittee; for the remaining executive officers, a recommendation is made by the executive officer’s immediate manager, and the actual grant is approved by the Subcommittee. The equity grant percentages awarded to our NEOs were based on target grant levels and an assessment of each officer’s performance and expected future contributions. Fiscal 2023 annual equity grants were awarded in September 2022. See also “Grants of Plan-Based Awards in Fiscal 2023” and “Summary Compensation Table.”
CEO Compensation
Fiscal 2023 Compensation. For fiscal 2023, Mr. Freda’s annual base salary rate remained at $2.1 million, his target bonus opportunity was increased to $5.78 million (from $5.25 million), and his annual equity target was increased to $12.5 million (from $11.86 million). Mr. Freda’s equity grants in fiscal 2023 were comprised of annual PSU, RSU, and Stock Option grants.
Fiscal 2024 Compensation Decisions for the CEO. For fiscal 2024, Mr. Freda’s annual base salary remains at $2.1 million, his target incentive bonus opportunity remains at $5.78 million, and his target equity opportunity remains at $12.5 million. In setting Mr. Freda’s compensation for fiscal 2024, the Committee and Subcommittee considered additional equity awards that were made to him in prior years. In August 2023 (fiscal 2024), we granted Mr. Freda annual equity-based compensation with an aggregate value of approximately $11.25 million, comprised of PSUs with a target payout of 23,978 shares of Class A Common Stock, stock options for 69,435 shares of Class A Common Stock with an exercise price of  $156.39 per share, and RSUs for 23,978 shares of Class A Common Stock. These grants reflect the application of an individual performance percentage to the target equity opportunity approved for fiscal 2024. These equity awards will appear in our “Summary Compensation Table” and “Grants of Plan-Based Awards” for fiscal 2024.
Timeline of Non-Annual, Long-Term Equity Grants to CEO
The Company has historically designed non-annual, long-term equity awards with vesting periods that extend beyond the end of each award’s performance period and result in total vesting periods longer than the annual long-term equity grants. The March 2021 PVU and PSU Grants are based on an extension of the principles behind the non-annual, long-term equity awards granted to Mr. Freda in fiscal 2016 and fiscal 2018. The intention of these non-annual awards is, in part, to motivate Mr. Freda’s long-term stewardship of the Company and, as reflected below, the structure of these awards in fiscal 2021, fiscal 2018, and fiscal 2016 is such that there is a moderate overlap in the vesting and performance periods between awards. The shares of Class A Common Stock underlying the March 2021 PVU and PSU Grants are not intended to be delivered to Mr. Freda until after the end of fiscal 2025, which reflects the Company’s desire to further align his interests with those of our stockholders over that extended period of time. Between the time that Mr. Freda became CEO (July 2009) and the end of fiscal 2023 (June 30, 2023), (i) the Company achieved TSR of

56 | 2023 Proxy Statement

1,306% (the TSR of the S&P 500 Index was 538%); and (ii) our market capitalization increased from $6 billion to $70 billion. As referenced below, “Performance Period” is the period of time over which the attainment of one or more Performance Goals will be measured for the purpose of determining any payouts to Mr. Freda under the relevant award, and “Service Period” is the period of time that Mr. Freda must be employed by the Company in order to receive any payout under the relevant award.

(1)
Service Periods are July 1, 2015 through fiscal 2018, fiscal 2019, and fiscal 2020. Performance Periods are July 1, 2015, July 1, 2016, and July 1, 2017 through fiscal 2018, fiscal 2019, and fiscal 2020, respectively. Vesting of each tranche is contingent on achievement of  (i) positive cumulative operating income during performance periods and (ii) positive Net Earnings for fiscal 2016.

(2)
Delivery of shares of Class A Common Stock on June 30, 2021, June 30, 2022, and June 30, 2023.

(3)
Service Periods are January 1, 2018 through fiscal 2021 and fiscal 2022. Performance Periods are July 1, 2018 through fiscal 2021 and fiscal 2022. Vesting of each tranche is contingent on achievement of positive cumulative operating income during performance period.

(4)
Delivery of shares of Class A Common Stock on September 3, 2024.

(5)
Service Periods are March 11, 2021 through fiscal 2024.

(6)
Performance Periods for stock price goals are March 11, 2021 through fiscal 2024. Performance Periods for cumulative operating income goals are July 1, 2021 through fiscal 2025. Vesting of each tranche is contingent on achievement of (i) stock price goal and (ii) positive cumulative operating income goal during performance period.

(7)
Delivery of shares of Class A Common Stock on September 2, 2025.

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(8)
Service Period is March 11, 2021 through fiscal 2024.

(9)
Performance Period is July 1, 2021 through fiscal 2025. Vesting is contingent on achievement of positive cumulative operating income during performance period.

(10)
Delivery of shares of Class A Common Stock on September 2, 2025.

Additional (non-annual) Performance-Based Long-Term Equity Grants to CEO in Fiscal 2016, Fiscal 2018, and Fiscal 2021
Additional PSU Grant in September 2015 (fiscal 2016). The differentiated long-term grant to Mr. Freda on September 4, 2015 (the “September 2015 PSU”) reflected the Company’s strong performance, the importance of ensuring the sustainability of the Company’s performance and its longer term success, and the desire to retain Mr. Freda and further align his interests with the interests of our stockholders. The Subcommittee also wanted to recognize and provide an incentive for sustainable and effective stewardship of the Company’s brands, talent base, and reputation over that extended period of time. The September 2015 PSU was a long-term equity award designed to not be delivered fully to Mr. Freda until the end of fiscal 2023. This PSU grant had a target payout of 387,848 shares and was valued at $30 million on the date of grant. The award was designed to be earned in tranches at the end of certain fiscal years with no shares being delivered to Mr. Freda until the end of subsequent fiscal years as reflected below. The final performance period for the September 2015 grant ended on June 30, 2020, and the final share payment date was June 30, 2023.
The September 2015 PSU was divided into three tranches with service periods, performance periods, and payment dates as follows:
	Service Period	Performance Period	Share Payment Date
First Tranche (129,282 shares)	July 1, 2015 – June 30, 2018	July 1, 2015 – June 30, 2018	June 30, 2021(1)
Second Tranche (129,283 shares)	July 1, 2015 – June 30, 2019	July 1, 2016 – June 30, 2019	June 30, 2022(2)
Third Tranche (129,283 shares)	July 1, 2015 – June 30, 2020	July 1, 2017 – June 30, 2020	June 30, 2023(3)

(1)
On June 30, 2021, Mr. Freda received payout of the First Tranche shares, as well as a cash payment for dividend equivalents.

(2)
On June 30, 2022, Mr. Freda received payout of the Second Tranche shares, as well as a cash payment for dividend equivalents.

(3)
On June 30, 2023, Mr. Freda received payout of the Third (final) Tranche shares, as well as a cash payment for dividend equivalents. For more information about the payout of the Third Tranche, see “Option Exercises and Stock Vested in Fiscal 2023.”

This award provides that the vesting of each of the three tranches was contingent on the Company achieving (i) positive Cumulative Operating Income during the relevant Performance Periods as well as (ii) positive Net Earnings, as defined in the September 2015 PSU award agreement described below, for the fiscal year ended June 30, 2016. As of June 30, 2020, the Company achieved positive Cumulative Operating Income during each of the three Performance Periods. In addition, the Company achieved positive Net Earnings for the fiscal year ended June 30, 2016. Therefore, Mr. Freda received payouts of the First Tranche, Second Tranche, and Third Tranche on June 30, 2021, June 30, 2022, and June 30, 2023, respectively. For purposes of this award, “Cumulative Operating Income” means the sum of the operating income for each fiscal year in such Performance Period, subject to certain automatic adjustments including changes in accounting principles; impairment of intangibles; the impact of discontinued operations; non-recurring operating income and expenses; and the impact of unplanned acquisitions.
Additional PSU Grant in February 2018 (fiscal 2018). The size and structure of the February 14, 2018 PSU award (the “February 2018 PSU”) described below, as well as the reasons for the grant, are similar to the September 2015 PSU. On February 14, 2018, the Subcommittee, with input from members of the Board of Directors, granted the February 2018 PSU to Mr. Freda to further align his

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interests with those of our stockholders and motivate his continued stewardship of the Company’s brands, talent base, and reputation over the longer term. The shares of Class A Common Stock subject to this award are not intended to be delivered fully to Mr. Freda until after the end of fiscal 2024, which reflects the Company’s desire to further align his interests with those of our stockholders over that extended period of time. The award covers an aggregate of 195,940 shares divided in two equal tranches (i.e. 97,970 shares per tranche) and was valued at approximately $27.4 million on the date of grant. The service periods, performance periods, and share payment dates for the February 2018 PSU are as follows:
	Service Period	Performance Period	Share Payment Date*
First Tranche (97,970 shares)	January 1, 2018 – June 30, 2021	July 1, 2018 – June 30, 2021	September 3, 2024
Second Tranche (97,970 shares)	January 1, 2018 – June 30, 2022	July 1, 2018 – June 30, 2022	September 3, 2024

*
Because the performance goals have been achieved, any payment is subject to the other terms and conditions described below. Dividend equivalents will be paid out in cash in connection with the payment of any shares.

In its consideration of the appropriate size and structure for the February 2018 PSU, the Subcommittee considered the input from its compensation consultant (Semler Brossy) and other Board members, as well as the feedback and concerns received from some institutional investors following the September 2015 PSU to Mr. Freda. Ultimately, the Subcommittee determined that the February 2018 PSU was appropriate and consistent with the Company’s long-term business and compensation strategy, providing an incentive for sustainable and effective stewardship of the Company’s brands, talent base, and reputation over an extended period of time. In setting the performance goal for this award, the Subcommittee determined that any absolute or relative goals would become meaningless or counterproductive in light of a rapidly evolving competitive environment. The performance goal (positive Cumulative Operating Income, as discussed below) was intended to prevent this award from vesting if our performance were to suffer a substantial reversal during the vesting period and is accompanied by carefully considered payout restrictions around termination scenarios as described below.
The February 2018 PSU covers a period of about six-and-a-half years in total and involves two separate tranches that vest after three-and-a-half and four-and-a-half years based on Mr. Freda’s continued employment and achievement of the performance goal described above. Following achievement of the performance goal for a tranche, the shares of common stock underlying such tranche would be paid out to Mr. Freda in September 2024, a period of time that is much longer than typical grants. The delayed distribution feature is a key component of the award, intended to ensure that Mr. Freda is further incentivized to drive long-term performance. By separating award vesting from delivery of the underlying common stock, we continue to tie a portion of Mr. Freda’s wealth to share value over an extended time horizon (i.e. six-and-a-half years, through the delivery in September 2024).
This award generally provides that the vesting of each tranche is contingent on the Company achieving positive Cumulative Operating Income during the relevant Performance Period. For purposes of this award, “Cumulative Operating Income” means the sum of the operating income for each fiscal year in such Performance Period, subject to certain automatic adjustments set forth in the award agreement. Because the Company achieved positive Cumulative Operating Income for the first tranche (Performance Period July 1, 2018 to June 30, 2021) and the second tranche (Performance Period July 1, 2018 to June 30, 2022), a total of 195,940 shares will be delivered to Mr. Freda on September 3, 2024, subject to the terms and conditions of the February 2018 PSU.
If Mr. Freda’s employment is terminated for cause, as defined in the February 2018 PSU, prior to the delivery of the shares associated with any tranche, regardless of whether that tranche has been otherwise earned or vested, he will receive no shares. If (a) Mr. Freda is no longer employed by us for any reason, (b) payment of a tranche has not previously been made, and (c) it is determined that

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his behavior while he was employed would have constituted cause, then each tranche not previously paid will be forfeited, regardless of whether such tranche has been otherwise earned and vested. In addition, payouts of the award after termination of Mr. Freda’s employment are subject to Mr. Freda not (x) competing with the Company during the lesser of  (i) the remaining term of his award or (ii) a period of 24 months, nor (y) conducting himself in a manner adversely affecting the Company.
Additional (non-annual) Price-Vested Units (“PVUs”) and Performance Share Units (“PSUs”) Grants in March 2021 (fiscal 2021)
On March 11, 2021, the Stock Plan Subcommittee, with input from members of the Board of Directors, granted Mr. Freda two long-term equity awards (the “March 2021 PVU and PSU Grants”) to further align his interests with those of our stockholders and motivate his continued stewardship of our business, brands, talent base, and reputation over the longer term. As explained below, these awards are comprised of (i) Price-Vested Units with an aggregate grant date fair value of  $20 million and (ii) Performance Share Units with an aggregate grant date fair value of $20 million. The shares of Class A Common Stock underlying both awards are not intended to be delivered to Mr. Freda until after the fiscal year ending June 30, 2025, which reflects the Company’s desire to further align his interests with those of our stockholders over that extended period of time.
Mr. Freda has continued to extend his track record of outstanding leadership as our Chief Executive Officer. The depth and breadth of his experience as a steward of our Company for over ten years, along with the impressive performance by the entire management team, were critical in driving our performance in response to COVID-19 and to the resiliency demonstrated by our business during these unprecedented challenges. Since becoming President and Chief Executive Officer in July 2009, Mr. Freda has led the development and implementation of our long-term strategy.
In view of the long-term performance by the Company and by Mr. Freda, the Company’s long-term strategy, as well as the challenges facing the Company as it was recovering from the initial impacts of the COVID-19 pandemic, the Board and the Stock Plan Subcommittee (the “Subcommittee”) determined to extend Mr. Freda’s arrangements with the Company to incentivize him to continue to serve as President and Chief Executive Officer through at least June 30, 2024. In its consideration of the appropriate size and structure for these grants, the Subcommittee considered the input from its compensation consultant (Semler Brossy) and other Board members, as well as the feedback and concerns received from some institutional investors following prior differentiated long-term awards to Mr. Freda. Ultimately, the Subcommittee determined that these grants were appropriate and consistent with our long-term business and compensation strategy, providing an incentive for sustainable and effective stewardship of our business, brands, talent base, and reputation over an extended period of time.
In setting the performance goals for these awards, the Subcommittee determined that absolute or relative operational goals would become meaningless or counterproductive in light of a rapidly evolving competitive environment, but that direct alignment with stockholders with price goals would be an important element of the new design. Together, the PVUs, which vest based on stock price growth conditions (as discussed below), and the PSUs are intended to motivate continued outperformance versus the broader market and stewardship of the Company’s long-term strategy and growth in a sustainable way. The positive Cumulative Operating Income goal in each award is intended to prevent the award from vesting if our performance were to suffer a substantial reversal during the vesting period and is accompanied by carefully considered payout restrictions around termination scenarios as described below. The PVUs are a new element of award design that further aligns Mr. Freda with stockholders, as he will not earn the shares subject to the PVUs unless the Company achieves the share price hurdles during the multi-year performance period. The Subcommittee believes this was an important addition to the mix of awards to ensure and underscore stockholder alignment.
The awards cover a period of about four-and-a-half years in total, a longer period than typical in many executive compensation programs. A key element of the design is that, as a general matter,

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Mr. Freda needs to remain in his position through at least June 30, 2024 to satisfy the service requirement, with shares not being delivered until September 2025. If the performance goals for an award (or tranche thereof) are achieved, the shares of Class A Common Stock underlying such award (or tranche thereof) would be delivered to Mr. Freda in September 2025, provided the Cumulative Operating Income goal is met as of June 30, 2025. The delayed distribution is intended to ensure that Mr. Freda is further incentivized to drive sustainable, long-term performance. By separating the service period of the award from the delivery of the underlying Class A Common Stock, we continue to tie a portion of Mr. Freda’s wealth to share value and performance over an extended time horizon (i.e. four-and-a-half years, through the delivery in September 2025).
Price-Vested Units granted in March 2021
As noted, the shares of Class A Common Stock underlying the PVUs are not intended to be delivered to Mr. Freda until after the end of fiscal 2025, which reflects our desire to further align his interests with those of our stockholders over that extended period of time. The PVU award covers an aggregate of 85,927 shares divided into three tranches each with its own stock price goal that must be achieved on or before June 30, 2024, and all three tranches are subject to the Cumulative Operating Income goal that is measured from July 1, 2021 through June 30, 2025 as described below. The goals were determined by applying cumulative annual growth rates of 6%, 7% and 8% to the average closing price of the Class A Common Stock for the 60 trading days prior to the grant. The aggregate grant date fair value of the award (i.e. all three tranches) is approximately $20 million, estimated using the Monte Carlo Method that includes assumptions relating to share price volatility, dividend yield and risk-free interest rate.
The number of shares subject to each tranche, as well as Stock Price Goal, service periods, performance periods and share delivery dates for each tranche are as follows:
	Number of Shares per Tranche	Stock Price Goal (per share)	Service Period	Performance Period for Stock Price Goal	Performance Period for Cumulative Operating Income Goal	Share Delivery Date(4)
First Tranche	27,457	$323.03(1)	March 11, 2021 – June 30, 2024	March 11, 2021 – June 30, 2024	July 1, 2021 – June 30, 2025	September 2, 2025
Second Tranche	28,598	$333.21(2)	March 11, 2021 – June 30, 2024	March 11, 2021 – June 30, 2024	July 1, 2021 – June 30, 2025	September 2, 2025
Third Tranche	29,872	$343.61(3)	March 11, 2021 – June 30, 2024	March 11, 2021 – June 30, 2024	July 1, 2021 – June 30, 2025	September 2, 2025

(1)
This Stock Price Goal was achieved as of July 29, 2021.

(2)
This Stock Price Goal was achieved as of September 7, 2021.

(3)
This Stock Price Goal was achieved as of November 24, 2021.

(4)
Delivery of the shares is subject to achievement of the Cumulative Operating Income goal and other terms and conditions described below. Dividend equivalents will be paid out in cash in connection with the delivery of any shares.

Stock Price Goals. The PVU Agreement generally provides that the vesting of each tranche is contingent upon the Company’s achievement of the respective Stock Price Goal, which means that the average closing price per share of the Company’s Class A Common Stock traded on the New York Stock Exchange (“NYSE”) be at or above the applicable Stock Price Goal (in the table above) for 20 consecutive trading days during the applicable performance period. As reflected in the table above, each of the three Stock Price Goals has been achieved, and the shares will not be delivered until September 2, 2025 (fiscal 2026), subject to achievement of the Cumulative Operating Income Goal and other terms and conditions. This delayed payout provides continued alignment with stockholders.
Cumulative Operating Income Goal. The PVU Agreement also generally provides that the vesting of each tranche is contingent on the Company achieving positive Cumulative Operating Income from July 1, 2021 through June 30, 2025. For purposes of the PVU award, “Cumulative

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Operating Income” means the sum of the operating income for each fiscal year in such Performance Period, subject to certain automatic adjustments including: changes in accounting principles; impairment of intangibles; impact of discontinued operations; non-recurring and non-operating income and expenses; and the impact of unplanned acquisitions.
If Mr. Freda’s employment is terminated for cause (as defined in the PVU Agreement) prior to the delivery of the shares associated with any tranche, regardless of whether that tranche has been otherwise earned or vested, the PVU award will be forfeited and he will receive no shares. If (a) Mr. Freda is no longer employed by us for any reason, (b) the shares subject to a tranche have not previously been delivered, and (c) it is determined that his behavior while he was employed would have constituted cause, then each tranche not previously paid will be forfeited, regardless of whether such tranche has been otherwise earned and vested. In addition, delivery of the shares under the PVU award after termination of Mr. Freda’s employment are subject to Mr. Freda not (x) competing with the Company or (y) conducting himself in a manner adversely affecting the Company, in each case for the lesser of  (i) the remaining term of his PVU award or (ii) 24 months following such termination. If Mr. Freda voluntarily resigns or retires prior to July 1, 2024, the PVU award will be forfeited. If Mr. Freda’s employment is terminated without cause, or he voluntarily resigns or retires on or after July 1, 2024, then he will earn and vest in each tranche of the PVU award subject to achievement of the Stock Price Goals and Cumulative Operating Income goal applicable to such tranche through the end of the performance period applicable to the Stock Price Goals. If Mr. Freda dies or becomes disabled, then the Cumulative Operating Income goal will be deemed met and for each Performance Period that has not yet concluded, he will earn and vest in each tranche only to the extent the Stock Price Goal for such tranche was met on or prior to the earlier of  (i) the one-year anniversary of the date of death or termination by reason of disability and (ii) June 30, 2024, and the delivery of shares, if any, would be made shortly thereafter.
Upon a Change in Control, if the Stock Price Goal for a tranche has been met prior to the Change of Control, then the PVU award will vest and the shares will be delivered on (i) the original delivery date or (ii) shortly after a qualifying “double trigger” termination of employment, if applicable.
Performance Share Units granted in March 2021
As noted, the shares of Class A Common Stock subject to the PSU award are not intended to be delivered to Mr. Freda until after the end of fiscal 2025, which reflects the Company’s desire to further align his interests with those of our stockholders over that extended period of time. The PSU award covers an aggregate of 68,578 shares. The aggregate grant date fair value of the PSU award is approximately $20 million, based on the closing price of our Class A Common Stock on the date of grant. The structure of this PSU award is similar to the long-term (non-annual) PSU grants to Mr. Freda on September 4, 2015 and February 14, 2018.
The service period, performance period, and share delivery date are as follows:
Service Period	Performance Period	Share Delivery Date*
March 11, 2021 – June 30, 2024	July 1, 2021 – June 30, 2025	September 2, 2025

*
Delivery of the shares and the timing of such delivery are subject to achievement of the performance goal and other terms and conditions described below. Dividend equivalents will be paid out in cash in connection with the delivery of any shares.

The PSU Agreement generally provides that the vesting of the PSU award is contingent on the Company achieving positive Cumulative Operating Income during the relevant performance period. For purposes of this award, “Cumulative Operating Income” has the same meaning as in the PVU Agreement.
If Mr. Freda’s employment is terminated for cause (as defined in the PSU Agreement) prior to the delivery of the shares subject to the PSU award, regardless of whether the PSU award has been

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otherwise earned or vested, the PSU award will be forfeited and he will receive no shares. If (a) Mr. Freda is no longer employed by us for any reason, (b) the shares subject to the PSU award have not previously been delivered, and (c) it is determined that his behavior while he was employed would have constituted cause, then the PSU award will be forfeited, regardless of whether it has been otherwise earned and vested. In addition, delivery of the shares under the PSU award after termination of Mr. Freda’s employment are subject to Mr. Freda not (x) competing with the Company, nor (y) conducting himself in a manner adversely affecting the Company, in each case for the lesser of  (i) the remaining term of his award or (ii) 24 months following such termination.
If he voluntarily resigns or retires (i) prior to July 1, 2024, the PSU award will be forfeited and (ii) on or after July 1, 2024, the PSU award will vest only if the Cumulative Operating Income goal is achieved as of June 30, 2025. If Mr. Freda’s employment is terminated without cause prior to July 1, 2024, then, subject to actual achievement of the Cumulative Operating Income goal, he will vest in a pro rata portion of the PSU award based on complete months worked during the service period plus up to an additional 12 months of service. However, Mr. Freda would fully vest in the PSU award instead of vesting in a pro rata portion if the Company also has achieved Company-wide performance criteria (currently known as the “corporate multiplier”) under the Company’s Executive Annual Incentive Plan of at least 90% on average for each of the Company’s three fiscal years preceding the year of Mr. Freda’s termination, as determined by the Compensation Committee. If Mr. Freda’s employment is terminated without cause on or after July 1, 2024, the PSU award will fully vest if the Cumulative Operating Income goal is achieved as of June 30, 2025. If Mr. Freda dies or becomes disabled prior to July 1, 2024, the Cumulative Operating Income goal will be deemed met and he will earn and vest in a pro rata portion of the PSU award based on complete months worked during the service period plus up to an additional 12 months of service, and the shares would be delivered shortly thereafter. If Mr. Freda dies or becomes disabled on or after July 1, 2024, the Cumulative Operating Income goal will be deemed met and he will earn and vest in 100% of the PSU award, and the shares would be delivered shortly thereafter.
Upon a Change in Control, the Cumulative Operating Income goal will be deemed to be met, and the shares subject to the PSU award will be delivered on (i) the original delivery date or (ii) shortly after a qualifying “double trigger” termination of employment, if applicable.
Fiscal 2024 Compensation Decisions for William P. Lauder, Tracey T. Travis, Jane Hertzmark Hudis, and Peter Jueptner
William P. Lauder, Executive Chairman. For fiscal 2024, Mr. Lauder’s annual base salary remains at $1.58 million, his target incentive bonus opportunity remains at $3.54 million, and his target equity opportunity remains at $2.9 million. In August 2023 (fiscal 2024), we granted Mr. Lauder equity-based compensation with an aggregate value of approximately $2.61 million, comprised of PSUs with a target payout of 5,563 shares of Class A Common Stock, stock options for 16,109 shares of Class A Common Stock with an exercise price of  $156.39 per share, and RSUs for 5,563 shares of Class A Common Stock. These grants reflect the application of an individual performance percentage to the target equity opportunity approved for fiscal 2024.
Tracey T. Travis, Executive Vice President and Chief Financial Officer. For fiscal 2024, Ms. Travis’s annual base salary remains at $1.20 million, her target incentive bonus opportunity remains at $1.58 million, and her target equity opportunity remains at $4.94 million. In August 2023 (fiscal 2024), we granted Ms. Travis annual equity-based compensation with an aggregate value of approximately $5.73 million, comprised of PSUs with a target payout of 12,214 shares of Class A Common Stock, stock options for 35,366 shares of Class A Common Stock with an exercise price of  $156.39 per share, and RSUs for 12,214 shares of Class A Common Stock. These grants reflect the application of an individual performance percentage to the target equity opportunity approved for fiscal 2024.
Jane Hertzmark Hudis, Executive Group President. For fiscal 2024, Ms. Hudis’s annual base salary remains at $1.34 million, her target incentive bonus opportunity remains at $2.07 million, and her target equity opportunity remains at $3.74 million. In August 2023 (fiscal 2024), we granted Ms. Hudis equity-based compensation with an aggregate value of approximately $4.18 million,

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comprised of PSUs with a target payout of 8,919 shares of Class A Common Stock, stock options for 25,822 shares of Class A Common Stock with an exercise price of  $156.39 per share, and RSUs for 8,919 shares of Class A Common Stock. These grants reflect the application of an individual performance percentage to the target equity opportunity approved for fiscal 2024.
Peter Jueptner, Group President, International. Mr. Jueptner became an executive officer on July 1, 2022 and Group President, International on January 1, 2023. He was President, International from February 1, 2022 until December 31, 2022. For fiscal 2024, Mr. Jueptner’s annual base salary remains at $1.25 million, his target incentive bonus opportunity remains at $1.6 million, and his target equity opportunity remains at $3.0 million. In August 2023 (fiscal 2024), we granted Mr. Jueptner equity-based compensation with an aggregate value of approximately $3.24 million, comprised of PSUs with a target payout of 6,906 shares of Class A Common Stock, stock options for 19,996 shares of Class A Common Stock with an exercise price of  $156.39 per share, and RSUs for 6,906 shares of Class A Common Stock. These grants reflect the application of an individual performance percentage to the target equity opportunity approved for fiscal 2024.
Compensation Planning and the Decision-Making Process
Peer Group. We consider the compensation practices of a peer group of companies for the purpose of determining the competitiveness of our total compensation and various elements, but we do not target a specific percentile. We believe that the peer group reflects the market in which we compete for executive talent and that we have few direct competitors publicly traded in the United States. Therefore, the Committee has selected a mix of primarily consumer products and consumer discretionary companies to ensure the group includes companies of comparable size and business model to us. The Committee refers to the peer group data when considering compensation levels and the allocation of compensation elements for executive officers.
Set forth below is the peer group of companies used for compensation in fiscal 2023. Our revenues approximate the 64th percentile relative to this peer group, using each company’s most recently completed fiscal year ended on or prior to June 30, 2023.
• Bath & Body Works • Capri Holdings • Clorox • Colgate-Palmolive • Coty • The Gap • International Flavors & Fragrances • Johnson & Johnson • Kimberly-Clark	• Lululemon • Nike • PepsiCo • Procter & Gamble • PVH Corp. • Ralph Lauren • Revlon • Starbucks • Tapestry
The Committee has determined to use the same peer group for compensation in fiscal 2024, except that Revlon has been removed.
Compensation Consultant. The Committee has engaged Semler Brossy as its consultant for executive compensation. The Committee determined that Semler Brossy is free of conflicts of interest. Semler Brossy reports directly to the Committee and works with the Committee (and the Subcommittee) and management to, among other things, provide advice regarding compensation structures in general and competitive compensation data. Semler Brossy also reviews information prepared by management for the Committee or Subcommittee. All of the decisions with respect to determining the amount or form of executive compensation under our executive compensation programs are made by the Committee or Subcommittee alone and may reflect factors and considerations other than the information and advice provided by the Semler Brossy. As noted in “Director Compensation,” Semler Brossy provides advice and guidance to the Nominating and ESG Committee regarding non-employee director compensation. No other services were provided by Semler Brossy to the Committee, Subcommittee, or the Company in fiscal 2023.
Role of Executive Officers. As noted above, executive compensation is set by the Committee and Subcommittee. In performing this function, the Committee and Subcommittee rely on the

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Executive Chairman, the CEO, and the Executive Vice President – Global Human Resources (the “EVP HR”) to provide information regarding the executive officers, their roles and responsibilities, and the general performance of the Company and the various business units. These three executive officers providing support take directions from and bring suggestions to the Committee and Subcommittee. They suggest performance measures and targets for each of the executive officers under the EAIP and for PSUs. They also make suggestions regarding terms of employment agreements. The final decisions regarding salaries, bonuses (including measures, targets, and amounts to be paid), equity grants, and other compensation matters related to executive officers are made by the Committee or Subcommittee, as the case may be. The EVP HR and the human resources staff work with the Executive Vice President and General Counsel, the legal staff, the Executive Vice President and Chief Financial Officer, and the finance staff to support the Committee and Subcommittee.
Other Benefits and Perquisites
Benefits. We determine benefits for executive officers by the same criteria applicable to the general employee population in the location where the executive officer is situated except as noted below. In general, benefits are designed to provide protection to the executives and their families in the event of illness, disability, or death and to provide retirement income. The benefits are important in attracting and retaining employees and mitigating distractions that may arise relating to health care, retirement, and similar matters. Each NEO receives supplemental executive life insurance with a face amount of $5 million ($10 million for Mr. Freda). In addition, Mr. Lauder receives payment in lieu of a medical reimbursement program that was discontinued. Such life insurance and medical reimbursement program are not generally available to the employee population. For costs associated with such programs, see note (10) to the “Summary Compensation Table.” In addition, beginning in fiscal 2023, the employee healthcare coverage provided by the Company for Mr. Freda has been expanded to provide full coverage outside the United States.
Perquisites. We provide certain perquisites to our executive officers. The perquisites are comprised of (a) an annual perquisite allowance of $20,000 for the Executive Chairman and the CEO and $15,000 for the other executive officers (other than Leonard A. Lauder and Ronald S. Lauder, who do not receive a perquisite allowance), which allowance can be used for certain specified expenses; (b) personal use of a company car (or cash in lieu of a company car) and, in the case of the CEO and the Executive Chairman, use of the Company’s aircraft for personal travel in the interests of safety and security; (c) financial counseling costs up to $5,000 per year (other than Leonard A. Lauder and Ronald S. Lauder, who do not receive a financial counseling allowance); and (d) spousal or companion travel (with required approval, the executive’s spouse, companion, or domestic partner may accompany the executive on up to two business trips per fiscal year). On occasion, we will provide expense reimbursements relating to relocations. In addition, we make available to our employees, including the NEOs, the ability to obtain a limited amount of our products for free or at a discount.
Post-Termination Compensation
Retirement Plans. We provide retirement benefits to our employees in the United States, including the NEOs, under The Estee Lauder Companies Retirement Growth Account Plan (the “RGA Plan”), the related The Estee Lauder Inc. Benefits Restoration Plan (the “Restoration Plan”), and The Estee Lauder Companies 401(k) Savings Plan. Executive officers who have worked for our subsidiaries outside the United States may also be covered under plans covering such employees. As with other benefits, the retirement plans are intended to enable us to attract and retain employees. The plans provide employees, including executive officers, with an opportunity to plan for future financial needs during retirement. For a more detailed discussion on the retirement plans, see “Pension Benefits.” In addition, certain executive officers who joined us mid-career, or who forfeited certain retirement benefits from their former employers to join us, have been provided with nonqualified supplemental pension arrangements.
Deferred Compensation. We currently allow executive officers to defer a portion of their base salary and annual bonus. Under the terms of their employment agreements and the EAIP, each of

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the NEOs may elect to defer all or part of the officer’s incentive bonus compensation, subject to the requirements of Section 409A of the Internal Revenue Code (“Section 409A”). The ability to defer is provided to participating executive officers as a way to assist them in saving for future financial needs with relatively little cost to us. The amounts deferred are a general obligation of ours, and the cash that is not paid currently may be used by us for our general corporate purposes. For information about deferred compensation, see “Nonqualified Deferred Compensation in Fiscal 2023 and at June 30, 2023.”
Potential Payments upon Termination of Employment. As discussed in more detail under “Potential Payments upon Termination of Employment or Change of Control,” the NEOs’ employment agreements (as well as agreements related to equity compensation awards) provide for certain payments and other benefits in the event the officer’s employment is terminated under certain circumstances, such as retirement, disability, death, termination by us without cause, termination by us for material breach of the officer’s employment arrangement, or termination by the executive officer for “good reason” following a “change of control.”
In view of the Lauder family’s ownership of shares with substantial voting power, they have the ability to determine whether our Company will undergo a “change of control.” In order to protect the interests of the executive officers and to keep them involved and motivated during any process that may result in a “change of control,” outstanding annual PSUs contain provisions that accelerate vesting upon a “change in control.” Unvested RSUs, stock options, and other (non-annual) long-term equity awards including PSUs and PVUs (e.g., the PSU and PVU granted to Mr. Freda on March 11, 2021 and the PSU granted to him on February 14, 2018) contain provisions that provide for accelerated vesting, exercisability, or payment after a “change of control” only if we terminate the executive officer’s employment without cause or the executive officer terminates employment for “good reason.” The executive employment agreements similarly provide such a “double trigger” for other severance benefits.
The award documents in connection with our equity grants contain certain provisions regarding treatment of the awards upon termination. We place great value on the long-term commitment that many executive officers have made to us. In addition to recognizing the service they have provided during their tenure, we attempt to motivate them to act in a manner that will provide longer-term benefits to us even as they approach retirement. Therefore, annual PSUs, annual RSUs, and stock options granted to executive officers who are retirement-eligible contain provisions that allow them to continue to participate in the longer-term success of the business following retirement. Specifically, to the extent the performance is achieved, a retiree’s annual PSUs will vest in accordance with the original vesting schedule. Similarly, a retiree’s annual RSUs will vest in accordance with the original vesting schedule. In addition, stock options become immediately exercisable upon retirement and are exercisable for the remainder of their ten-year terms.
The Share Incentive Plan provides for forfeiture of outstanding awards in the event that after termination of employment, a participant competes with or otherwise conducts herself or himself in a manner adversely affecting the Company.
Tax Matters
The Internal Revenue Code limits the tax deductibility of compensation in excess of  $1 million per year paid to executive officers who are “covered employees” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Prior to the Tax Cuts and Jobs Act (the “TCJA”), performance-based compensation meeting specified requirements was exempt from this deduction limit. As a result of the TCJA, however, effective for the Company in fiscal 2019, compensation in excess of $1 million paid to our “covered employees” under Section 162(m) is generally not tax deductible, even if such compensation is performance-based or paid following termination of employment. Under the TCJA, once an executive officer becomes a “covered employee,” that individual will remain a “covered employee” for all subsequent years. The TCJA includes a transition rule under which compensation that would have been exempt from the deduction limitation prior to TCJA that is payable pursuant to a written binding contract that was in effect on November 2, 2017, and was not materially modified after that date, will remain tax deductible. To the extent

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applicable, we generally expect to avail ourselves of this transition rule. Given the compensation philosophy and objectives described in this “Compensation Discussion and Analysis” and the limitations imposed by the TCJA, the Committee and Subcommittee approve the payment of compensation that may not be deductible.
Executive Stock Ownership Guidelines and Holding Requirements
The Company has stock ownership guidelines for executive officers to further align their interests with those of our stockholders. Under these guidelines, each executive officer is required to have equity holdings with a value equal to or greater than a specified multiple of the officer’s annual base salary. Any temporary salary reductions do not impact the stock ownership requirements.
An executive officer who commences employment with the Company or who is promoted from within the Company has until the fifth anniversary of the date of employment or effective date of promotion to comply with these guidelines.
Executive Officer	Required Multiple of Salary
Executive Chairman	8
President and Chief Executive Officer	8
Chief Financial Officer	4
Group Presidents	4
Other Executive Officers	3
Mr. Jueptner, who became an executive officer on July 1, 2022, has five years from such date to meet his ownership requirement. As of June 30, 2023, all the other NEOs met or exceeded their stock ownership requirements.
The following table shows which equity holdings count for purposes of meeting our stock ownership guidelines:
What Counts	What Does Not Count
Common Stock(1)	Stock Options (vested or unvested)
Unvested RSUs	Unvested PSUs and PVUs(3)
Vested PSUs and PVUs(2)

(1)
Common Stock means Class A Common Stock or Class B Common Stock held directly by the executive officer or the officer’s immediate family or held in entities controlled by the officer or the officer’s immediate family members (including trusts for the benefit of the officer or immediate family members). However, any shares of Common Stock that are hedged or pledged do not count for purposes of these stock ownership guidelines.

(2)
Vested PSUs and PVUs mean PSUs and PVUs that are no longer subject to performance condition(s) but the underlying shares of Class A Common Stock have not yet been delivered to the executive officer.

(3)
Unvested PSUs and PVUs means long-term equity awards still subject to performance condition(s).

Under our stock ownership guidelines, if an executive officer receives an increase in base salary, then such officer has until the third anniversary of the effective date of the salary increase to comply with the incremental change in ownership requirements. If an executive officer fails to achieve the requisite ownership level by the required deadline, then until such time as the ownership guidelines are achieved, such executive officer must continue to hold (a) 100% of the net after-tax shares of Common Stock received due to the vesting of RSUs, PSUs, or any other share unit and (b) 100% of the net after-tax shares of any stock option exercise. An executive officer may satisfy the ownership guideline but subsequently, due to a drop in the stock price, the officer’s ownership may fall below

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the required threshold. In such a case, if by the first anniversary of falling below the required threshold, such officer’s holdings still do not meet the required threshold, then until such time as the ownership guidelines are achieved, the officer must continue to hold (a) at least 50% of the net after-tax shares of Common Stock received due to the vesting of RSUs, PSUs, or any other share unit and (b) 50% of the net after-tax shares of any stock option exercise. In addition, in settling bonus payouts under the EAIP for an executive officer who continues to be below the guidelines after the required deadline, the Compensation Committee may request that up to 50% of the bonus payout be settled in shares of the Company’s Common Stock or additional RSUs.
Insider Trading Policy
Our Insider Trading Policy prohibits employees, including executive officers, and members of our Board of Directors from trading in Company securities while in possession of material, non-public information about the Company. Under this policy, certain individuals are prohibited from trading in Company securities during various times throughout the year known as “blackout periods,” and certain individuals must receive preclearance from the Legal Department before trading in Company securities.
Pledging Policy
Our outstanding equity award agreements for PSUs, PVUs, and RSUs generally prohibit employees from pledging such outstanding equity awards. Otherwise, we do not restrict pledges of securities but require that pledges of securities be approved in advance by our Legal Department.
Hedging Policy
The Company prohibits all employees (including officers) and directors of the Company (each, a “Company Person”), as well as their Designees (as defined below), from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions, that hedge or offset or are designed to hedge or offset, any decrease in the market value of Company Equity Securities (as defined below) (any such financial instruments or transactions, “Hedge Transactions”), unless such Hedge Transaction is approved in advance by the Legal Department and made in compliance with the Company’s Insider Trading Policy. However, no such approval shall be given for Hedge Transactions with regard to Outstanding Equity Grants (as defined below), which are prohibited under all circumstances.
As used in this Policy:
“Company Equity Securities” means (i) the Company’s Class A or Class B Common Stock (collectively, “Common Stock”), (ii) options, rights or units where shares of Common Stock are the underlying security, (iii) Outstanding Equity Grants, and (iv) to the extent not covered by the foregoing, any “equity securities” (as defined in Section 3(a)(11) of the Securities Exchange Act of 1934, as amended, and Rule 3a-11-1 promulgated thereunder) that are issued by the Company or any subsidiary of the Company.
“Designee” means (i) any family member of a Company Person living in such person’s household or any other person (other than a tenant or employee) living in such person’s household, and (ii) any corporation, partnership, limited liability company, trust or other entity controlled by a Company Person or any person listed in clause (i) above.
“Outstanding Equity Grant” means any outstanding compensatory grant or award by the Company to a Company Person in respect of the Company’s Common Stock (for example, outstanding stock options, restricted stock unit (RSU) and performance stock unit (PSU) awards under the Company’s incentive plans).
All Company Persons must comply with any other applicable policies or guidelines of the Company (for example, the Company’s Insider Trading Policy and the Company’s Executive Stock Ownership Guidelines).

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Recoupment Policy
Annual and long-term incentive compensation (whether in the form of stock options or paid or payable in cash or equity) awarded to executive officers are subject to an executive compensation recoupment policy, also known as a “clawback.” Under the policy, recoupment would apply in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the applicable securities laws. Recoupment would apply to any current or former executive officer who received incentive compensation within the three-year period prior to the restatement, and the amount to be recouped would be the amount in excess of what the executive officer would have been paid under the restatement. The Company intends to adopt a recoupment policy that complies with new NYSE listing standards regarding clawbacks by the required compliance date.
Compensation Committee and Stock Plan Subcommittee Report
The Compensation Committee and the Stock Plan Subcommittee have reviewed and discussed with management the foregoing Compensation Discussion and Analysis in this Proxy Statement on Schedule 14A. Based on such review and discussions, the Compensation Committee and the Stock Plan Subcommittee have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended June 30, 2023.
Compensation Committee	Stock Plan Subcommittee
Paul J. Fribourg (Chair) Charlene Barshefsky Richard D. Parsons Jennifer Tejada	Charlene Barshefsky Paul J. Fribourg Jennifer Tejada

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Summary Compensation Table
The following table, footnotes, and narratives describe the compensation for our “Named Executive Officers,” consisting of our (a) Chief Executive Officer, (b) Chief Financial Officer, and (c) three other most highly compensated executive officers serving at the end of our fiscal year ended June 30, 2023 (“fiscal 2023”). Our fiscal year ended June 30, 2022 is referred to as “fiscal 2022,” and our fiscal year ended June 30, 2021 is referred to as “fiscal 2021.” See “Compensation Discussion and Analysis” and other disclosures under “Executive Compensation” for a description of the material factors necessary to an understanding of the information disclosed below.
Name and Principal Position	Year	Salary ($)(5)	Bonus ($)	Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(8)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(9)	All Other Compensation ($)(10)	Total ($)
William P. Lauder Executive Chairman	2023	$1,575,000	$0	$2,416,701	$1,208,360	$1,666,450	$854,016	$83,466	$7,803,992
	2022	1,575,000	0	2,283,182	1,141,841	4,348,150	200,014	53,809	9,601,996
	2021	1,250,000	0	2,545,632	1,272,609	4,512,650	376,289	69,480	10,026,660
Fabrizio Freda(1) President and Chief Executive Officer	2023	2,100,000	0	10,416,576	5,208,432	2,715,450	1,057,600	313,186	21,811,244
	2022	2,100,000	0	9,883,468	4,941,572	7,013,150	974,688	567,178	25,480,056
	2021	1,666,667	0	50,429,620	5,215,140	7,278,500	685,266	721,792	65,996,984
Tracey T. Travis(2) Executive Vice President and Chief Financial Officer	2023	1,195,000	0	4,050,644	2,025,632	813,450	169,409	77,174	8,331,309
	2022	1,150,000	0	8,841,998	1,920,773	2,061,850	84,388	35,927	14,094,936
	2021	990,000	0	3,956,044	1,978,065	2,054,250	93,865	60,274	9,132,498
Jane Hertzmark Hudis(3) Executive Group President	2023	1,344,000	0	3,038,476	1,519,466	957,950	316,629	62,026	7,238,547
	2022	1,305,000	0	6,383,345	1,441,848	2,289,400	157,387	68,737	11,645,717
Peter Jueptner(4) Group President, International	2023	1,176,250	0	4,259,083	879,380	636,350	148,602	120,491	7,220,157

Certain amounts do not sum due to rounding
(1)
The significant year-over-year change shown for Mr. Freda in the “Stock Awards” column and the “Total” column for 2022 and 2021 is due to the additional (non-annual) PVUs and PSUs granted to him on March 11, 2021 (fiscal 2021) (the “March 2021 PVU and PSU Grants”), with a combined aggregate grant date fair value of $40.0 million. See “Compensation Discussion and Analysis – CEO Compensation” for additional information about these awards.

(2)
Stock awards for Ms. Travis in each year reflect annual grants of PSUs and RSUs and also reflect, for fiscal 2022, an additional (non-annual) PSU grant on September 2, 2021 with a grant date fair value of approximately $5.0 million. See “Outstanding Equity Awards at June 30, 2023” for additional information about this award.

(3)
Compensation for Ms. Hudis is not provided for fiscal 2021 because she was not a Named Executive Officer for that year. Stock awards for Ms. Hudis in each year reflect annual grants of PSUs and RSUs and also reflect, for fiscal 2022, an additional (non-annual) RSU grant on September 2, 2021 with a grant date fair value of approximately $3.5 million. See “Outstanding Equity Awards at June 30, 2023” for additional information about this award.

(4)
Compensation for Mr. Jueptner is provided only for fiscal 2023 because he was not a Named Executive Officer for fiscal 2022 or fiscal 2021. Stock awards for Mr. Jueptner reflect annual grants of PSUs and RSUs and also reflect an additional (non-annual) RSU grant on February 27, 2023 with a grant date fair value of approximately $2.5 million. See “Compensation Discussion and Analysis – Long-Term Equity-Based Compensation – Additional (non-annual) RSU Grants” for additional information about the non-annual RSU grant in February 2023 to Mr. Jueptner.

(5)
The salaries shown for fiscal 2021 reflect temporary salary reductions for the six-month period from May 1 to October 31, 2020, as part of our efforts to enhance financial flexibility and

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liquidity due to the initial impacts of COVID-19. These temporary salary reductions impacted salaries for the first four months of fiscal 2021.
(6)
For each fiscal year shown, the “Stock Awards” column shows the grant date fair values of all stock awards, which are comprised of annual grants of PSUs and RSUs and, where applicable, additional (non-annual) awards. Amounts represent the aggregate grant date fair value of PSUs, PVUs, and RSUs granted in the respective fiscal year computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). For a description of the assumptions used to calculate the aggregate grant date fair value of Stock Awards, see Note 18 (“Stock Programs”) to our consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2023. Amounts shown for Mr. Freda for fiscal 2021 include the March 2021 PVU and PSU Grants referenced in note (1). Amounts shown for Ms. Travis for fiscal 2022 include an additional PSU award referenced in note (2). The amount shown for Ms. Hudis for fiscal 2022 includes an additional RSU award referenced in note (3). The amount shown for Mr. Jueptner for fiscal 2023 includes an additional RSU award referenced in note (4). Amounts shown disregard estimates of forfeitures related to service-based vesting conditions. For annual PSUs, the amount included was calculated based on the probable (i.e. likely) outcome with respect to satisfaction of the performance conditions at the date of grant, which is the target payout, consistent with the recognition criteria in FASB ASC Topic 718 (excluding the effect of estimated forfeitures). The maximum potential values of annual PSUs (assuming the grant date stock price) awarded at the date of grant for fiscal 2023, fiscal 2022, and fiscal 2021 were as follows: for Mr. Lauder, $1,933,508, $1,826,615, and $2,227,483, respectively; Mr. Freda, $8,333,408, $7,906,843, and $9,125,811, respectively; Ms. Travis, $3,240,565, $3,073,488, and $3,461,703, respectively; for Ms. Hudis, $2,430,977 and $2,306,578 for fiscal 2023 and fiscal 2022, respectively; and for Mr. Jueptner, $1,407,240 for fiscal 2023.

(7)
Amounts represent aggregate grant date fair value of stock options granted in the respective fiscal year computed in accordance with FASB ASC Topic 718. Amounts shown disregard estimates of forfeitures related to service-based vesting conditions. The fair values of stock options granted were calculated using the Black-Scholes options-pricing model. For a description of the assumptions used to calculate such amounts, see Note 18 (“Stock Programs”) to our consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2023. See “Grants of Plan-Based Awards in Fiscal 2023” for information about option awards granted in fiscal 2023 and “Outstanding Equity Awards at June 30, 2023” for information with respect to options outstanding at June 30, 2023.

(8)
Amounts represent incentive payments made in respect of each fiscal year under our EAIP. See “Grants of Plan-Based Awards in Fiscal 2023” for the potential payouts to which the executive was entitled depending on the outcome of the performance criteria in fiscal 2023. See “Compensation Discussion and Analysis – Elements of Compensation – Design of EAIP and PSU for Fiscal 2023 and Fiscal 2024” and “Compensation Discussion and Analysis – Elements of Compensation – Annual Incentive Bonus.”

(9)
Amounts represent the aggregate change in each fiscal year in the actuarial present value of each NEO’s accumulated pension benefits under the RGA Plan and the Restoration Plan and any above market portion of interest earned during each fiscal year on deferred compensation balances. Mr. Lauder is the only Named Executive Officer with a deferred compensation balance. The above market portions of interest earned by Mr. Lauder during fiscal 2023, fiscal 2022, and fiscal 2021 were $208,122, $86,414, and $62,638, respectively. See “Nonqualified Deferred Compensation in Fiscal 2023 and at June 30, 2023” and the related discussion for information about our deferred compensation arrangements applicable to executive officers. For Mr. Freda, the amount also represents a supplemental deferral intended to replicate pension benefits foregone at his former employer plus earnings on such deferral. See “Pension Benefits.”

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(10)
Information about amounts reported for the three fiscal years are shown in the table below.

Name	Year	Matching 401(k) Savings Plan Contributions Made on Behalf of the Executives	Company-Paid Premiums for Executive Life Insurance	Company-Paid Medical Reimbursement Payment(a)	Perquisite Allowance(b)	Financial Counseling(b)	Personal Use of Company Autos and Company Aircraft(c)	Companion Travel	Total – All Other Compensation
William P. Lauder	2023	$16,971	$18,598	$17,897	$20,000	$10,000	$0	$0	$83,466
	2022	15,211	18,598	0	20,000	0	0	0	53,809
	2021	14,405	18,598	6,477	20,000	10,000	0	0	69,480
Fabrizio Freda	2023	16,821	48,465	13,232	0	0	234,668	0	313,186
	2022	15,197	35,735	0	20,000	5,000	491,246	0	567,178
	2021	14,370	35,735	6,475	20,000	5,000	640,212	0	721,792
Tracey T. Travis	2023	16,330	7,644	—	30,000	10,000	13,200	0	77,174
	2022	15,083	7,644	—	0	0	13,200	0	35,927
	2021	14,250	7,644	—	15,000	10,000	13,200	180	60,274
Jane Hertzmark Hudis	2023	16,751	12,225	—	14,850	5,000	13,200	0	62,026
	2022	15,327	12,225	—	22,985	5,000	13,200	0	68,737
Peter Jueptner	2023	16,590	90,701	—	0	0	13,200	0	120,491

Certain amounts do not sum due to rounding
(a)
The fiscal 2023 amounts shown for Company-Paid Medical Reimbursement reflect that the timing of the payment for this benefit was changed, resulting in no such payments made for fiscal 2022.

(b)
The perquisite allowance and financial counseling plans are administered on a calendar year basis, which accounts for the variation in amounts for a particular fiscal year.

(c)
The amounts shown in this column for fiscal 2023 for each NEO except Mr. Freda, reflect personal use of a company car or cash in lieu of a company car. For Mr. Freda, the amount shown in this column for fiscal 2023 is for personal use of company aircraft. In light of the heightened importance of safe travel, the CEO is authorized to use the company’s aircraft for personal travel in the interests of safety and security. The incremental cost for personal use of the company aircraft in fiscal 2023 is based on the invoiced amounts and, since the company aircraft is used primarily for business travel, does not include fixed costs that do not change based on usage, such as management fees and acquisition costs.

The Company’s flight safety policy provides that our Chairman Emeritus, our Executive Chairman, and our Chief Executive Officer should not fly together for any reason. We pay for the travel expenses for non-business trips for one or two of these officers, as the case may be, where it is necessary to comply with the flight safety policy. For fiscal 2023, there was no Company reimbursement to any of the NEOs under the Flight Safety Policy. In addition, we make available to our employees, including the NEOs, the ability to obtain a limited amount of our products for free or at a discount. The incremental cost of the free product program did not exceed $2,500 in any of the last three fiscal years for any of the NEOs. The sales of products to employees at a discount are profitable for us.
Employment Agreements
The material terms of each NEO’s employment agreement are described below:
William P. Lauder. Under his employment agreement effective July 1, 2010, as amended, Mr. Lauder is an employee-at-will, and he will continue as Executive Chairman until his retirement or other termination of his employment. The agreement provides that his base salary and bonus opportunities will be set by the Compensation Committee and that his equity grants are to be determined by the Stock Plan Subcommittee. In addition to benefits generally available to senior executives (e.g., annual perquisite reimbursement under our Executive Perquisite Plan up to $20,000, financial counseling services up to $5,000, and participation in our Executive Automobile Program with an automobile having an acquisition value of $75,000), we pay annual premiums for additional executive term life insurance with a face amount of $5 million for Mr. Lauder. We also pay travel expenses for his spouse/companion or domestic partner to accompany him on up to two business-related travel itineraries per fiscal year. Mr. Lauder’s employment agreement requires the Company to make certain post-termination payments and continue certain benefits during the enforced non-compete period in such agreement.

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Fabrizio Freda. Under his employment agreement effective July 1, 2011, as amended, Mr. Freda is an employee-at-will, and he will continue as President and Chief Executive Officer until his retirement or other termination of his employment. The agreement provides that his base salary and bonus opportunities will be set by the Compensation Committee and that his equity grants will be determined by the Subcommittee. In addition to benefits generally available to senior executives (e.g., annual perquisite reimbursement under our Executive Perquisite Plan of up to $20,000, financial counseling services up to $5,000, and participation in the Company’s Executive Automobile Program with an automobile having an acquisition value of $75,000), we pay annual premiums for additional executive term life insurance with a face amount of $10 million for Mr. Freda. We also pay travel expenses for his spouse/companion or domestic partner to accompany him on up to two business-related travel itineraries per fiscal year. In addition, Mr. Freda is entitled to an annual supplemental deferral computed by taking the difference between $485,000 and the actual vested annual accruals and contributions made to the Company’s qualified and nonqualified pension and qualified retirement savings plans on his behalf. Such deferrals are credited with interest annually at a rate per annum equal to the Citibank base rate but in no event more than 9%. Mr. Freda will also be reimbursed for relocation costs of his family from New York to Italy in the event of the termination of his employment. Mr. Freda’s employment agreement requires the Company to make certain post-termination payments and continue certain benefits during the enforced non-compete period in such agreement.
Tracey T. Travis. Under her employment agreement effective August 20, 2012, Ms. Travis is an employee-at-will, and she will continue as Executive Vice President and Chief Financial Officer until her retirement or other termination of her employment. The agreement provides for a base salary and bonus opportunities to be set by the Compensation Committee and for equity grants as determined by the Subcommittee. In addition to the benefits generally available to our senior executives (e.g., annual perquisite reimbursement under our Executive Perquisite Plan up to $15,000, financial counseling services up to $5,000, and participation in our Executive Automobile Program with an automobile having an acquisition value of  $50,000), we pay annual premiums for additional executive term life insurance with a face amount of  $5 million for Ms. Travis. We also pay travel expenses for her spouse/companion or domestic partner to accompany her on up to two business-related travel itineraries per fiscal year.
Jane Hertzmark Hudis. Under her employment agreement effective July 12, 2018, Ms. Hudis is an employee-at-will, and she will continue as Executive Group President until her retirement or other termination of her employment. The agreement generally provides for a base salary and bonus opportunities to be set by the Compensation Committee and for equity grants as determined by the Subcommittee. In addition to the benefits generally available to our senior executives (e.g., annual perquisite reimbursement under our Executive Perquisite Plan up to $15,000, financial counseling services up to $5,000, and participation in our Executive Automobile Program with an automobile having an acquisition value of  $50,000), we pay annual premiums for additional executive term life insurance with a face amount of  $5 million for Ms. Hudis. We also pay travel expenses for her spouse/companion or domestic partner to accompany her on up to two business-related travel itineraries per fiscal year.
Peter Jueptner. Under his employment agreement effective January 30, 2023, Mr. Jueptner is an employee-at-will, and he will continue as Group President, International until his retirement or other termination of his employment. The agreement generally provides for a base salary and bonus opportunities to be set by the Compensation Committee and for equity grants as determined by the Subcommittee. In addition to the benefits generally available to our senior executives (e.g., annual perquisite reimbursement under our Executive Perquisite Plan up to $15,000, financial counseling services up to $5,000, and participation in our Executive Automobile Program with an automobile having an acquisition value of  $50,000), we pay annual premiums for additional executive term life insurance with a face amount of  $5 million for Mr. Jueptner. We also pay travel expenses for his spouse/companion or domestic partner to accompany him on up to two business-related travel itineraries per fiscal year. Mr. Jueptner’s employment agreement requires the Company to make certain post-termination payments and continue certain benefits during the enforced non-compete period in such agreement.

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Each agreement described above also (a) contains provisions relating to termination of employment and payments relating to termination, which are discussed in “Potential Payments upon Termination of Employment or Change of Control,” (b) provides that the executive must abide by restrictive covenants relating to non-competition and non-solicitation during employment and, under certain circumstances, for two years following termination of employment, (c) provides that the executive must abide by restrictive covenants regarding non-disclosure of our confidential information, (d) provides that the executive may elect to defer all or part of his or her annual incentive bonus compensation in compliance with Section 409A of the Internal Revenue Code (“Section 409A”), and (e) provides that benefits under the agreement may be modified by the Compensation Committee at any time other than in contemplation of a “Change of Control” (as defined in the agreement) or after a Change of Control, provided that any such modification shall not be effective until at least two years after such modification is approved by the Compensation Committee.

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Grants of Plan-Based Awards in Fiscal 2023
The following table sets forth information with respect to each award of plan-based compensation in fiscal 2023 to each NEO, including bonus opportunities under the EAIP and equity grants under the Share Incentive Plan. The material terms of the incentive bonus opportunities are described in “Compensation Discussion and Analysis – Elements of Compensation – Annual Incentive Bonus,” and the material terms of the equity awards are described in “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity-Based Compensation” and “Compensation Discussion and Analysis – CEO Compensation.” See “Compensation Discussion and Analysis” and other disclosures under “Executive Compensation” for a description of the material factors necessary to an understanding of the information disclosed below.
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William P. Lauder	EAIP	N/A	$1,772,000	$3,544,000	$5,847,600
	PSU	9/6/2022				2,455	4,909	7,855				$1,208,350
	RSU	9/6/2022							4,909			1,208,350
	Options	9/6/2022								14,942	$246.15	1,208,360
Fabrizio Freda	EAIP	N/A	2,887,500	5,775,000	9,528,750
	PSU	9/6/2022				10,580	21,159	33,855				5,208,288
	RSU	9/6/2022							21,159			5,208,288
	Options	9/6/2022								64,405	246.15	5,208,432
Tracey T. Travis	EAIP	N/A	790,000	1,580,000	2,607,000
	PSU	9/6/2022				4,114	8,228	13,165				2,025,322
	RSU	9/6/2022							8,228			2,025,322
	Options	9/6/2022								25,048	246.15	2,025,632
Jane Hertzmark Hudis	EAIP	N/A	1,032,500	2,065,000	3,407,250
	PSU	9/6/2022				3,086	6,172	9,876				1,519,238
	RSU	9/6/2022							6,172			1,519,238
	Options	9/6/2022								18,789	246.15	1,519,466
Peter Jueptner	EAIP	N/A	675,000	1,350,000	2,227,500
	PSU	9/6/2022				1,787	3,573	5,717				879,494
	RSU	9/6/2022							3,573			879,494
	RSU	2/27/2023							10,325(6)			2,500,096
	Options	9/6/2022								10,874	246.15	879,380

(1)
The amounts shown represent the possible aggregate payouts in respect of fiscal 2023 under the EAIP for the achievement of all performance metrics at the threshold, target, and maximum levels. Actual payouts for fiscal 2023 are disclosed in the Summary Compensation Table in the column “Non-Equity Incentive Plan Compensation.” No future cash payout will be made under these awards. See “Compensation Discussion and Analysis – Elements of Compensation – Annual Incentive Bonus” and “Compensation Discussion and Analysis – Elements of Compensation – Design of EAIP and PSU for Fiscal 2023 and Fiscal 2024.”

(2)
The amounts shown represent the number of shares of Class A Common Stock for the achievement of all performance metrics for the annual PSUs granted in fiscal 2023 at the threshold, target, and maximum levels. See “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity-Based Compensation – Performance Share Units” and “Compensation Discussion and Analysis – Elements of Compensation – Design of EAIP and PSU for Fiscal 2023 and Fiscal 2024.” Future payout of annual PSUs shown in this table is generally subject to the achievement of our Net Sales, Diluted EPS, and ROIC goals for the three-year period ending June 30, 2025; these goals were set in September 2022. Payout of annual PSUs generally assumes continued employment and is subject to acceleration upon the occurrence of certain events as described in “Potential Payments upon Termination of Employment or Change of Control – Events of Termination under the Employment Agreements and under the

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Share Incentive Plan.” For each executive officer, no payout of these annual PSUs will be made pursuant to the Net Sales, Diluted EPS, or ROIC opportunities unless the threshold for such opportunity is achieved, and additional shares shall be paid out if performance exceeds the targeted performance goals.
(3)
The amounts shown represent the number of shares of Class A Common Stock underlying RSUs granted in fiscal 2023. Annual RSUs generally vest in three equal installments approximately 14 months, 26 months, and 38 months from the date of grant. In addition, the amounts shown for Mr. Jueptner also represent the February 2023 additional (non-annual) RSU. See “Compensation Discussion and Analysis – Additional (non-annual) RSU Grants.” The vesting of RSUs is subject to continued employment and subject to acceleration upon the occurrence of certain events as described in “Potential Payments upon Termination of Employment or Change of Control – Events of Termination under the Employment Agreements and under the Share Incentive Plan.” See “Compensation Discussion and Analysis – Elements of Compensation –  Long-Term Equity-Based Compensation – Annual Restricted Stock Units.”

(4)
The amounts shown represent the number of shares of Class A Common Stock underlying stock options granted in fiscal 2023. The exercise price of the stock options is equal to the closing price of our Class A Common Stock on the date of grant. The stock options become exercisable in three equal installments approximately 16 months, 28 months, and 40 months after the date of grant, and expire ten years from the grant date assuming continued employment and subject to acceleration upon the occurrence of certain events as described in “Potential Payments upon Termination of Employment or Change of Control – Events of Termination under the Employment Agreements and under the Share Incentive Plan.” See “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity-Based Compensation – Annual Stock Options.”

(5)
The amounts shown are the total FASB ASC Topic 718 values for PSUs, RSUs, and stock options, calculated using assumptions previously described in notes (6) and (7) of the Summary Compensation Table. The grant date fair values of PSU awards were calculated assuming the target payout.

(6)
See “Compensation Discussion and Analysis – Additional (non-annual) RSU Grants” for additional information about the non-annual February 2023 RSU grant to Mr. Jueptner.

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Outstanding Equity Awards at June 30, 2023
The following table sets forth information with respect to outstanding equity awards on June 30, 2023 under our plans existing at the time of grant for each NEO.
		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Award Type	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Award Type	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
William P. Lauder	9/4/18	7,053	0	$138.150	9/4/28
	9/3/19	12,160	0	199.490	9/3/29
	9/3/20	14,600	7,300	218.060	9/3/30	RSU	1,946	$394,804	PSU	1,903	$386,081
	9/2/21	4,278	8,556	344.060	9/2/31	RSU	2,212	444,081	PSU	3,318	666,122
	9/6/22	0	14,942	246.150	9/6/32	RSU	4,909	973,749	PSU	4,909	973,749
Fabrizio Freda	9/4/15	148,258	0	77.350	9/4/25
	9/6/16	151,163	0	89.470	9/6/26
	9/5/17	135,597	0	107.950	9/5/27
	2/14/18	—	—	—	—	—	—	—	PSU(6)	195,940	40,594,849
	9/4/18	92,200	0	138.150	9/4/28	—	—	—	—	—	—
	9/3/19	79,807	0	199.490	9/3/29	—	—	—	—	—	—
	9/3/20	59,830	29,916	218.060	9/3/30	RSU	7,972	1,617,359	PSU	7,796	1,581,652
	3/11/21	—	—	—	—	—	—	—	PVU(7)	85,927	17,341,787
	3/11/21	—	—	—	—	—	—	—	PSU(8)	68,578	13,840,412
	9/2/21	18,514	37,028	344.060	9/2/31	RSU	9,576	1,922,478	PSU	14,363	2,883,516
	9/6/22	0	64,405	246.150	9/6/32	RSU	21,159	4,197,099	PSU	21,159	4,197,099
Tracey T. Travis	9/4/18	35,696	0	138.150	9/4/28
	9/3/19	29,916	0	199.490	9/3/29
	9/3/20	22,693	11,347	218.060	9/3/30	RSU	3,024	613,509	PSU	2,958	600,119
	9/2/21	7,196	14,393	344.060	9/2/31	RSU	3,722	747,229	PSU	5,583	1,120,843
	9/2/21	—	—	—	—	—	—	—	PSU(9)	14,533	2,917,645
	9/6/22	0	25,048	246.150	9/6/32	RSU	8,228	1,632,106	PSU	8,228	1,632,106
Jane Hertzmark Hudis	9/3/19	21,893	0	199.490	9/3/29
	9/3/20	17,922	8,962	218.060	9/3/30	RSU	2,389	484,680	PSU	2,336	473,928
	9/2/21	5,402	10,804	344.060	9/2/31	RSU	2,794	560,923	PSU	4,190	841,184
	9/2/21	—	—	—	—	RSU(10)	10,173	2,042,331	—	—	—
	9/6/22	0	18,789	246.150	9/6/32	RSU	6,172	1,224,278	PSU	6,172	1,224,278
Peter Jueptner	9/3/14	12,786	0	76.230	9/3/24
	9/4/15	15,238	0	77.350	9/4/25
	9/6/16	17,128	0	89.470	9/6/26
	9/5/17	14,592	0	107.950	9/5/27
	9/4/18	9,982	0	138.150	9/4/28
	9/3/19	7,661	0	199.490	9/3/29
	9/3/20	5,477	2,740	218.060	9/3/30	RSU	681	135,550	PSU	657	133,292
	9/2/21	1,645	3,291	344.060	9/2/31	RSU	816	162,396	PSU	1,216	244,124
	9/6/22	0	10,874	246.150	9/6/32	RSU	3,573	708,740	PSU	3,573	708,740
	2/27/23	—	—	—	—	RSU(11)	10,325	2,041,253	—	—	—

(1)
Stock options generally become exercisable in three equal installments approximately 16 months, 28 months, and 40 months after the date of grant, and expire ten years from the grant date assuming continued employment and subject to acceleration upon the occurrence of certain events as described in “Potential Payments upon Termination of Employment or Change of Control – Events of Termination under the Employment Agreements and under the Share Incentive Plan.”

(2)
Annual RSUs generally vest in three equal installments approximately 14 months, 26 months, and 38 months from the date of grant. The vesting of RSUs assumes continued employment and is subject to acceleration upon the occurrence of certain events as described in “Potential Payments upon Termination of Employment or Change of Control – Events of Termination

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under the Employment Agreements and under the Share Incentive Plan.” The September 2, 2021 non-annual RSU grant to Ms. Hudis for 10,173 shares is discussed in note (10) below. The February 27, 2023 non-annual RSU grant to Mr. Jueptner is discussed in note (11) below.
(3)
Represents the sum of  (a) the product of(i) $196.38 (which was the closing price of the Class A Common Stock on June 30, 2023) and (ii) the number of shares of Class A Common Stock underlying the RSUs, and (b) the cash dividend equivalents related to such RSUs. As of June 30, 2023, the NEOs had earned dividend equivalents on outstanding unvested RSUs with dollar values as follows: Mr. Lauder, $32,057; Mr. Freda, $135,656; Ms. Travis, $52,250; Ms. Hudis, $84,545; and Mr. Jueptner, $24,567.

(4)
Represents (a) the actual payouts in August 2023 of the annual PSUs granted on September 3, 2020 (fiscal 2021), at an aggregate payout of 32.6%; (b) the target level of payout for the annual PSUs granted (i) on September 2, 2021 (fiscal 2022) and (ii) on September 6, 2022 (fiscal 2023); (c) the shares underlying the additional (non-annual) equity awards granted to Mr. Freda in (i) February 2018 (fiscal 2018) and (ii) March 2021 (fiscal 2021) (PVUs and PSUs), which are discussed in notes (6), (7), and (8), below; and (d) the shares underlying the additional (non-annual) equity award granted to Ms. Travis in September 2021 (fiscal 2022), which is discussed in note (9) below. In connection with the August 2023 PSU payouts referenced in clause (a) above, each NEO also received a cash payment in September 2023 reflecting dividend equivalents on such shares as follows: Mr. Lauder, $12,370; Mr. Freda, $50,674; Ms. Travis, $19,227; Ms. Hudis, $15,184; and Mr. Jueptner, $4,271. Payouts under the fiscal 2022 annual PSUs and the fiscal 2023 annual PSUs will be made in early fiscal 2025 and early fiscal 2026, respectively, assuming the performance criteria are achieved.

(5)
The amounts represent the sum of  (a) the product of  (i) $196.38 (which was the closing price of the Class A Common Stock on June 30, 2023) and (ii) the number of shares of Class A Common Stock underlying the PSUs and PVUs at the levels described in notes (4), (6), (7), (8), and (9), and (b) the cash dividend equivalents related to such PSUs and PVUs. As of June 30, 2023, the NEOs had dividend equivalents on the outstanding PSUs and PVUs shown in the table, as follows (these amounts do not include the cash dividend equivalents addressed in note (4) that were paid out in September 2023): Mr. Lauder, $24,253; Mr. Freda, $3,061,464; Ms. Travis, $104,400; Ms. Hudis, $30,573; and Mr. Jueptner, $12,401.

(6)
Represents the target level of payout for the non-annual PSUs granted to Mr. Freda on February 14, 2018 with a performance period divided into two tranches, with the first having a three-year performance period that ended June 30, 2021 and the second, a four-year performance period that ended June 30, 2022. Payment for each tranche will be made on September 3, 2024, subject to the terms and conditions of this award. The PSUs are accompanied by dividend equivalent rights that will be payable in cash at the same time as the payment of shares of Class A Common Stock, and such accumulated dividend equivalents are included in the dollar amount shown in the table as well as in the amount shown in note (5) above. For additional information about this award, see “Compensation Discussion and Analysis –  Additional (non-annual) Performance-Based Long-Term Equity Grants to CEO in Fiscal 2016, Fiscal 2018, and Fiscal 2021.”

(7)
Represents the target level of payout for the long-term (non-annual) March 2021 PVU award. This award is divided into three tranches each with its own stock price goal, all of which were achieved in fiscal 2022, and all three tranches are subject to the Cumulative Operating Income goal that is measured from July 1, 2021 through June 30, 2025. Delivery of the shares for each tranche will be made on September 2, 2025, subject to the terms and conditions of this award. Dividend equivalents will be paid out in cash in connection with the delivery of any shares. For additional information about this award, including Service Periods and Performance Periods, see “Compensation Discussion and Analysis – Additional (non-annual) Performance-Based Long-Term Equity Grants to CEO in Fiscal 2016, Fiscal 2018, and Fiscal 2021.”

(8)
Represents the target level of payout for the long-term (non-annual) March 2021 PSU award. This award is subject to the Cumulative Operating Income goal that is measured from July 1, 2021 through June 30, 2025. Delivery of the shares will be made on September 2, 2025, subject to the terms and conditions of this award. Dividend equivalents will be paid out in cash in

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connection with the delivery of any shares. For additional information about this award, including Service Period and Performance Period, see “Compensation Discussion and Analysis – Additional (non-annual) Performance-Based Long-Term Equity Grants to CEO in Fiscal 2016, Fiscal 2018, and Fiscal 2021.”
(9)
Represents an additional (non-annual) PSU grant to Ms. Travis that vests in full on June 30, 2025, assuming continued employment through such date, and generally provides that vesting is contingent on the Company achieving positive Cumulative Operating Income during the performance period (July 1, 2021 through June 30, 2025). This award was valued at $5.0 million on the date of the grant, and is intended to further align Ms. Travis’s interests with those of our stockholders, incentivize her to remain with the Company at least through June 30, 2025, and motivate her continued stewardship of our business over the longer term. The shares of Class A Common Stock underlying this award are not intended to be delivered to Ms. Travis until September 2, 2025, subject to the award’s terms and conditions. The accumulated dividend equivalents are included in the dollar amount shown in the table as well as in the amount shown in note (3) above.

(10)
Represents an additional (non-annual) RSU grant to Ms. Hudis that vests in full on November 1, 2024, assuming continued employment through such date. This award was valued at $3.5 million on the date of grant, and it is intended to further align Ms. Hudis’s interests with those of our stockholders and motivate her continued stewardship and progression of our business over the longer term. The accumulated dividend equivalents are included in the dollar amount shown in the table as well as in the amount shown in note (3) above.

(11)
Represents an additional (non-annual) RSU grant to Mr. Jueptner that vests in full on February 27, 2026, assuming continued employment through such date. The accumulated dividend equivalents are included in the dollar amount shown in the table as well as in the amount shown in note (3) above. For additional information about this award, see “Compensation Discussion and Analysis – Additional (non-annual) RSU Grants.”

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Option Exercises and Stock Vested in Fiscal 2023
The following table sets forth for each NEO the number of shares acquired on the exercise of stock options and the number of shares acquired in connection with stock awards in fiscal 2023.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
William P. Lauder	—	—	10,709(4)	$2,507,067
Fabrizio Freda	—	—	175,538(5)	38,007,254(6)
Tracey T. Travis	—	—	27,468(7)	6,218,665(8)
Jane Hertzmark Hudis	33,711(9)	$2,463,525	12,971(10)	3,033,682
Peter Jueptner	—	—	6,624(11)	1,477,196(12)

(1)
Represents the difference between the closing price of the Class A Common Stock on the exercise date and the exercise price, multiplied by the number of shares underlying each option exercised.

(2)
Represents the vesting and payout of  (a) a portion of the annual RSUs granted to the NEOs in September 2019, September 2020, and September 2021, and (b) for Ms. Travis and Mr. Jueptner, the non-annual RSU granted to each of them on September 3, 2019. Also represents the payout of  (a) the annual PSUs granted to the NEOs in September 2019 and (b) for Mr. Freda, the third (final) of three tranches of the non-annual PSU granted to him on September 4, 2015 (the “September 2015 PSU”), which is discussed in the “Compensation Discussion and Analysis –  Additional (non-annual) Performance-Based Long-Term Equity Grants to CEO in Fiscal 2016, Fiscal 2018, and Fiscal 2021 – Additional PSU Grant in September 2015 (fiscal 2016).”

(3)
Represents the product of the number of shares vested and the closing price of the Class A Common Stock on the vesting date plus the amount of the accrued dividend equivalents for the PSUs and RSUs, which were paid in cash at the time of the payout of the shares.

(4)
Includes 5,925 shares withheld from Mr. Lauder to satisfy taxes upon vesting of PSUs and RSUs at a combined value of approximately $1.36 million.

(5)
Includes 25,580 shares withheld from Mr. Freda to satisfy taxes upon vesting of annual PSUs and RSUs at a combined value of approximately $5.86 million. Also includes 65,767 shares withheld from Mr. Freda to satisfy taxes upon delivery of the third (final) tranche of shares (129,283) from the September 2015 PSU at a value of approximately $12.92 million.

(6)
Includes approximately $25.39 million of value realized for the 129,283 shares delivered to Mr. Freda on June 30, 2023, and $1,776,348 for dividend equivalents that were paid to him in cash on such date, for the third (final) tranche of the September 2015 PSU. As reflected in note (5), shares were withheld to satisfy taxes upon (i) vesting of annual PSUs and RSUs, and (ii) delivery of the third tranche of shares from the September 2015 PSU.

(7)
Includes 8,309 shares withheld from Ms. Travis to satisfy taxes upon vesting of annual PSUs and RSUs at a combined value of approximately $1.90 million. Also includes 5,119 shares withheld from Ms. Travis to satisfy taxes upon delivery of shares from a non-annual RSU grant to her in September 2019 that vested in full on November 1, 2022 at a value of approximately $1.10 million.

(8)
Includes approximately $2.13 million of value realized for the 10,026 shares delivered to Ms. Travis on November 1, 2022 from a non-annual RSU grant to her in September 2019. As reflected in note (7), shares were withheld to satisfy taxes upon (i) vesting of annual PSUs and RSUs, and (ii) delivery of shares from her September 2019 non-annual RSU.

(9)
The options exercised by Ms. Hudis were granted in September 2017 and September 2018.

(10)
Includes 6,581 shares withheld from Ms. Hudis to satisfy taxes upon vesting of annual PSUs and RSUs at a combined value of approximately $1.50 million.

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(11)
Includes 1,748 shares withheld from Mr. Jueptner to satisfy taxes upon vesting of annual PSUs and RSUs at a combined value of approximately $400,000. Also includes 1,084 shares withheld from Mr. Jueptner to satisfy taxes upon delivery of shares from a non-annual RSU grant to him in September 2019 that vested in full on November 1, 2022 at a value of approximately $224,000.

(12)
Includes approximately $531,000 of value realized for the 2,561 shares delivered to Mr. Jueptner on November 1, 2022 from a non-annual RSU grant to him in September 2019. As reflected in note (11), shares were withheld to satisfy taxes upon (i) vesting of annual PSUs and RSUs, and (ii) delivery of shares from his September 2019 non-annual RSU.

Pension Benefits
We provide retirement benefits to our employees in the United States, including the NEOs, through qualified and nonqualified defined benefit pension plans. These plans include The Estee Lauder Companies Retirement Growth Account Plan (the “RGA Plan”), which is a qualified plan, and The Estee Lauder Inc. Benefits Restoration Plan (the “Restoration Plan”), which is a nonqualified plan. The Restoration Plan provides for pension benefit payments that employees would have received under the RGA Plan if eligible compensation (including deferred salary and bonuses, where the RGA Plan allows) had not been subject to certain compensation limits as dictated by tax laws under ERISA that apply to qualified retirement plans.
Retirement benefits under the plans are the aggregate amount of annual credits (defined as 3, 4, or 5% of total annual compensation, including bonus, with certain items excluded) plus annual interest credits thereon, based on a government index of not less than 4%. Upon retirement, the accumulated benefit under the RGA Plan is payable, at the election of the retiree, as a one-time lump sum or converted to monthly payments. Upon retirement, the accumulated benefit under the Restoration Plan is payable in accordance with the terms of the plan, and as applicable, in compliance with Section 409A.
Executive officers who have worked for our subsidiaries outside the United States may also be covered under Company-sponsored pension plans covering such employees. None of the NEOs are covered under such plans.
We do not have any policies with respect to granting additional years of credited service except as provided in certain termination provisions as reflected in executive officer employment agreements. Benefits attributable to the additional years of credited service are payable by us pursuant to the terms of applicable employment agreements and are not payable under either the RGA Plan or the Restoration Plan.
In connection with his agreement to join the Company in November 2007, and continued in his current agreement, Mr. Freda is entitled to an annual supplemental deferral computed by taking the difference between $485,000 and the actual vested annual accruals and contributions made to the Company’s qualified and nonqualified pension and qualified retirement savings plans on his behalf. Such deferrals are credited with interest as of each June 30 during the term of deferral, compounded annually, at an annual rate equal to the annual rate of interest announced by Citibank N.A. in New York, New York as its base rate in effect on such June 30, but in no event more than 9%.
Set forth in the table below are each NEO’s years of credited service and the present value of the accumulated benefit under each of the pension plans and executive employment agreements pursuant to which the officer would be entitled to a retirement benefit, computed in each case as of the same pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the fiscal year ended June 30, 2023.

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Name	Plan Name	Number of Years Credited Service (#)*	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
William P. Lauder	RGA Plan	37	$743,827	$0
	Restoration Plan		7,293,474	0
Fabrizio Freda	RGA Plan	15	212,542	0
	Restoration Plan		4,632,954	0
	Employment Agreement		5,166,781	0
Tracey T. Travis	RGA Plan	10	118,700	0
	Restoration Plan		834,641	0
Jane Hertzmark Hudis	RGA Plan	37	763,854	0
	Restoration Plan		2,258,708	0
Peter Jueptner	RGA Plan	14	188,103	0
	Restoration Plan		654,290	0

*
Service shown is allocation service as of June 30, 2023 and is used to determine the level of annual credits for calendar 2023.

The present values of accumulated benefits reflected in the table above were calculated based on the assumption that the benefits under the pension plans would be payable at the earliest retirement age at which unreduced benefits are payable (i.e. the greater of  (i) a participant’s age at June 30, 2023 and (ii) age 65), or retirement date, if applicable. The present values for the RGA Plan also reflect the assumption that 75% of benefits are payable as a one-time lump sum, and 25% are payable as lifetime monthly payments. Amounts calculated under the pension formula based on compensation that exceeds IRS limits will be paid under the Restoration Plan and are included in the present values shown in the table above. The present values for the Restoration Plan also reflect the assumption that 100% of the benefits are payable as a one-time lump sum. The present values of accumulated benefits under the RGA Plan were calculated using a 5.3% discount rate and, for annuities, the SOA PRI-2012 mortality table projected generationally using scale MP-2021, and present values under the Restoration Plan were calculated using a 5.2% discount rate. These assumptions are consistent with the assumptions used in the calculation of our benefit obligations as of June 30, 2023, as disclosed in Note 15 (Pension, Deferred Compensation and Post-Retirement Benefit Plans) to our audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2023.
Nonqualified Deferred Compensation in Fiscal 2023 and at June 30, 2023
Set forth in the table below is information about any contributions and earnings credited to the accounts maintained by the NEOs under nonqualified deferred compensation arrangements and the account balances on June 30, 2023. Mr. Lauder is the only NEO who has deferred a portion of his compensation.
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
William P. Lauder	—	—	$464,056(2)	$3,411,670(3)	$6,014,640(4)
Fabrizio Freda	—	—	—	—	—
Tracey T. Travis	—	—	—	—	—
Jane Hertzmark Hudis	—	—	—	—	—
Peter Jueptner	—	—	—	—	—

(1)
Pursuant to his employment agreement, Mr. Lauder’s deferred compensation account is credited with interest as of each June 30 during the term of deferral, compounded annually, at an annual rate equal to the annual rate of interest announced by Citibank N.A. in New York,

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New York as its base rate in effect on such June 30, but in no event more than 9%. As of June 30, 2023, the interest rate used for crediting purposes was 8.25%.
(2)
$208,122 of the amount shown is reported as compensation in the Summary Compensation Table because it is the above market portion of interest earned by Mr. Lauder in fiscal 2023.

(3)
Pursuant to Mr. Lauder’s employment agreement, the Company had the ability to select the date of payment to Mr. Lauder of the amounts he deferred prior to December 31, 2004 and the associated earnings thereon (the “Pre-409A Balance”). As disclosed in the Company’s fiscal 2022 Proxy Statement, in December 2021 (fiscal 2022), the Company selected July 2022 (fiscal 2023) for the timing of the payout to Mr. Lauder of his entire Pre-409A Balance, and such payment was made on August 1, 2022, the first business day following the end of July 2022, in the amount set forth above.

(4)
Includes the remaining balance of salary deferrals from amounts deferred on and after December 31, 2004 through fiscal 2011 as reported in the Summary Compensation Table contained in prior proxy statements in the amount of  $3,894,000 and interest thereon of $2,120,640. In accordance with his employment agreement, the remainder balance of Mr. Lauder’s deferred compensation account is payable upon the first to occur of  (i) his death or (ii) the first business day following the expiration of the 6-month period after Mr. Lauder’s separation from service.

Potential Payments upon Termination of Employment or Change of Control
Events of Termination under the Employment Agreements and under the Share Incentive Plan
Each of our NEOs is party to an employment agreement, as well as various equity grant agreements under the Share Incentive Plan. The agreements provide for certain payments and other benefits if the NEO terminates employment with the Company under various circumstances described below. For purposes of the following descriptions, “Contract Year” means the twelve-month period beginning July 1 and ending the following June 30.
Voluntary Termination and Retirement. Pursuant to each NEO employment agreement, the executive may terminate employment for any reason at any time upon 90 days’ prior written notice, in which event we will have no further obligations after termination other than (i) to pay the executive’s accrued but unpaid salary and bonus compensation, if any, earned but not paid that relates to any Contract Year ended prior to the date of termination, and (ii) if applicable, to make certain post termination payments and continue certain benefits in connection with the enforcement of the non-compete provision. The executive may also be entitled to benefits under applicable employee benefit plans and programs (e.g., health care and pension plans).
Under the NEO employment agreements and applicable equity grant agreements, for executives who are not retirement eligible, upon voluntary termination, (i) stock options that are exercisable may be exercised until the earlier of one year after termination or the end of the option term; (ii) stock options not yet exercisable as of the termination date are forfeited; and (iii) outstanding unvested PSUs and RSUs are forfeited. For executives who are retirement eligible, including all of the NEOs, if they choose to retire, (i) stock options that are not yet exercisable become immediately exercisable and may be exercised until the end of the option term; (ii) annual RSUs will continue to vest and be paid in accordance with the vesting schedule for each award; and (iii) annual PSUs will continue to vest and be paid as if the executive had been employed throughout the entire award period, with payment to be made at the same time such awards are paid to active executives, provided, however, that such equity awards were granted more than 6 months prior to the retirement date. If an executive who is retirement eligible, including all the NEOs, chooses to retire within 6 months of any equity grant date, such equity grant(s) shall become null and void on the last day of active employment (last day worked). Such conditions for treatment of equity for executives who are retirement eligible do not apply to the (i) non-annual PSUs granted to Mr. Freda in February 2018 and March 2021; (ii) non-annual PVUs granted to Mr. Freda in March 2021; (iii) non-annual PSUs granted to Ms. Travis in September 2021; (iv) non-annual RSUs granted to Ms. Hudis in September 2021; and (v) non-annual RSUs granted to Mr. Jueptner in February 2023. For those

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non-annual equity awards, retirement would result in forfeiture of any unearned, unvested tranche, and any earned and vested tranche would be paid in accordance with the award agreement. In order to be retirement eligible, the executive must be at least 55 years old and have been employed by the Company for at least ten years, or the executive must be at least 65 years old and have been employed by the Company for at least five years. The Share Incentive Plan provides for forfeiture of outstanding awards in the event that after termination of employment, a participant competes with or otherwise conducts herself or himself in a manner adversely affecting the Company. All of the NEOs were retirement eligible as of June 30, 2023. Pursuant to HR policy, retired executives are eligible to receive (i) payments for retirement transition services (up to a total of  $75,000), and (ii) Company products (up to $1,280 per year, based on suggested retail prices) at no cost to the retired executive. In addition, Mr. Lauder is entitled to payment in lieu of a medical reimbursement program that was discontinued a number of years ago. Mr. Freda is no longer entitled to payment in lieu of such medical reimbursement program, as explained in “Compensation Discussion and Analysis – Other Benefits and Perquisites – Benefits.” Additionally, upon retirement, Mr. Lauder and Ms. Hudis are entitled to life-time annual supplemental payments in connection with healthcare benefits.
Termination of Employment upon Permanent Disability. Pursuant to each NEO employment agreement, we may terminate the NEO’s employment at any time by reason of a “permanent disability” (as defined in the executive’s employment agreement), in which event the executive will be entitled to receive the following payments: (i) any accrued but unpaid salary and other amounts to which the executive otherwise is entitled prior to the date of termination; (ii) base salary in effect at the time of termination (less disability payments) for a period of one year from the date of termination; (iii) bonus compensation earned but not paid that relates to any Contract Year ended prior to the date of termination; (iv) unpaid bonus compensation otherwise payable for the Contract Year in which the disability occurred pro-rated to the date of termination; and (v) reimbursement for financial counseling services in the amount of  $5,000 for a period of one year from the date of termination.
In addition, upon the executive’s permanent disability, the executive will be entitled to continue to participate, to the extent permitted by applicable law and the applicable plan, in our health care, life insurance, and accidental death and dismemberment insurance benefit plans for a period of one year from the date of termination (the “Disability Continuation Period”) disregarding any required delay in payments pursuant to Section 409A of the Internal Revenue Code (“Section 409A”). Since continued participation in the 401(k) Savings Plan and the RGA Plan is not permitted under law during the Disability Continuation Period, the executive will be entitled to receive cash payments equivalent in value to the executive’s continued participation in all qualified and nonqualified pension plans and the maximum matching contribution allowable under the 401(k) Savings Plan (the “Pension Replacement Payment”) during the Disability Continuation Period. See “Effect of Certain Tax Regulations on Payments” below.
Pursuant to the applicable equity grant agreements, upon the executive’s permanent disability (as determined in the applicable grant agreement), stock options that are not yet exercisable become immediately exercisable and may be exercised until the earlier of one year after the last day of salary continuation or the expiration of the option term, subject to the non-competition and good conduct provisions of the executive’s employment agreement and the Share Incentive Plan (including the applicable grant agreements). For annual equity grants, (i) RSUs will continue to vest and be paid in accordance with the vesting schedule for each award and (ii) PSUs will continue to vest and be paid based on actual achievement of PSU opportunities, with payment to be made at the same time such awards are paid to active executives. If the executive is retirement eligible, the provisions relating to termination upon retirement for annual equity grants will apply in lieu of the provisions relating to “permanent disability.” If Mr. Freda dies or becomes disabled, the Cumulative Operating Income goal for the non-annual March 2021 PVU will be deemed met and for each Performance Period that has not yet concluded, he will earn and vest in each tranche only to extent the Stock Price Goal for such tranche was met on or prior to the earlier of  (i) the one-year anniversary of the date of death or termination by reason of disability and (ii) June 30, 2024, and the delivery of shares, if any, would be made shortly thereafter. As reflected in “Compensation Discussion and

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Analysis – Additional (non-annual) Performance-Based Long-Term Equity Grants to CEO in Fiscal 2016, Fiscal 2018, and Fiscal 2021 – Price-Vested Units granted in March 2021,” each of the three Stock Price Goals has been achieved for the non-annual March 2021 PVU.
Termination of Employment upon Death. Pursuant to each NEO employment agreement, in the event of an executive officer’s death during the term of employment, the executive’s beneficiary or legal representative will be entitled to receive the payments described in clauses (i) through (v) in the first paragraph above under “Termination of Employment upon Permanent Disability” as if employment had been terminated by us upon permanent disability.
Pursuant to the applicable equity grant agreements, upon the executive’s death, stock options and RSUs will be treated the same as if employment had been terminated by us upon permanent disability, except that RSUs will be paid as soon as practicable after the executive’s death. Annual PSUs are paid at target if an executive’s death occurs prior to the end of the Award Period. If such termination occurs after the end of the Award Period, the annual PSU will be paid based on actual achievement. For provisions regarding termination of employment upon death with regard to the non-annual PVUs and PSUs granted to Mr. Freda, see “Compensation Discussion and Analysis – CEO Compensation.”
Termination of Employment Other than for Cause, Death, or Disability; Termination by the Executive for Material Breach. Pursuant to each NEO employment agreement, we may terminate the executive’s employment for any reason upon 90 days’ prior written notice. In the event of our termination of the executive’s employment (other than for cause, permanent disability, or death) or a termination by the executive for an uncured “material breach” (as defined below), the executive will be entitled to payments described in clauses (i), (iii), and (iv) above under “Termination of Employment upon Permanent Disability” as if employment had been terminated by us upon permanent disability. In addition, the executive will be entitled to receive: (i) his or her base salary in effect at the time of termination for a period ending on a date two years from the date of termination; (ii) his or her bonus compensation equal to 50% of the average of incentive compensation bonuses previously paid or payable to the executive under the EAIP during the past two completed fiscal years; (iii) reimbursement for financial counseling services in the amount of $10,000 covering a period of two years from the date of termination; and (iv) participation, for a period ending on a date two years from the date of termination, to the extent permitted by applicable law, in our benefit plans and receipt of cash payments equivalent in value to the executive’s Pension Replacement Payment during such period. For purposes of the employment agreements, “material breach” is a material reduction in the executive’s authority, functions, duties, or responsibilities, a material reduction in the executive’s target compensation (unless such reduction is similar to other officers and/or employees generally), or our failure to pay any award to which the executive is entitled under his or her employment agreement.
Pursuant to the applicable equity grant agreements, upon termination of an executive’s employment by us without “cause” (as defined in the applicable grant agreement), stock options and RSUs will be treated the same as if employment had been terminated by us upon permanent disability. Annual PSUs are forfeited if termination by us without “cause” occurs before the end of the first year of the award period. However, if termination occurs after the end of the first year of the award period, the executive will be entitled to a pro-rated payout based on actual achievement of annual PSU opportunities for the number of full months the executive was employed or receiving salary continuation payments during the award period, with the payment to be made at the same time such awards are paid to active executives. If the executive is retirement eligible, the provisions relating to termination upon retirement will apply in lieu of the provisions described in this paragraph. See “Compensation Discussion and Analysis – CEO Compensation” for information about the treatment of Mr. Freda’s additional (non-annual) PVU and PSU grants upon termination of employment.
Termination of Employment Following a Change of Control. Our employment agreements as well as the applicable equity grant agreements contain certain provisions regarding change of control. Under our employment agreements, in the event the executive terminates employment for “good reason” (as defined below) within two years of a “change of control” (as defined below) of

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our Company, the executive is entitled to receive payments and benefits as if employment were terminated by us without cause. For purposes of the employment agreements, “good reason” means that the executive is assigned duties that are materially inconsistent with his or her position, the executive’s position is materially diminished, we breach the compensation arrangements of the employment agreement (and fail to timely cure the breach), the executive is required to relocate to any location more than 50 miles from the location at which the executive performed services prior to the change of control, or we fail to have any successor company assume the executive’s employment agreement.
For purposes of the employment agreements, a “change of control” or “change in control” is deemed to have occurred upon any of the following events:
•
during any period of two consecutive years, the individuals who at the beginning of such period constituted our board of directors or any individuals who would be “continuing directors” (as defined below) cease for any reason to constitute a majority of the board of directors. “Continuing directors” mean the directors in office on the effective date of the executive officer’s employment agreement and any successor to those directors and any additional director who was nominated or selected by a majority of the continuing directors in office at the time of his or her nomination or selection;

•
our Class A Common Stock ceases to be publicly traded;

•
our board of directors approves any merger, exchange, consolidation, or similar business combination or reorganization, the consummation of which would result in the occurrence of an event described in the bullet points above, and such transaction is consummated;

•
our board of directors approves a sale of all or substantially all of our assets, and such transaction is consummated; or

•
a change of control of a nature that would be required to be reported under the SEC’s proxy rules.

However, changes in the relative beneficial ownership among members of the Lauder family and family-controlled entities would not, by themselves, constitute a change of control, and any spin-off of one of our divisions or subsidiaries to our stockholders would not constitute a change of control.
Pursuant to the applicable equity grant agreements, upon a “change in control,” each annual PSU and each RSU will vest and become payable in shares as soon as practicable, but not later than two weeks after the change in control. If the executive is retirement eligible, the provisions relating to termination upon retirement will apply in lieu of the provisions described in this paragraph. If stock options are assumed by an acquirer, then exercisability will be accelerated after a change in control if the executive is terminated without “cause” or the executive terminates for “good reason.” Similarly, if RSUs are assumed by the acquirer, vesting will be accelerated after a change in control if the executive is terminated without “cause” or the executive terminates for “good reason.” Annual PSUs in respect of the performance period that has not ended will become payable after a change in control in shares equal to the greater of the target award or what the payout would be based on performance as if the performance period ended on the date of the change in control. For information about the treatment of Mr. Freda’s additional (non-annual) PVU and PSU grants upon a Change in Control, see “Compensation Discussion and Analysis – CEO Compensation.”
Termination for Cause. Pursuant to each NEO employment agreement, in the case of termination by us for “cause” (as defined in the employment agreement), the executive will be entitled to receive accrued but unpaid salary and any benefit under our employee benefit programs and plans as of the date of such termination. In addition, the employment agreements contain certain provisions concerning termination for “cause.” For purposes of these agreements and the equity grant agreements, “cause” means that the executive has engaged in any of a list of specified activities including, but not limited to, material breach of, or willful refusal to perform duties under, the agreements, failure to follow a material lawful directive of the Chief Executive Officer, Executive Chairman, or the Board of Directors that is within the scope of the executive’s duties, willful

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misconduct unrelated to us that could reasonably be anticipated to have a material adverse effect on us, gross negligence that could reasonably be anticipated to have a material adverse effect on us, violation of our Code of Conduct, drug or alcohol abuse that materially affects performance, or conviction of, or entry of a guilty plea or no contest for, a felony.
Pursuant to the applicable equity grant agreements, upon termination of employment for cause (as defined in the applicable grant agreement) during the applicable period, outstanding equity grants are forfeited.
Condition Precedent to Receipt of Payments upon Termination
The employment agreements require, as a precondition to the receipt of the payments described above, that the NEO execute a general release of claims against us and our subsidiaries and affiliates. The release does not apply to rights that the executive may otherwise have to any payment of benefit provided for in the executive’s employment agreement or any vested benefit the executive may have in any of our benefit plans. The agreements also include provisions relating to nondisclosure of our confidential information and non-competition with us.
Modification of Severance Payments and Benefits
The employment agreements provide that changes to severance payments and benefits may be made by the Compensation Committee (or the Subcommittee for changes related to matters under its authority), except at such time the Company is contemplating one or more transactions that will result in a Change of Control or after a Change of Control. Moreover, any changes made to severance payments or benefits without the consent of the executive will not be effective until two years after such change is approved by the Compensation Committee or Subcommittee.
Effect of Certain Tax Regulations on Payments
Effect of Excise Tax on Parachute Payments. Under the employment agreements of the NEOs, if any amount or benefit paid under the respective agreement, taken together with any amounts or benefits otherwise paid to the executive by us or any of our affiliated companies, are parachute payments subject to excise tax under Section 4999 of the Internal Revenue Code, the executive may elect to pay the excise tax on such payments or scale back the amounts paid to the executive to the extent necessary (but not below zero) to eliminate the excise tax. NEOs are not entitled to any tax gross-up in the event they are subject to excise taxes payable under Section 4999 of the Internal Revenue Code in connection with a change in control.
Effect of Section 409A on Timing of Payments. Under the employment agreements, any amounts payable by reason of separation from service that are not exempt from Section 409A will be subject to the required six-month delay in payment after termination of service provided that the executive is a “specified employee” for purposes of Section 409A at the time of termination of service. Amounts that otherwise would have been paid during this six-month delay will be paid in a lump sum on the first day after such period expires.
Effect of Section 409A on Equity Awards. Payment of amounts subject to Section 409A is permitted only upon certain defined events including a change of control that satisfies the definition under Section 409A and related regulations. In addition, if any payment under any equity award is subject to Section 409A, the required six-month delay after termination of service will apply to payments due by reason of separation from service.
Potential Payments in the Event of Termination at the End of Our Last Fiscal Year
The table below describes potential payments and other benefits that would have been received or receivable by each NEO or such officer’s estate under the officer’s employment agreement or related plans and agreements, including the Share Incentive Plan (including the applicable grant agreements), if employment had been terminated under various circumstances on June 30, 2023. For equity awards, we used the closing stock price on June 30, 2023.

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The following assumptions and general principles apply with respect to the following table:
•
The table reflects estimates of amounts that would be paid to the NEO upon the occurrence of a termination. The actual amounts to be paid can only be determined at the time of the actual termination.

•
Each NEO (or beneficiary in the event of death) is entitled to receive amounts earned during the term of employment regardless of the manner in which the NEO’s employment is terminated. These amounts include accrued but unpaid salary and bonus compensation earned but not paid that relate to any Contract Year ended prior to termination, and in all circumstances but termination for cause, unpaid bonus compensation otherwise payable for the Contract Year in which termination occurred pro-rated to the date of termination.

•
The amounts relating to equity-based awards reflect unvested awards as of the date of the termination event or change of control for which vesting continues post-termination or change of control or is accelerated as a result of the event. All such awards held by the NEOs at June 30, 2023 that would have become vested and/or exercisable upon a terminating event are shown at a value using the closing stock price on June 30, 2023 of  $196.38, including the related cash dividend equivalents. The value of annual PSUs was computed at target for each of the NEOs. The value of non-annual PSUs and PVUs were computed assuming the achievement of the applicable performance goals, meaning that amounts are shown in the table below for awards including the non-annual March 2021 PVU and PSU to Mr. Freda and the non-annual September 2021 PSU to Ms. Travis, despite the fact these awards have performance periods that run significantly past June 30, 2023. For example, the non-annual March 2021 PSU granted to Mr. Freda has a performance period of July 1, 2021 – June 30, 2025, and the non-annual March 2021 PVU granted to Mr. Freda has a performance period for cumulative operating income goal of July 1, 2021 – June 30, 2025.

•
Under the Share Incentive Plan, executives may be awarded Benefits (as defined in the plan). The exercise of stock options after termination of employment and the payment of RSUs, PVUs, or PSUs is subject to the executive neither competing with, nor taking employment with or rendering service to one of our competitors, nor conducting himself or herself in a manner adversely affecting us.

•
Each NEO will be entitled to receive all amounts accrued and vested under our 401(k) Savings Plan, the RGA Plan, the Restoration Plan, and any other pension plans and deferred compensation plans in which the NEO participates. These amounts will be determined and paid in accordance with the applicable plans and are not included in the table because they are not termination payments.

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	Retirement ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Termination without Cause or by Executive for Material Breach ($)	Termination without Cause or for Good Reason After Change of Control ($)(5)
William P. Lauder
Base Salary(1)	$0	$0	$1,575,000	$1,575,000	$3,150,000	$3,150,000
Bonus	0	0	0	0	1,503,650	1,503,650
Options	0	0	0	0	0	0
Annual PSUs	1,639,871	1,639,871	1,639,871	1,639,871	1,639,871	1,639,871
RSUs	1,812,635	1,812,635	1,812,635	1,812,635	1,812,635	1,812,635
Continued Health Care Benefits(2)	0	0	0	22,310	44,619	44,619
Continued Participation in Pension and Retirement Plans(3)	0	0	0	91,839	266,537	266,537
Other Benefits and Perquisites(4)	0	0	5,000	36,798	73,596	93,596
Total	$3,452,506	$3,452,506	$5,032,506	$5,178,452	$8,490,908	$8,510,908
Fabrizio Freda
Base Salary(1)	$0	$0	$2,100,000	$2,100,000	$4,200,000	$4,200,000
Bonus	0	0	0	0	2,432,150	2,432,150
Options	0	0	0	0	0	0
Annual PSUs	7,080,615	7,080,615	7,080,615	7,080,615	7,080,615	7,080,615
Non-annual PSUs	0	0	13,840,412	13,840,412	13,840,412	13,840,412
PVUs	0	0	17,341,787	17,341,787	17,341,787	17,341,787
RSUs	7,736,936	7,736,936	7,736,936	7,736,936	7,736,936	7,736,936
Continued Health Care Benefits(2)	0	0	0	54,498	108,995	108,995
Continued Participation in Pension and Retirement Plans(3)	0	0	0	485,000	969,358	969,358
Other Benefits and Perquisites(4)	0	0	5,000	66,665	133,330	153,330
Total	$14,817,551	$14,817,551	$48,104,751	$48,705,913	$53,843,584	$53,863,584
Tracey T. Travis
Base Salary(1)	$0	$0	$1,195,000	$1,195,000	$2,390,000	$2,390,000
Bonus	0	0	0	0	718,825	718,825
Options	0	0	0	0	0	0
Annual PSUs	2,752,949	2,752,949	2,752,949	2,752,949	2,752,949	2,752,949
Non-annual PSUs	0	0	2,188,234	2,188,234	2,917,645	2,917,645
RSUs	2,992,844	2,992,844	2,992,844	2,992,844	2,992,844	2,992,844
Continued Health Care Benefits(2)	0	0	0	18,242	36,483	36,483
Continued Participation in Pension and Retirement Plans(3)	0	0	0	67,831	180,686	180,686
Other Benefits and Perquisites(4)	0	0	5,000	25,844	51,687	71,687
Total	$5,745,793	$5,745,793	$9,134,027	$9,240,943	$12,041,120	$12,061,120
Jane Hertzmark Hudis
Base Salary(1)	$0	$0	$1,344,000	$1,344,000	$2,688,000	$2,688,000
Bonus	0	0	0	0	811,838	811,838
Options	0	0	0	0	0	0
Annual PSUs	2,065,462	2,065,462	2,065,462	2,065,462	2,065,462	2,065,462
Annual RSUs	2,269,882	2,269,882	2,269,882	2,269,882	2,269,882	2,269,882
Non-annual RSUs	0	0	2,042,331	2,042,331	2,042,331	2,042,331
Continued Health Care Benefits(2)	0	0	0	18,242	36,483	36,483
Continued Participation in Pension and Retirement Plans(3)	0	0	0	81,142	208,041	208,041
Other Benefits and Perquisites(4)	0	0	5,000	30,425	60,850	80,850
Total	$4,335,344	$4,335,344	$7,726,675	$7,851,484	$10,182,887	$10,202,887
Peter Jueptner
Base Salary(1)	$0	$0	$1,250,000	$1,250,000	$2,500,000	$2,500,000
Bonus	0	0	0	0	431,563	431,563
Options	0	0	0	0	0	0
Annual PSUs	952,864	952,864	952,864	952,864	952,864	952,864
RSUs	1,006,687	1,006,687	1,006,687	1,006,687	1,006,687	1,006,687
Non-annual RSUs	0	0	2,041,253	2,041,253	2,041,253	2,041,253
Continued Health Care Benefits(2)	0	0	0	28,833	57,667	57,667
Continued Participation in Pension and Retirement Plans(3)	0	0	0	75,817	178,278	178,278
Other Benefits and Perquisites(4)	0	0	5,000	108,901	217,802	237,802
Total	$1,959,551	$1,959,551	$5,255,804	$5,464,355	$7,386,113	$7,406,113

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Certain amounts do not sum due to rounding
(1)
Each NEO may be entitled to certain post-termination payments, including up to two years’ of base salary, following termination of employment if the Company chooses to enforce the two year non-compete in such NEO’s employment agreement.

(2)
Includes payments under the medical, health, and accident and disability plans and programs maintained by the Company from time to time for senior executives at a level commensurate with the executive officer’s position. Additionally, upon retirement, Mr. Lauder and Ms. Hudis are entitled to life-time annual supplemental payments in connection with healthcare benefits (approximately $20,000 – $25,000 per year). Each NEO may be entitled to certain post-termination payments, including up to two years’ of continued benefits, following termination of employment if the Company chooses to enforce the two year non-compete in such NEO’s employment agreement.

(3)
The amounts represent the cash equivalent of continued participation in the RGA Plan and the Restoration Plan and maximum match for our 401(k) Savings Plan for one year, in the case of disability, and two years, in the case of termination without cause, termination for material breach, or termination for good reason.

(4)
Includes executive term life insurance premiums and auto allowance, and reimbursement for financial consulting services; also includes $20,000 in legal fees upon termination for good reason after a change of control.

(5)
The change in control provisions for stock options, RSUs, the PVU and PSU grants to Mr. Freda on March 11, 2021, and the non-annual PSU grant to Ms. Travis on September 2, 2021, in each case made under the Share Incentive Plan, provide for “double trigger” payment events (i.e. payment is triggered as a result of a change of control and the termination of the executive’s employment other than voluntarily by such person). Based upon the unvested stock options, RSUs, and the above-referenced PVU and PSUs held by the NEOs as of June 30, 2023, if a change of control had occurred on that date, and such NEO’s employment had been discontinued other than voluntarily by such person, each would have been entitled to the following amounts: Mr. Lauder, $1,812,635; Mr. Freda, $38,919,135 (including $13,840,412 in connection with the PSU grant made on March 11, 2021, and $17,341,787 in connection with the PVU grant made on March 11, 2021); Ms. Travis, $5,910,489 (including $2,917,645 in connection with the non-annual PSU grant made on September 2, 2021); Ms. Hudis, $4,312,213; and Mr. Jueptner, $3,047,939. The change in control provisions for annual PSUs made under the Share Incentive Plan provide for “single trigger” payment events (i.e. payment is triggered as a result of the change of control itself, regardless of the executive’s continued employment). Based upon the unvested PSUs with a “single trigger” held by each of the NEOs as of June 30, 2023, if a change of control had occurred on that date, the NEOs would have been entitled to the following amounts: Mr. Lauder, $1,639,871; Mr. Freda, $7,080,615; Ms. Travis, $2,752,949; Ms. Hudis, $2,065,462; and Mr. Jueptner, $952,864.

Pay Ratio Disclosure
As required by SEC rules, we are providing the following information about the ratio of the annual total compensation of Fabrizio Freda, our CEO, to the annual total compensation of our median employee:
•
The median of the total compensation of our employees for fiscal 2023 other than our CEO was $33,819;

•
the total compensation of our CEO was $21,811,244 for fiscal 2023, as reported in the “Total” column of our 2023 Summary Compensation Table; and

•
based on this information, for fiscal 2023, the total compensation of our CEO to the median of the annual total compensation of all employees resulted in a ratio of 645:1.

In addition, in order to provide a helpful context for the disclosure above, the Company notes that, over 70% of our employees who are within the scope of these rules are outside the United

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States. The compensation elements and pay levels of our employees differ from country to country based on market trends along with fluctuations in currency exchange rates. Additionally, the Company notes that nearly 30% of our employees who are within the scope of the pay ratio rules are part-time or temporary.
In fiscal 2023, to identify the median annual total compensation of our employees, we used the methodology and material assumptions, adjustments, and estimates noted below.
•
We selected April 1, 2023, which is within the last three months of fiscal 2023, as the date upon which we would identify the median employee. We determined that, as of such date, our employee population consisted of approximately 60,000 individuals working at the Company and consolidated subsidiaries. This was comprised of full-time, part-time, and temporary employees, with approximately 70% working outside the United States, and nearly 30% of these employees working in the United States.

•
Our employee population for purposes of the pay ratio analysis, after taking into consideration the adjustment permitted by SEC rules (as described below), consisted of approximately 57,000 individuals. Of these employees, approximately 70% were employed on a full-time basis, with the remainder (approximately 30%) employed on a part-time or temporary basis. Individuals working on a part-time or temporary basis include on-call and freelance employees. Under the de minimis exemption provided in the SEC rules, we excluded a total of 2,838 employees from certain countries. The specific number of employees excluded from each country was: Colombia (156), India (592), Kazakhstan (79), Malaysia (984), Philippines (207), Turkey (632), Ukraine (55), and Vietnam (133). The excluded employees did not exceed 5% of our total U.S. and non-U.S. employee population.

•
To identify the median employee, we used base salary/hourly wages paid as the consistently applied compensation measure for the 12-month period beginning April 1, 2022 and ending on March 31, 2023. We used the 12-month average exchange rate to convert each non-U.S. employee’s total annual compensation to U.S. dollars to identify our median employee. We annualized compensation for full-time and part-time employees who were hired during this time frame. Using this methodology, we identified our median employee, who works at a retail store outside the U.S.

•
The pay ratio included above is a reasonable estimate calculated in a manner consistent with the SEC rules. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates, and assumptions, our Company’s pay ratio may not be comparable to the pay ratio reported by other companies.

Pay Versus Performance
Below is disclosure relating to the compensation of our Named Executive Officers (“NEOs”) for the last three fiscal years calculated in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934 (“Item 402(v)”). Item 402(v) requires disclosure of  “compensation actually paid” (referred to herein as “Compensation Actually Paid” or the “CAP Amounts”) for the Principal Executive Officer (“PEO”) and the Non-PEO NEOs based on calculations that report, among other things, changes in the value of equity awards (i) granted in prior fiscal years, (ii) granted during the fiscal year, and (iii) vested during the fiscal year.
The Compensation Committee and the Stock Plan Subcommittee do not use the CAP Amounts when making compensation decisions. For a discussion of how our Company seeks to align pay with performance when making compensation decisions, please review the “Compensation Discussion and Analysis – Elements of Compensation.”
The following tables and related disclosures provide information concerning our PEO and Non-PEO NEOs with regard to (i) the Summary Compensation Table (“SCT”) Total and (ii) the CAP Amounts. The PEO is Fabrizio Freda for all years shown in the table. The Non-PEO NEOs are

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William P. Lauder (all years), Tracey T. Travis (all years), Jane Hertzmark Hudis (2023 and 2022), Peter Jueptner (2023), Cedric Prouvé (2022 and 2021), and John Demsey (2022 and 2021).
Fiscal Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(1)	Value of Initial Fixed $100 Investment Based On:		Net Earnings (millions)	Adjusted EPS(3) (non-GAAP) (% Change in)
					Total Shareholder Return	Peer Group Total Shareholder Return(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$21,811,244	$(29,053,372)	$7,648,501	$828,470	$106.96	$140.17	$1,010	(52)%
2022	25,480,056	(14,802,124)	11,203,938	8,968,835	137.13	131.49	2,408	12%
2021	65,996,984	198,805,234	9,918,104	26,666,930	169.92	123.29	2,875	57%

(1)
The following table describes the adjustments, each of which is required by Item 402(v), to calculate the CAP Amounts shown in the table above.

Fiscal Year	2023		2022		2021
Adjustments ($)	PEO	Average for Non-PEO NEOs*	PEO	Average for Non-PEO NEOs*	PEO	Average for Non-PEO NEOs*
Summary Compensation Table	$21,811,244	$7,648,501	$25,480,056	$11,203,938	$65,996,984	$9,918,104
Less: Stock and Option Awards Values Reported in SCT for the Covered Year	(15,625,008)	(4,849,436)	(14,825,039)	(6,642,574)	(55,644,760)	(5,173,955)
Plus: Fiscal Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Covered Year	8,765,725	2,876,831	11,311,591	4,591,577	78,552,484	9,736,762
Increase (Decrease) in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	(35,941,852)	(4,253,191)	(34,764,409)	(2,082,351)	83,008,440	8,984,489
Increase (Decrease) in Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	0	0	0	462,276	0	0
Increase (Decrease) in Fair Value of Equity Awards Granted in Prior Years that Vested in the Covered Year	(8,810,463)	(465,290)	(3,001,535)	1,399,154	25,424,068	3,153,442
Plus: Fair Value of Dividends or other Earnings Paid on Stock Awards not otherwise reflected in Fair Value or Total Compensation	1,493,269	82,185	1,673,197	98,928	1,575,927	105,402
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	(1,057,600)	(320,134)	(974,688)	(197,538)	(685,266)	(214,243)
Plus: Aggregate Service Cost and Prior Service Costs for Pension Plans	311,313	109,003	298,703	135,426	577,357	156,929
Compensation Actually Paid (as calculated)	$(29,053,372)	$828,470	$(14,802,124)	$8,968,835	$198,805,234	$26,666,930

Certain amounts do not sum due to rounding
*
Amounts presented are averages for the entire group of Non-PEO NEOs in each respective year.

The equity valuation methodology was kept consistent with those used at the time of grant, with assumptions updated to reflect information available at the time of each valuation, including payout estimates. Instead of using the target payout amounts for PSUs, we used the

92 | 2023 Proxy Statement

total expected payout based on estimates of performance in future years. EL stock prices used for each fiscal year end were: June 30, 2023: $196.38; June 30, 2022: $254.67; June 30, 2021: $318.08; June 30, 2020: $188.68.
(2)
The peer group used in this disclosure is the S&P Consumer Staples Index, which is the same peer group used in Part II, Item 5 of our Form 10-K for each of the fiscal years shown.

(3)
Please refer to Appendix A of this Proxy Statement for reconciliation of, and other information about, this non-GAAP measure.

The following table lists the financial performance metrics that, in our assessment, represent the most important financial performance measures we use to link compensation actually paid to our NEOs for the most recently completed fiscal year.
Adjusted Performance Measures*
EPS (Company-Selected Measure)
Net Sales
ROIC
OI Margin Percent

*
Please refer to Appendix A of this Proxy Statement for information about each of these non-GAAP measures.

The following charts show graphically the relationships over the past three years of the CAP Amounts for our PEO and average Non-PEO NEOs as compared to changes in our TSR, Peer Group TSR, Net Earnings, and Adjusted EPS (% change), as well as the relationship between TSR and Peer Group TSR.

CAP vs. TSR
$169.92
$137.13
$140.17
$198.8M
$131.49
$123.29
$106.96
$26.7M
$9.0M
$0.8M
-$14.8M
-$29.1M
2021
2022
2023
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-CEO NEO)
Company TSR
Peer Group TSR

CAP vs. Net Earnings
$2,875M
$2,408M
$1,010M
$198.8M
$26.7M
$9.0M
$0.8M
-$14.8M
-$29.1M
2021
2022
2023
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-CEO NEO)
Net Earnings (millions)

CAP vs. Percentage Change in Adjusted EPS

$198.8M
57%
$26.7M
12%
$9.0M
$0.8M
-$14.8M
-52%
-$29.1M
2021
2022
2023
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-CEO NEO)
Adjusted EPS (% Change from Prior Year)

2023 Proxy Statement | 93

Audit Committee Report
The Audit Committee of the Board of Directors, consisting solely of  ”independent directors” as defined by the Board and consistent with the rules of the New York Stock Exchange, has:
1.
reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2023 with management;

2.
discussed with PricewaterhouseCoopers LLP (“PwC”) the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the U.S. Securities and Exchange Commission (the “SEC”); and

3.
received the written disclosures and letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed PwC’s independence with representatives of PwC.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2023 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 filed with the SEC.
Audit Committee
Richard F. Zannino (Chair)
Angela Wei Dong
Paul J. Fribourg
Jennifer Hyman
Arturo Nuñez

94 | 2023 Proxy Statement

Ratification of Appointment of Independent Auditors
(Item 2)

The Audit Committee of the Board of Directors has sole authority to appoint, retain, or terminate the Company’s independent auditors and to approve the compensation for the independent auditors. The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP (“PwC”), a registered public accounting firm, to serve as independent auditors of the Company for the fiscal year ending June 30, 2024, subject to ratification of this appointment by the stockholders of the Company. PwC has served as the Company’s auditor since 2020.
The Audit Committee and management consider PwC to be well qualified and believe that the continued retention of PwC is in the best interest of the Company and its stockholders. The Audit Committee Chair is directly involved in the selection of PwC’s lead engagement partner. PwC has advised the Company that neither it nor any of its members has any direct or material indirect financial interest in the Company. One or more representatives of PwC is expected to be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement, if any such representative desires to do so, and is expected to be available to respond to appropriate questions.
Independent Auditor Fees
For the fiscal years ended June 30, 2023 (fiscal 2023) and June 30, 2022 (fiscal 2022), the Company paid, or will pay, the following fees to PwC for services rendered during the year or for the audit in respect of those years:
Fee Type	Fiscal 2023	Fiscal 2022
	(in thousands)
Audit Fees(1)	$11,357	$10,537
Audit-Related Fees(2)	479	1,157
Tax Fees(3)	621	771
All Other Fees	—	—
Total	$12,457	$12,465

(1)
Fees for professional services in connection with the audit of the annual financial statements and the effectiveness of internal control over financial reporting and related opinions, statutory audits of certain subsidiaries, and review of the quarterly financial statements for each fiscal year.

(2)
Fees for professional services in connection with foreign statutory and/or contractual requirements and other assurance and related services.

(3)
Fees for tax compliance services, tax planning, and related tax services.

The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by the independent auditor and the associated fees are compatible with maintaining auditor independence. The Audit Committee policy concerning approval of audit and non-audit services to be provided by the independent auditor requires that all services the independent auditor may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the committee. In between committee meetings, the Chair of the Audit Committee may approve permitted non-audit services and certain audit services, which services are subsequently reported to and approved by the committee. In addition, for particular permitted services, the Chief Financial Officer may approve the engagement of the independent auditor provided such engagements will amount to fees of less than an aggregate of  $50,000 per fiscal quarter and such engagement is reported to the Chair of the Audit Committee and reported to and ratified by the committee at its next meeting. All audit and non-audit services described herein were approved pursuant to this policy for fiscal 2023, and none

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of the services were approved by the Audit Committee pursuant to a waiver of pre-approval as contemplated by Regulation S-X Rule 2-01(c)(7)(i)(C).
Ratification of the appointment of PwC requires the affirmative vote of a majority of the votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock of the Company voting in person or by proxy at the Annual Meeting of Stockholders. If the stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider the appointment.

The Board recommends a vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending June 30, 2024. Proxies received by the Board will be so voted unless a contrary choice is specified in the proxy.

96 | 2023 Proxy Statement

Advisory Vote to Approve Executive Compensation (Item 3)

As we discussed in the “Compensation Discussion and Analysis” above, the Company’s compensation program for executive officers is designed to attract and retain world class talent and to motivate achievement of both our long-term and short-term goals. We believe that the design and governance of the Company’s program supports, and aligns executive officers with, the business strategy and the overall goal to continue sustainable growth of net sales, profitability, and return on invested capital on an annual and long-term basis.
As required by Section 14A of the Securities Exchange Act of 1934, this proposal, commonly referred to as the “Say on Pay” resolution, seeks a stockholder advisory vote on the compensation of our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K through the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narratives.”
Because this is an advisory vote, it will not be binding upon the Board. However, the Compensation Committee and Stock Plan Subcommittee value the opinions expressed by stockholders.
The Board recommends a vote FOR the proposed resolution. Proxies received by the Board will be so voted unless a contrary choice is specified in the proxy.

2023 Proxy Statement | 97

Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation
(Item 4)

We are seeking an advisory vote on whether stockholders would prefer an advisory vote on executive compensation (a “Say on Pay”) every one, two or three years. Currently, we provide a “Say on Pay” to our stockholders each year. The Board continues to believe that submitting the advisory vote to stockholders every year is appropriate for our Company and our stockholders. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. However, the Board will take into account the outcome of this vote when making a future decision on the frequency of advisory votes on executive compensation.

The Board recommends that stockholders select ONE YEAR when voting on the frequency of the advisory vote on executive compensation. Proxies received by the Board will be so voted unless a contrary choice is specified in the proxy.

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Proxy Procedure and Expenses of Solicitation
The Company will hold the votes of all stockholders in confidence from its directors, officers, and employees, except: (i) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (ii) in case of a contested proxy solicitation; (iii) in the event that a stockholder makes a written comment on the proxy card or otherwise communicates the stockholder’s vote to management; or (iv) to allow the independent inspectors of election to certify the results of the vote. The Company will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.
All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.
Solicitation may be undertaken by mail, telephone, electronic means, and personal contact by directors, officers, and employees of the Company without additional compensation. In addition, the Company has engaged the firm of Morrow Sodali LLC to assist in the solicitation of proxies for a fee of  $10,000 plus reimbursement of out-of-pocket expenses.
Stockholder Proposals and Director Nominations for the 2024 Annual Meeting
If a stockholder intends to present a proposal for action at the 2024 Annual Meeting and wishes to have such proposal considered for inclusion in the Company’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company after the 2023 Annual Meeting and no later than May 31, 2024. Such proposal also must meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.
The Company’s bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors, outside the process of Rule 14a-8. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding annual meeting of stockholders and must contain specified information and conform to certain requirements, as set forth in the bylaws. To be timely for the 2024 Annual Meeting, the notice must be received by the Company on any date beginning no earlier than June 30, 2024 and ending on July 30, 2024. In order to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice to the Secretary of the Company that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than September 18, 2024. If the chairman at any meeting of stockholders determines that a stockholder proposal or director nomination was not made in accordance with the bylaws, the Company may disregard such proposal or nomination. In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2024 Annual Meeting and the proposal fails to comply with the advance notice procedure prescribed by the bylaws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal.
Proposals and nominations should be addressed to Spencer G. Smul, Senior Vice President, Deputy General Counsel and Secretary, The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153.

2023 Proxy Statement | 99

Other Information
Management of the Company does not know of any matters that may properly come before the meeting other than those referred to in the accompanying Notice of Annual Meeting of Stockholders or other matters incident to the conduct of the meeting. As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable or declines to serve and voting on a proposal omitted from this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, proxies will be voted in accordance with the discretion of the proxy holders.
SPENCER G. SMUL Senior Vice President, Deputy General Counsel and Secretary New York, New York September 28, 2023
The Annual Report to Stockholders, which includes financial statements, is available, together with this Proxy Statement, at www.proxyvote.com. The Annual Report does not form any part of the material for the solicitations of proxies.

100 | 2023 Proxy Statement

   APPENDIX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
In the “Proxy Statement Summary” and in the “Compensation Discussion and Analysis,” the Company presents certain non-GAAP financial information. We use certain non-GAAP financial measures, among other financial measures, to evaluate our operating performance, which represent the manner in which we conduct and view our business. Management believes that excluding certain items that are not comparable from period to period, or do not reflect the Company’s underlying ongoing business, provides transparency for such items and helps investors and others compare and analyze our operating performance from period to period. In the future, we expect to incur charges or adjustments similar in nature to those presented below; however, the impact to the Company’s results in a given period may be highly variable and difficult to predict. Our non-GAAP financial measures may not be comparable to similarly titled measures used by, or determined in a manner consistent with, other companies. While we consider the non-GAAP measures useful in analyzing our results, they are not intended to replace, or act as a substitute for, any presentation included in the consolidated financial statements prepared in conformity with U.S. GAAP.
The following table presents Net Sales, Operating Margin, and Diluted EPS adjusted to exclude, where applicable, the impact of charges associated with restructuring and other activities; the fiscal 2023, 2022, 2021, 2020 and 2019 other intangible asset impairments; the fiscal 2023, 2022 and 2021 impact from changes in fair value of acquisition-related stock options (net of the portion attributable to redeemable noncontrolling interest); the fiscal 2021, 2020 and 2019 goodwill impairments and changes in the fair value of contingent consideration; the fiscal 2021 and 2020 long-lived asset impairments and gain on previously held equity method investment (fiscal 2021 is net of the portion attributable to redeemable noncontrolling interest); fiscal 2019 impact of provisional charges resulting from the enactment of the Tax Cuts and Jobs Act (“TCJA”) on the effective tax rate and gain on liquidation of an investment in a foreign subsidiary, net; and the effects of foreign currency translation on Net Sales and Diluted EPS. The table below provides reconciliations between these non-GAAP financial measures and the most directly comparable U.S. GAAP measures. Also shown in the table below is information about our adjusted Return on Invested Capital financial measures disclosed in this Proxy Statement.
Financial Metric ($ in million)	Fiscal 2023	Fiscal 2022	Fiscal 2021	Fiscal 2020	Fiscal 2019
Net Sales as reported	$15,910	$17,737	$16,215	$14,294	$14,863
Returns associated with restructuring and other activities	27	4	14	—	3
Net Sales as adjusted	$15,937	$17,741	$16,229	$14,294	$14,866
As Reported, year-over-year variance	(10)%	9%	13%	(4)%	9%
Adjusted, year-over-year variance	(10)%	9%	14%	(4)%	9%
Adjusted, year-over-year variance, constant currency(1)	(7)%	10%	11%	(3)%	11%
As Reported Net Sales growth	(10)%	9%
Impact of Acquisitions, Divestitures and Brand Closures, net	1%	(2)%
Impact of Foreign Currency Translation	4%	1%
Returns associated with restructuring and other activities	—	—
Organic Net Sales growth(2)	(6)%	8%

2023 Proxy Statement | A-1

Financial Metric	Fiscal 2023	Fiscal 2022	Fiscal 2021	Fiscal 2020	Fiscal 2019
Operating Margin as reported	9.5%	17.9%	16.1%	4.2%	15.6%
Goodwill, other intangible asset and long-lived asset impairments	1.3%	1.3%	1.2%	10.0%	0.6%
Changes in fair value of contingent consideration	—	—	—	(0.1)%	(0.2)%
Returns and charges associated with restructuring and other activities	0.5%	0.8%	1.4%	0.6%	1.6%
Change in fair value of acquisition-related stock options	0.1%	(0.3)%	0.2%	—	—
Operating Margin as adjusted	11.4%	19.7%	18.9%	14.7%	17.5%

Financial Metric	Fiscal 2023	Fiscal 2022	Fiscal 2021	Fiscal 2020	Fiscal 2019
Diluted EPS as reported	$2.79	$6.55	$7.79	$1.86	$4.82
Goodwill, other intangible asset and long-lived asset impairments	0.44	0.50	0.40	3.31	0.23
Transition Tax resulting from the TCJA	—	—	—	—	(0.03)
Remeasurement of U.S. net deferred tax assets resulting from the TCJA	—	—	—	—	0.02
Net deferred tax liability related to certain foreign withholding taxes on planned repatriation resulting from the TCJA	—	—	—	—	0.02
Changes in fair value of contingent consideration	—	—	(0.01)	(0.04)	(0.08)
Other income, net, primarily the gain on previously held equity method investment	—	—	(2.30)	(1.20)	—
Gain on liquidation of an investment in a foreign subsidiary, net	—	—	—	—	(0.15)
Returns and charges associated with restructuring and other activities	0.18	0.31	0.48	0.19	0.51
Change in fair value of acquisition-related stock options (less portion attributable to redeemable noncontrolling interest)	0.05	(0.12)	0.09	—	—
Diluted EPS as adjusted	$3.46	$7.24	$6.45	$4.12	$5.34
As Reported, year-over-year variance	(57)%	(16)%	100+%	(61)%	63%
Adjusted, year-over-year variance	(52)%	12%	57%	(23)%	18%
Adjusted, year-over-year variance, constant currency(1)	(49)%	12%	54%	(22)%	22%
Return on Invested Capital, as reported	10.4	22.2	22.5	17.4	22.6
Return on Invested Capital, as adjusted (PSUs)(3)	N/A(5)	26.6	24.6	18.5	25.7
Return on Invested Capital, as adjusted (Executive Annual Incentive Plan)(4)	11.2	22.1	N/A(5)	18.5	24.9
Certain amounts may not sum due to rounding

(1)
We operate on a global basis, with the majority of our net sales generated outside the United States. Accordingly, fluctuations in foreign currency exchange rates can affect our results of operations. Therefore, we present certain net sales and diluted EPS information excluding the effect of foreign currency rate fluctuations to provide a framework for assessing the performance of our underlying business outside the United States. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. Beginning in fiscal 2022, we calculate constant currency information by translating current-period results using monthly average foreign currency exchange rates and adjusting for the period-over-period impact of foreign currency cash flow hedging

A-2 | 2023 Proxy Statement

activities. Prior to fiscal 2022, constant currency information was calculated using the prior-year period weighted-average exchange rates.
(2)
Organic net sales represents net sales excluding returns associated with restructuring and other activities; non-comparable impacts of acquisitions, divestitures and brand closures; as well as the impact of foreign currency translation.

(3)
Excludes returns and charges associated with restructuring and other activities and the impact of changes in the fair value of contingent consideration in each period, where applicable. Fiscal 2022, 2021, 2020 and 2019 also exclude the impact of goodwill and other intangible asset impairments. Fiscal 2022, 2021 and 2020 also exclude long-lived asset impairments and the impact from acquisitions. Fiscal 2021 and 2020 also exclude the gain on previously held equity method investment. Fiscal 2019 also excludes the gain on liquidation of an investment in foreign subsidiary, net, and the impact of the provisional adjustments resulting from the enactment of the TCJA on the effective tax rate.

(4)
Excludes returns and charges associated with restructuring and other activities in each period, where applicable. Fiscal 2023, 2022, 2020 and 2019 also exclude other intangible asset impairments. Fiscal 2020 and 2019 also exclude goodwill impairments. Fiscal 2023 and 2022 also exclude the impact of changes in fair value of acquisition-related stock options. Fiscal 2023 also excludes expenses associated with the acquisition of TOM FORD and the Balmain licensing agreement. Fiscal 2022 and 2020 also exclude long-lived asset impairments. Fiscal 2020 also excludes the gain on previously held equity method investment and the incremental net loss associated with the acquisition of Dr.Jart+. Fiscal 2020 and 2019 also exclude the impact of changes in the fair value of contingent consideration. Fiscal 2019 also excludes the gain on liquidation of an investment in a foreign subsidiary, net, the impact of the provisional adjustments resulting from the enactment of the TCJA on the effective tax rate, and the impact of the adoption of ASC 606.

(5)
Return on Invested Capital as a performance measure was not applicable for the respective period.

2023 Proxy Statement | A-3

THE ESTÉE LAUDER COMPANIES INC. 767 FIFTH AVENUENEW YORK, NY 10153 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 16, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/EL2023You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 16, 2023. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V22212-P98385KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYTHE ESTÉE LAUDER COMPANIES INC. The Board of Directors recommends a vote "FOR" each nominee in Item 1 and "FOR" Items 2 and 3.1.Election of five (5) Class III Directors Nominees: 1a. Charlene Barshefsky 1b. Angela Wei Dong 1c. Fabrizio Freda 1d. Gary M. Lauder 1e. Jane Lauder 2.Ratification of appointment of PricewaterhouseCoopers LLP as independent auditors for the 2024 fiscal year. 3.Advisory vote to approve executive compensation. ForWithholdThe Board of Directors recommends "1 Year" for1 Year2 Years3 YearsAbstainthe following proposal:!!4. Advisory vote on the frequency of the advisory!!!!vote on executive compensation.!!We also will transact such other business as may properly come!!before the meeting and any adjournments or postponementsof the meeting.!!!!For Against Abstain! ! !! ! ! Please sign exactly as your name appears hereon, date, and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If shares are held jointly, each stockholder named should sign.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders.The Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.V22213-P98385ProxyTHE ESTÉE LAUDER COMPANIES INC.CLASS A COMMON STOCKANNUAL MEETING OF STOCKHOLDERSTHIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORSThe undersigned, revoking all previous proxies, hereby constitutes and appoints Fabrizio Freda, Deirdre Stanley and Spencer G. Smul, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class A Common Stock of The Estée Lauder Companies Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on November 17, 2023, held virtually via www.virtualshareholdermeeting.com/EL2023, at 10:00 a.m. (Eastern Time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion.This proxy, when properly executed, will be voted as directed herein. If no direction is given, this proxy will be voted in accordance with the recommendations of the Company’s Board of Directors and, in the discretion of the proxy holders, upon such other business as may properly come before the meeting or any adjournment thereof.Continued and to be dated and signed on the reverse side.

THE ESTÉE LAUDER COMPANIES INC. 767 FIFTH AVENUENEW YORK, NY 10153 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 16, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/EL2023You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 16, 2023. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V22214-Z86010KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYTHE ESTÉE LAUDER COMPANIES INC. The Board of Directors recommends a vote "FOR" each nominee in Item 1 and "FOR" Items 2 and 3.1.Election of five (5) Class III Directors Nominees: 1a. Charlene Barshefsky 1b. Angela Wei Dong 1c. Fabrizio Freda 1d. Gary M. Lauder 1e. Jane Lauder 2.Ratification of appointment of PricewaterhouseCoopers LLP as independent auditors for the 2024 fiscal year. 3.Advisory vote to approve executive compensation. ForWithholdThe Board of Directors recommends "1 Year" for1 Year2 Years3 YearsAbstainthe following proposal:!!4. Advisory vote on the frequency of the advisory!!!!vote on executive compensation.!!We also will transact such other business as may properly come!!before the meeting and any adjournments or postponementsof the meeting.!!!!For Against Abstain! ! !! ! ! Please sign exactly as your name appears hereon, date, and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If shares are held jointly, each stockholder named should sign.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders.The Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.V22215-Z86010ProxyTHE ESTÉE LAUDER COMPANIES INC.CLASS B COMMON STOCKANNUAL MEETING OF STOCKHOLDERSTHIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORSThe undersigned, revoking all previous proxies, hereby constitutes and appoints Fabrizio Freda, Deirdre Stanley and Spencer G. Smul, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class B Common Stock of The Estée Lauder Companies Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on November 17, 2023, held virtually via www.virtualshareholdermeeting.com/EL2023, at 10:00 a.m. (Eastern Time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion.This proxy, when properly executed, will be voted as directed herein. If no direction is given, this proxy will be voted in accordance with the recommendations of the Company’s Board of Directors and, in the discretion of the proxy holders, upon such other business as may properly come before the meeting or any adjournment thereof.Continued and to be dated and signed on the reverse side.